As filed with the Securities and Exchange Commission on June 8, 1998

                                                    Registration No. 333-49411
==============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                            -----------------------

                          AMENDMENT NO. 2 TO FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             -----------------------
                          FEDERAL EXPRESS CORPORATION
            (Exact name of Registrant as specified in its charter)


         Delaware                                          71-0427007
 (State or jurisdiction of                              (I.R.S. Employer
incorporation or organization)                         Identification No.)

                              2005 Corporate Avenue
                            Memphis, Tennessee 38132
                                 (901) 369-3600
   (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                            Karen M. Clayborne, Esq.
                    Senior Vice President and General Counsel
                           Federal Express Corporation
                            1980 Nonconnah Boulevard
                            Memphis, Tennessee 38132
                                 (901) 395-3392
    (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             -----------------------
                                   Copies to:
                               Sarah Beshar, Esq.
                                Juliet Cain, Esq.
                              Davis Polk & Wardwell
                              450 Lexington Avenue
                            New York, New York 10017
                                 (212) 450-4000
                             -----------------------


               Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined in light of market conditions and other factors.

               If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

               If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

               If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

               If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

               If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

===============================================================================
                                                                   Proposed
                                                                    Maximum
            Title of Each Class of               Amount to Be   Aggregate Price
          Securities Being Registered          Registered(1)         Per Unit
-------------------------------------------------------------------------------
Pass Through Certificates...................... $991,967,000            100%
Owned Aircraft Equipment Certificates(3).......
Leased Aircraft Equipment Trust Certificates...
Debt Securities................................
===============================================================================


================================================================================
                                                Proposed
                                                 Maximum
                                                Aggregate
                                                Offering            Amount of
                                                Price(1)        Registration Fee
--------------------------------------------------------------------------------

Pass Through Certificates...................... $991,967,000        $292,630(2)
Owned Aircraft Equipment Certificates(3).......
Leased Aircraft Equipment Trust Certificates...
Debt Securities................................
================================================================================

(1)   Estimated solely for purposes of determining the registration fee.
(2)   Previously paid.
(3) Owned Aircraft Equipment Certificates will only by issued as part of the trust property of the relevant pass through trust.


               Pursuant to Rule 429 under the Securities Act, the Prospectuses filed as part of this Registration Statement relate to the securities registered hereby and to the remaining unsold $8,033,000 amount of Equipment Trust Certificates, Pass Through Certificates and Debt Securities previously registered by Federal Express Corporation under its Registration Statement on Form S-3, File No. 333-07691 in respect of which a filing fee of $2,770 was paid.

               The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.
================================================================================

                                EXPLANATORY NOTE

     This Registration Statement contains three forms of prospectus: each, as supplemented, to be used in connection with offerings of (1) equipment trust certificates; (2) pass through certificates; or (3) debt securities, respectively. No prospectus will be used to consummate sales of securities unless accompanied by a prospectus supplement applicable to the securities offered thereby.



                              Subject To Completion

                    PRELIMINARY PROSPECTUS DATED JUNE 8, 1998


    PROSPECTUS

                                 [COMPANY LOGO]


                  LEASED AIRCRAFT EQUIPMENT TRUST CERTIFICATES


                                   ----------

               Up to $1,000,000,000 aggregate principal amount of Certificates may be offered for sale from time to time pursuant to this Prospectus and one or more Prospectus Supplements. The Certificates may be offered in one or more Series in amounts, at prices and on terms to be determined at the time of sale. The Certificates of each Series will be issued as nonrecourse obligations by an Owner Trustee, acting not in its individual capacity but solely as the Owner Trustee of a separate Owner Trust formed by Federal
Express Corporation (the "Corporation"), and authenticated by the Indenture Trustee, acting not in its individual capacity but solely as the Indenture Trustee under an Indenture among the Owner Trustee, the Indenture Trustee and the Corporation, to finance or refinance a portion of the payment by such Owner Trustee of the purchase price for the Aircraft. The trust property of each Owner Trust will consist of the specified Aircraft (or, if the delivery of such Aircraft is delayed, the proceeds of the sale of the related Certificates), and the rights of the Owner Trustee under the related documentation. The Prospectus Supplement relating to each offering will describe certain terms of the Certificates offered thereby, the Indentures and Leases and the leveraged lease transactions and Aircraft relating to such Certificates.

               For each Aircraft, the related Owner Trustee will issue Certificates of the related Series, each of which may have a different principal amount, maturity date and interest rate, which will be set forth on the cover of the related Prospectus Supplement. The Certificates of each Series will be secured by a security interest in the related Aircraft and by the Lease relating thereto, including the right to receive rent payable by the Corporation under such Lease. Although the Certificates will not be obligations of, nor guaranteed by, the Corporation, the amounts payable by the Corporation under such Lease will be sufficient to pay in full when due all principal of and interest on the Certificates related to such Aircraft. The obligations of the related Owner Trustee with respect to each Series of related Certificates will rank pari passu with the obligations of such Owner Trustee with respect to each other Series of such Certificates.

               Interest will be payable on the Certificates of each Series on the dates and at the rates per annum set forth for such Certificates in the applicable Prospectus Supplement. Principal will be payable on the Certificates of each Series in scheduled amounts and on specified dates as set forth in the applicable Prospectus Supplement. The Certificates will be issued in registered form only and, unless the applicable Prospectus Supplement specifies that Certificates will be issued in certificated form, in accordance with a book-entry system.

               The Certificates may be sold to or through underwriters or directly to other purchasers or through agents. The Prospectus Supplement relating to each offering will set forth the names of any underwriters, dealers or agents involved in the sale of the Certificates in connection with which this Prospectus is being delivered, the amounts, if any, to be purchased by underwriters and the compensation, if any, of such underwriters or agents.

               Prior to their issuance there will have been no market for the Certificates of any Series and there can be no assurance that one will develop. Unless otherwise indicated in the applicable Prospectus Supplement, the Corporation does not intend to apply for the listing of any Series of Certificates on a national securities exchange. It is expected that the Certificates will be assigned an "investment grade" rating by one or more nationally recognized statistical rating organizations. Such rating or ratings will be set forth in the Prospectus Supplement applicable to the Certificates being sold.

               This Prospectus may not be used to consummate sales of any Certificates unless accompanied by the Prospectus Supplement applicable to the Certificates being sold.

                               ------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
    SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
      PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
        REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ------------

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to the registration statement or qualification under the securities laws of any such state.


                 The date of this Prospectus is June __, 1998.


                           AVAILABLE INFORMATION

               The Corporation is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports and other information with the Commission. Reports, proxy and information statements and other information filed by the Corporation with the Commission can be inspected, and copies may be obtained at prescribed rates, at the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following Regional Offices of the Commission:
Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and New York Regional Office, 7 World Trade Center, New York, New York 10048. Such material can also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. and inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

               This Prospectus constitutes a part of a Registration Statement filed by the Corporation under the Securities Act. This Prospectus does not contain all of the information included in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to the Corporation and the securities offered hereby.


              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

               The following documents filed with the Commission in accordance with the provisions of the Exchange Act are incorporated herein by reference and made a part hereof:

               1. The Corporation's Annual Report on Form 10-K for the fiscal year ended May 31, 1997 filed August 8, 1997.

              2. The Corporation's Quarterly Reports on Form 10-Q for the fiscal quarters ended August 31, 1997, November 30, 1997 and February 28, 1998, filed October 14, 1997, January 13, 1998 and April 10, 1998, respectively.

              3. The Corporation's Current Reports on Form 8-K dated May 22, June 11, June 30, July 7, August 8, September 30 and October 6, 1997, and February 26, 1998, respectively, filed June 2, June 19, July 7, July 9, August 14, October 8 and October 8, 1997, and March 6, 1998, respectively.

               All documents filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and before the termination of the offering made by this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

               Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in this Prospectus, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

               The Corporation will furnish without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any or all documents incorporated by reference in this Prospectus, without exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to:
Elizabeth R. Allen, Investor Relations, FDX Corporation, by mail at Box 727, Memphis, Tennessee 38194-1854 or by telephone at (901) 395-3478.


                        FEDERAL EXPRESS CORPORATION

               The Corporation is a wholly-owned subsidiary of FDX Corporation. The Corporation offers a wide range of express services for the time-definite transportation of documents, packages and freight throughout the world using an extensive fleet of aircraft and vehicles and leading-edge information technologies. Corporate headquarters are located at 2005 Corporate Avenue, Memphis, Tennessee 38132, telephone (901) 369-3600.


                    RATIO OF EARNINGS TO FIXED CHARGES
                                (Unaudited)


                                                                                      Nine Months Ended
                                             Year Ended May 31,                         February 28,
----------------------------------------------------------------------------------------------------------
                                1993       1994      1995      1996      1997        1997         1998
                              --------    -------   -------   -------   -------   ---------    ---------
Ratio of Earnings to
 Fixed Charges(a).........      1.4x       1.7x      2.0x      1.9x      2.0x     1.9x         2.0x

----------
(a) Earnings included in the calculation of the ratio of earnings to fixed charges represent income before income taxes plus fixed charges (other than capitalized interest). Fixed charges include interest expense, capitalized interest, amortization of debt issuance costs and a portion of rent expense representative of interest.


                                  RISK FACTORS

               In addition to the information set forth elsewhere in this Prospectus, prospective investors should consider carefully the factors set forth below in connection with an investment in Certificates. The following discussion should be read in conjunction with the more detailed information set forth in the applicable Prospectus Supplement.


Risks Relating to the Corporation's Business

               The Corporation offers a wide range of express services for the time-definite transportation of documents, packages and freight throughout the world using an extensive fleet of aircraft and vehicles and leading-edge information technologies. The Corporation's results of operations and financial condition are subject to certain risks and uncertainties, including economic conditions in the markets in which it operates which can affect demand for the Corporation's services, competition from other providers of express services, ability to compete with new or improved services offered by competitors, changes in customer demand patterns, increases in aviation and motor fuel prices, ability to match aircraft, vehicle and sort capacity with customer volume levels, ability to obtain aviation rights in important international markets, contributions to financial results from the sale of engine noise reduction kits, changes in government regulation, weather technological change and availability of financing on terms acceptable to the Corporation.


Appraisals and Realizable Value of Aircraft

               The Prospectus Supplement will contain the appraised value of each Aircraft based upon the lesser of the average and the median value of such Aircraft as appraised by independent appraisers who will be named in the applicable Prospectus Supplement (the "Appraisals") and whose report will be contained therein. The Appraisals will be based on various assumptions and methodologies, which vary among the Appraisals.

               Appraisals based on different assumptions or methodologies may result in valuations that are significantly different from those contained in the Appraisals. An appraisal is only an estimate of value and should not be relied upon as a measure of realizable value. The proceeds realized upon the sale of any Aircraft may be less than the appraised value thereof. In addition, the value of the Aircraft in the event of the exercise of remedies under the related Indenture will depend on market and economic conditions at the time, the availability of buyers, the condition of the Aircraft, whether the Aircraft are sold separately or as a block and other factors. Accordingly, there can be no assurance that the proceeds realized upon any such exercise with respect to the Certificates and the Aircraft pursuant to the related Indenture will be as appraised or sufficient to satisfy in full payments due on the Certificates issued thereunder.

               The Certificates are not cross-collateralized and, consequently, liquidation proceeds from the sale of an Aircraft in excess of the principal amount of the Certificates related to such Aircraft will not be available to cover losses, if any, on any other Certificates.

Lack of Cross-Collateralization and Cross-Default Provisions

               There will be no cross-collateralization provisions in the Indentures and consequently the Certificates issued in respect of one Aircraft will be secured only by that Aircraft and will not be secured by any other Aircraft or the Leases related to such other Aircraft. There will be no cross-default provisions in the Indentures and consequently events resulting in an Indenture Event of Default under any particular Indenture may not result in an Indenture Event of Default occurring under any other Indenture.

Ratings of the Certificates

               It is expected that the Certificates will be assigned an "investment grade" rating by one or more Rating Agencies. Such rating or ratings will be set forth in the Prospectus Supplement applicable to the Certificates being sold. A rating is not a recommendation to purchase, hold or sell Certificates, inasmuch as such rating does not address market price or suitability for a particular investor. There is no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future (including the downgrading of the Corporation) so warrant. The rating of the Certificates will be based primarily on the default risk of the Certificates and the collateral value provided by the Aircraft. The ratings are expected to address the likelihood of timely payment of interest (at the non-default rate) when due on the Certificates and the ultimate payment of principal of the Certificates on the final expected distribution date. Such ratings are not expected to address the possibility of a Lease Event of Default or Indenture Event of Default or other circumstances (such as an Event of Loss) which may result in the payment of the outstanding principal amount of the Certificates prior to such final expected distribution date.

               Unless specified in the applicable Prospectus Supplement, the reduction, suspension or withdrawal of the ratings of the Certificates will not, in and of itself, constitute an Indenture Event of Default.

Highly Leveraged Transaction

               The Indentures contain no debt covenants or provisions that would afford the Holders protection in the event of a highly leveraged transaction involving the Corporation.

Absence of a Public Market for the Certificates

               Prior to their issuance, there will have been no public market for the Certificates of any Series and there can be no assurance that one will develop. Unless otherwise indicated in the applicable Prospectus Supplement, the Corporation does not intend to apply for the listing of any Certificates on a national securities exchange. There can be no assurance as to the liquidity of the public market for the Certificates or that any active public market for the Certificates will develop or continue. If an active public market does not develop or continue, the market price and liquidity of the Certificates may be adversely affected.


                                 USE OF PROCEEDS

               The proceeds from the sale of the Certificates of each Series offered pursuant to this Prospectus and a related Prospectus Supplement will be used to finance or refinance the debt portion and, in those cases where the Owner Participant wishes for tax purposes to prevent specific allocation of interest expense to the related Aircraft, to repay some of the equity portion of a separate leveraged lease transaction entered into by the Corporation, as lessee, with respect to an Aircraft specified in such Prospectus Supplement. For each Aircraft, the debt portion financed or refinanced is not expected to exceed 80% of the purchase price for such Aircraft.

               The discounts and commissions relating to the offering of the Certificates of each Series will be paid by the Owner Participant. The other expenses relating to the issuance and offering of such Certificates (other than certain expenses to be paid directly by the Corporation) will be paid by the Owner Participant as such other expenses become due or, if previously paid by the Corporation, will be reimbursed to the Corporation by the Owner Participant.

                     OUTLINE OF LEVERAGED LEASE TRANSACTIONS

               Each Prospectus Supplement will specify the type and model of Aircraft relating to the Certificates offered thereby, the engines with which such Aircraft is equipped and when such Aircraft was delivered new by the manufacturer to the Corporation, the Owner Trustee or any prior owner, as the case may be. Each Aircraft has been or will be sold to the Owner Trustee of an Owner Trust for the benefit of the Owner Participant. Simultaneously with such sale, the Owner Trustee has leased or will lease the Aircraft to the Corporation pursuant to a Lease. Each of the leveraged lease transactions was or will be effected pursuant to a Participation Agreement.

               For each Aircraft, the related Certificates will be issued as a separate Series by the Owner Trustee, as nonrecourse obligations, and authenticated by the Indenture Trustee pursuant to an Indenture. Each Owner Participant will have provided or will provide, from sources other than the related Certificates, unless otherwise specified in the applicable Prospectus Supplement, at least 20% of the purchase price for the related Aircraft.


                         DESCRIPTION OF THE CERTIFICATES

               The discussion that follows is a summary and does not purport to be complete. The summary includes descriptions of the material terms of the Indenture and the Certificates, the forms of which have been filed as exhibits to the Registration Statement of which this Prospectus is a part.
For the Certificates offered pursuant to this Prospectus and any Prospectus Supplement, this summary will be qualified in its entirety by the detailed information appearing in such Prospectus Supplement, as well as by the form of the Certificates of each Series offered thereby and the related Indenture, Lease and Participation Agreement which will be filed as exhibits to a post-effective amendment to this Registration Statement, a Current Report on Form 8-K, a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, as applicable, to be filed with the Commission in connection with the issuance of such Certificates. This summary makes use of terms defined in and is qualified in its entirety by reference to the form of Indenture referred to above.

               In addition to the glossary contained in this Prospectus, each Prospectus Supplement will include a glossary of certain terms used in connection with the Certificates offered thereby. Except as otherwise indicated below, the following summary will apply to the Certificates, the Indenture, the Lease and the Participation Agreement relating to each Aircraft. Additional provisions with respect to the Indentures, the Certificates, the Leases and the Participation Agreements relating to any particular offering of Certificates will be described in the applicable Prospectus Supplement.

General

               The Certificates of each Series will be issued as nonrecourse obligations by the Owner Trustee, acting for a separate Owner Trust for the benefit of an Owner Participant, and will be authenticated under the related Indenture by the Indenture Trustee for the benefit of the Holders of the Certificates of such Series. All of the Certificates issued under the same Indenture will relate to a specific Aircraft which will be leased by the Owner Trustee to the Corporation pursuant to a separate Lease between the Owner Trustee and the Corporation. The Aircraft subject to each Lease and the Certificates issued under the related Indenture, will be specified in the applicable Prospectus Supplement. The Corporation will be obligated to make rental payments under each Lease that will be sufficient to pay the principal of and interest on the related Certificates when and as due and payable. The Corporation's obligations to pay rent and to cause other payments to be made under each Lease will be general obligations of the Corporation. The Certificates will not, however, be obligations of, or guaranteed by, the Corporation.

               The Certificates will not be obligations of the Owner Trustee, in its individual capacity, or the Owner Participant; and neither the Owner Trustee, in its individual capacity, nor the Owner Participant will be liable for payment of any principal of, or premium, if any, or interest on the Certificates.

Book-Entry Procedures

               Unless Certificates in certificated form are issued, the Certificates will be fully registered and issued in the form of one or more temporary or permanent global security or securities without coupons, in minimum denominations of $1,000 or any integral multiple of $1,000. Each global certificate will be deposited with, or on behalf of, DTC, and registered in its name or in the name of Cede, its nominee. No Certificateholder of a Certificate initially issued as a global security will be entitled to receive a Certificate in certificated form, except as set forth below.

               DTC has advised the Corporation that DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for DTC Participants and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

               Certificateholders that are not DTC Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests, in Certificates may do so only through DTC Participants. In addition, Certificateholders will receive all distributions of principal and interest from the Indenture Trustee through the DTC Participants. Under the rules, regulations and procedures creating and affecting DTC and its operation, DTC is required to make book-entry transfers of Certificates among DTC Participants on whose behalf it acts and to receive and transmit distributions of principal of, and interest on, the Certificates. Under the book-entry system, Certificateholders may experience some delay in receipt of payments, since such payments will be forwarded by the Indenture Trustee to Cede, as nominee for DTC, and DTC in turn will forward the payments to the appropriate DTC Participants.

               Distributions by DTC Participants to Certificateholders will be the responsibility of such DTC Participants and will be made in accordance with customary industry practices. Accordingly, although Certificateholders will not have possession of the Certificates, the rules of DTC provide a mechanism by which participants will receive payments and will be able to transfer their interests. Although the DTC Participants are expected to convey the rights represented by their interests in any global security to the related Certificateholders, because DTC can only act on behalf of DTC Participants, the ability of Certificateholders to pledge Certificates to persons or entities that are not DTC Participants or to otherwise act with respect to such Certificates, may be limited due to the lack of physical certificates for such Certificates.

               None of the Corporation, the Indenture Trustee or any other agent of the Corporation or the Indenture Trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Certificates or for supervising or reviewing any records relating to such beneficial ownership interests. Since the only "Certificateholder" will be Cede, as nominee of DTC, Certificateholders will not be recognized by the Indenture Trustee as Certificateholders, as such term is used in the Indenture, and Certificateholders will be permitted to exercise the rights of Certificateholders only indirectly through DTC and DTC Participants. DTC has advised the Corporation that it will take any action permitted to be taken by a Certificateholder under the Indenture and any Prospectus Supplement only at the direction of one or more DTC Participants to whose accounts with DTC the related Certificates are credited. Additionally, DTC has advised the Corporation that it will take such actions with respect to any percentage of the beneficial interest of Certificateholders only at the direction of and on behalf of DTC Participants whose holders include undivided interests that satisfy any such percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC Participants whose holders include such undivided interests.

               Same-Day Settlement and Payment. All payments made by the Corporation to the Indenture Trustee under each Lease will be in immediately available funds and will be passed through to DTC in immediately available funds.

               The Certificates will trade in DTC's Same-Day Funds Settlement System until maturity, and secondary market trading activity in the Certificates will be required by DTC to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the Certificates.

               Certificated Form. Certificates initially issued in the form of a global security will be issued in fully registered, certificated form to Certificateholders, or their nominees, rather than to DTC or its nominee, only if DTC advises the Indenture Trustee in writing that it is no longer willing or able to discharge properly its responsibilities as depository with respect to the Certificates and the Corporation is unable to locate a qualified successor or if the Corporation, at its option, elects to terminate the book-entry system through DTC. In such event, the Indenture Trustee will notify all Certificateholders through DTC Participants of the availability of such certificated Certificates. Upon surrender by DTC of the definitive global certificate representing the series of Certificates and receipt of instructions for reregistration, the Indenture Trustee will reissue the Certificates in certificated form to Certificateholders or their nominees.

Principal and Interest Payments

               Interest will be payable on the Certificates of each Series on the dates and at the rates per annum set forth for such Certificates in the applicable Prospectus Supplement. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Principal will be payable on the Certificates of each Series in scheduled amounts and on specified dates as set forth in the applicable Prospectus Supplement. In general, the record date for each interest and principal payment date will be the fifteenth day prior to such payment date.

               If the Certificates are issued in certificated form as discussed above, principal of, premium, if any, and interest on the Certificates of each Series will be payable at the corporate trust office of the Indenture Trustee in Salt Lake City, Utah or at such other office or agency, including the office or agency of a Paying Agent, maintained for the payment of the Certificates of a Series. All amounts payable by the Indenture Trustee under the terms of the Indenture may, however, at the option of the Indenture Trustee or Paying Agent, be paid by check mailed to the person entitled thereto at the address shown in the register maintained by the Indenture Trustee or other registrar, if any. (Indenture, Sections 2.04, 3.02 and 3.04) Such Certificates may be surrendered for registration of transfer or exchange for Certificates of the same Series, maturity and interest rate at facilities established for such purpose by the Indenture Trustee in Salt Lake City, Utah. No service charge will be levied on any Holder for any transfer or exchange of Certificates, but payment may be required from such Holder of any tax or other governmental charges that may be imposed in connection therewith. (Indenture, Sections 2.04, 2.06 and 3.02)

Prepayment

               The applicable Prospectus Supplement will describe the circumstances, whether voluntary or involuntary, under which the related Certificates may or must be prepaid prior to the stated maturity date thereof, in whole or in part, the premium, if any, applicable upon certain prepayments and other terms applying to the prepayment of such Certificates.

Security

               The Certificates of each Series will be secured by:

             (i) an assignment by the Owner Trustee to the Indenture Trustee of the Owner Trustee's rights (except for certain limited rights described below) under the related Lease, including the right to receive rent and other payments thereunder;

            (ii) a security interest in the related Aircraft, subject to the rights of the Corporation under such Lease and to the rights of any other entity under a sublease or assignment permitted under such Lease, so that the Indenture Trustee will not have the right to disturb the Corporation's quiet enjoyment of such Aircraft so long as no Lease Event of Default shall have occurred and be continuing; and

           (iii) an assignment to the Indenture Trustee of the Owner Trustee's rights relating to such Aircraft and the related engines under any agreements for the purchase thereof between the Corporation and the respective manufacturers of such Aircraft and of such engines. See "Registration of the Aircraft" below.

               The assignment by the Owner Trustee to the Indenture Trustee of its rights under each Lease will exclude rights of the Owner Trustee and the Owner Participant relating to:

             (i) indemnification by the Corporation for certain matters;

            (ii) proceeds of public liability insurance payable to the Owner Trustee in its individual capacity and to the Owner Participant under insurance maintained by the Corporation under such Lease; and

           (iii) proceeds of any insurance policies separately maintained by the Owner Trustee in its individual capacity or by the Owner Participant.

               The right of the Indenture Trustee, however, to exercise any of the rights of the Owner Trustee under the related Lease, except the right to receive payments of rent due thereunder, will be subject to certain limitations as described in the applicable Prospectus Supplement. (Indenture, Granting Clause and Section 8.01)

               There will be no cross-collateralization provisions in the Indentures and consequently the Certificates issued in respect of one Aircraft will be secured only by that Aircraft and will not be secured by any other Aircraft or the Leases related to such other Aircraft. There will be no cross-default provisions in the Indentures and consequently events resulting in an Indenture Event of Default under any particular Indenture may not result in an Indenture Event of Default occurring under any other Indenture.

               The proceeds from the sale of the Certificates of any Series will, if such proceeds are received by the Indenture Trustee on a day that is prior to the delivery date for the related Aircraft or, in the case of a refinancing, the refunding date for the related original loan certificate, be deposited with and held by the Indenture Trustee in the investments described in the following sentence, as security for such Certificates pending the delivery of the Aircraft or the consummation of the refunding. Funds, if any, held from time to time by the Indenture Trustee with respect to any Aircraft as a result of (i) the occurrence of an Indenture Event of Default, which may cause the Indenture Trustee to hold funds otherwise distributable to the Owner Trustee, (ii) an Event of Loss with respect to such Aircraft or (iii) otherwise, will be invested in obligations either of, or fully guaranteed by, the United States of America; certificates of deposit, bankers' acceptances or time deposits made with or by certain banks, trust companies or national banking associations; or commercial paper issued by a U.S. corporation whose commercial paper is rated at least A-1/P-1 by Standard & Poor's Corporation and Moody's Investors Service, Inc., respectively, or if neither such organization rates such commercial paper, the highest rating by another nationally recognized rating organization. Any income realized as a result of such investments, net of the Indenture Trustee's reasonable fees and expenses incurred in making such investment, will be held and applied by the Indenture Trustee in the same manner as the principal amount of such investment is to be applied and any losses, after taking into account such earnings and such reasonable fees and expenses, will be charged against the principal amount invested, in which case the Corporation will be responsible for any losses. (Indenture, Section 5.08)

Registration of the Aircraft

               The Corporation will be required, except under certain circumstances, to register and keep each Aircraft registered under the Transportation Code, in the name of the Owner Trustee, and to record and maintain the recordation of the Indenture and the Lease relating to each such Aircraft under the Transportation Code. Such recordation will give the Indenture Trustee a security interest in each such Aircraft perfected under the Transportation Code, which perfected security interest will, with certain limited exceptions, be recognized in those jurisdictions that have ratified the Convention.

               The Corporation will be able, in certain circumstances, to re-register any Aircraft in certain countries other than the United States.
In general, prior to any such change in the jurisdiction of registry, the Indenture Trustee and the related Owner Participant must receive certain assurances, including that such other country would provide substantially equivalent protection for the rights of owner participants, lessors and lenders in similar transactions as is provided under United States law, except that, for the purpose of such determination, rights and remedies similar to those available under Section 1110 of the Bankruptcy Code will not be required in the absence of restrictions of rights and remedies of lessors and secured parties that are similar to those imposed by Sections 362, 363 and 1129 of the Bankruptcy Code. While such assurances are intended to provide that the Corporation's or the Owner Trustee's title to the Aircraft and the Indenture Trustee's Lien thereon will be recognized in such jurisdiction and that the Indenture Trustee may exercise the rights granted to it in the Indentures, there is no guarantee that, even if such jurisdiction is a party to the Convention, as a practical matter, the Indenture Trustee would be able to realize upon its security interest in the case of an Indenture Event of Default.

               Each Aircraft may also be operated by the Corporation or placed under sublease or interchange arrangements with carriers domiciled outside of the United States. The ability of the Indenture Trustee in the case of an Indenture Event of Default, to realize upon its security interest in the Aircraft could be adversely affected as a legal or practical matter if the Aircraft were located outside the United States.

Payments and Limitations of Liability

               All payments of principal of, premium, if any, and interest on the Certificates of each Series will be made only from the assets subject to the Lien of the applicable Indenture or the income and proceeds received by the Indenture Trustee therefrom, including rent payable by the Corporation under the related Lease. See "The Leases -- Terms and Rentals" below. The Corporation's obligations to pay rent and to cause other payments to be made under each Lease will be general obligations of the Corporation. The Certificates will not be direct obligations of, and will not be guaranteed by, the Corporation.

               Neither the Owner Trustee nor the Indenture Trustee (in their individual capacities) will be liable to any Holder or, in the case of the Owner Trustee, in its individual capacity, to the Corporation or the Indenture Trustee for any amounts payable or for any liability under the Certificates or the Indentures, except as provided in the Indentures and the Participation Agreements and except for the gross negligence or willful misconduct of the Owner Trustee. (Indenture, Section 2.05)

Merger, Consolidation and Transfer of Assets

               With respect to each Series of Certificates, the Corporation will be prohibited from consolidating with or merging into any other corporation under circumstances in which the Corporation is not the surviving corporation, or from transferring all or substantially all of its assets as an entirety to any other corporation, unless, among other things:

             (i) the successor or transferee corporation is a U.S. Citizen, an "air carrier" within the meaning of and operating under the Transportation Code and a corporation organized and existing under the laws of the United States or a political subdivision thereof, and such corporation expressly assumes all the obligations of the Corporation contained in the related Indenture, the Participation Agreement, the Lease, the Purchase Agreement and the Purchase Agreement Assignment;

            (ii) immediately after giving effect to such consolidation, merger or transfer, the successor or transferee is in compliance with all of the terms and conditions of such documents; and

           (iii) such consolidation, merger or transfer does not give rise to a Lease Event of Default.

               The Indentures contain no debt covenants or provisions that would afford the Holders protection in the event of a highly leveraged transaction involving the Corporation.

Events of Default, Notice and Waiver

               The Indenture Events of Default under each Indenture for the Certificates to be offered pursuant to this Prospectus and any Prospectus Supplement will be set forth in such Prospectus Supplement. There will be no cross-default provisions in the Indentures and consequently events resulting in an Indenture Event of Default under any particular Indenture may not result in an Indenture Event of Default occurring under any other Indenture.

               Each Indenture will provide that the Indenture Trustee must, within 90 days after the occurrence of any event actually known to a responsible officer of the Indenture Trustee that is an Indenture Default thereunder, give notice thereof to the Holders of outstanding Certificates issued thereunder. Under no circumstances, however, may the Indenture Trustee give such notice until the expiration of a period of 60 days from the occurrence of such Indenture Default. The Indenture Trustee will be protected in withholding such notice, except in the case of a default in the payment of the principal of, premium, if any, or interest on any Certificate issued thereunder, if it in good faith determines that the withholding of such notice is in the interests of the Holders of such Certificates. (Indenture, Section 7.12)

               The Holders of not less than 50% in aggregate principal amount of the outstanding Certificates issued under an Indenture to which an Indenture Default relates may on behalf of all Holders waive certain past Indenture Defaults thereunder and their consequences. Consent from each Holder of an outstanding Certificate issued under an Indenture, however, is required with respect to a waiver of an Indenture Default in the payment of the principal of, premium, if any, or interest on any Certificate then outstanding under such Indenture or in respect of any covenant or provision of such Indenture or any other related Operative Agreement that, pursuant to the provisions of such Indenture, cannot be modified or amended without the consent of each Holder affected thereby. (Indenture, Section 7.11)

               Under each Indenture the Owner Trustee or the related Owner Participant will have the right under certain circumstances, as specified in the applicable Prospectus Supplement, to cure an Indenture Event of Default that results from the occurrence of a Lease Event of Default under the related Lease. If the Owner Trustee or the related Owner Participant exercises such cure right, the Indenture Event of Default will be deemed to be cured.

Remedies

               Each Indenture will provide that if an Indenture Event of Default has occurred and is continuing thereunder, the Indenture Trustee may exercise certain rights or remedies available to it under applicable law, including, if a Lease Event of Default under the related Lease has occurred, one or more of the remedies with respect to the Aircraft pledged under such Indenture afforded to the Owner Trustee by the related Lease for Lease Events of Default thereunder. The exercise by the Indenture Trustee of such rights or remedies in connection with a Lease Event of Default will be subject, however, to the right, if any, of the Owner Trustee or the related Owner Participant, as the case may be, to cure certain defaults or to prepay the Certificates. The applicable Prospectus Supplement will describe any limitation on the exercise of remedies by the Indenture Trustee. Such remedies may be exercised by the Indenture Trustee to the exclusion of the Owner Trustee and the Owner Participant. Any Aircraft sold in the exercise of such remedies will be free and clear of any rights of those parties, including the rights of the Corporation under the applicable Lease, provided that no exercise of any remedies by the Indenture Trustee may affect the rights of the Corporation under a Lease unless a Lease Event of Default under such Lease has occurred and is continuing. (Indenture, Section 7.02(a))

               It is impossible to predict the resale value for any Aircraft to be sold upon the exercise of the Indenture Trustee's remedies under the related Indenture. The market for aircraft, whether new or used, is and will be affected by many factors including, among other things, the supply of similarly equipped aircraft of the same make and model, the demand for such aircraft by air carriers and the cost and availability of financing to potential purchasers of such aircraft. Each of these factors, in turn, will be affected by various circumstances including, among other things, current and anticipated demand for passenger and cargo air services, the relative capacity of air carriers to provide such services, the current and projected profitability of providing such services, the economic condition of the domestic and international airline industries and global economic and financial developments generally.

               The marketability of a particular aircraft will be affected by factors such as the reputation and actual performance record of the air carrier operating the aircraft with respect to maintenance, the compliance of the aircraft with federal noise and other environmental standards and the degree of technical and other support available from the manufacturer of the aircraft. Since the market for aircraft will fluctuate over time to reflect changes in these circumstances, and because of the unique factors that would affect market value in a forced disposition of an aircraft, there can be no assurance that the net proceeds realized from the sale or other disposition of any Aircraft in the exercise of such remedies will be sufficient to satisfy in full amounts due and payable on the related Certificates.

               If an Indenture Event of Default occurs under an Indenture as a result of certain specified events of bankruptcy, insolvency or reorganization of the Owner Trustee, the related Owner Participant or the Corporation, then the unpaid principal of all outstanding Certificates issued under such Indenture, together with interest accrued but unpaid thereon and all other amounts due thereunder and under such Indenture, immediately and without further act, will become due and payable. If any other Indenture Event of Default occurs and is continuing under an Indenture, the Indenture Trustee, acting on its own or at the direction of the Holders of not less than 25% in aggregate principal amount of the outstanding Certificates of each Series issued under such Indenture, may declare the principal of all such Certificates immediately due and payable, together with interest accrued but unpaid thereon and all other amounts due thereunder and under such Indenture, by written notice or notices to the Owner Trustee and the Corporation.

               The Holders of not less than 50% in aggregate principal amount of the outstanding Certificates of such Series may rescind any such declaration by the Indenture Trustee or by such Holders at any time prior to the sale or disposition of the property subject to the Lien of the Indenture provided there has been paid to or deposited with the Indenture Trustee an amount sufficient to pay:

             (a) all overdue installments of interest on all such Certificates (together, to the extent permitted by law, with interest on such overdue installments of interest);

             (b) the principal on any Certificates that has become due otherwise than by such declaration;

             (c) all amounts paid or advanced by the Indenture Trustee under such Indenture; and

             (d) certain other expenses

or all Indenture Events of Default under such Indenture (other than the non-payment of principal that has become due solely because of such declaration) have been cured or waived. (Indenture, Sections 7.02(b) and (c))

               In the event of the bankruptcy of the Owner Participant, it is possible that, notwithstanding the fact that the applicable Aircraft will be owned by the Owner Trustee in trust, such Aircraft and the related Lease and Certificates might become part of such bankruptcy proceeding. In such event, payments under such Lease or Certificates might be interrupted and the ability of the Indenture Trustee to exercise its remedies under such Indenture might be restricted, although the Indenture Trustee would retain its status as a secured creditor in respect of such Lease and Aircraft.

               The right of any Holder of a Certificate to institute an action for any remedy under the Indenture pursuant to which such Certificate was issued (including the right to enforce payment of the principal of, premium, if any, and interest on such Certificates when due) will be subject to certain conditions precedent, including a written request to the Indenture Trustee by the Holders of not less than 25% in aggregate principal amount of outstanding Certificates issued pursuant to such Indenture to take action, and an offer to the Indenture Trustee of reasonable indemnification against costs, expenses and liabilities incurred by it in doing so. (Indenture, Sections 7.08 and 7.09)

               The Holders of not less than 50% in aggregate principal amount of outstanding Certificates of each Series may direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or of exercising any trust or power conferred on the Indenture Trustee but, in such event, the Indenture Trustee is entitled to be indemnified by the Holders of such Series before proceeding to act and the Indenture Trustee may not be held liable for any such action taken in good faith. (Indenture, Section 7.10 and Article XI)

               Section 1110 of the Bankruptcy Code provides that the right of lessors, conditional vendors and holders of security interests with respect to aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo used by air carriers operating under certificates issued by the Secretary of Transportation under Chapter 447 of the Transportation Code to take possession of such aircraft in compliance with the provisions of the lease, conditional sale contract or security agreement, as the case may be, is not affected by:

             (a) the automatic stay provision of the Bankruptcy Code, which provision enjoins the taking of any action against a debtor by a creditor;

             (b) the provision of the Bankruptcy Code allowing the trustee in reorganization or the debtor-in-possession to use, sell or lease property of the debtor;

             (c) the confirmation of a plan by the bankruptcy court; and

             (d) any power of the bankruptcy court to enjoin a repossession.

               Section 1110 provides, however, that the right of a lessor, conditional vendor or holder of a security interest to take possession of an aircraft in the event of a default may not be exercised for 60 days following the date of commencement of the reorganization proceedings (unless specifically permitted by the bankruptcy court) and may not be exercised at all if, within such 60-day period, the trustee in reorganization or the debtor-in-possession agrees to perform the debtor's obligations that become due on or after such date and cures all existing monetary defaults. The Prospectus Supplement for each offering will discuss the availability of the benefits of Section 1110 of the Bankruptcy Code with respect to the related Aircraft.

               If an Indenture Event of Default occurs and is continuing, any amounts held or received by the Indenture Trustee may be applied to reimburse the Indenture Trustee for any tax, expense, charge or other loss incurred by it and to pay any other amounts due the Indenture Trustee prior to any payments to Holders of the Certificates with respect to which such Indenture Event of Default relates. (Indenture, Sections 5.03 and 9.11)

Modification of Agreements

               The provisions of the Indenture, the Lease, the Participation Agreement and the Trust Agreement with respect to any Series may be amended or modified, except to the extent indicated below, with the consent of the Holders of more than 50% in aggregate principal amount of outstanding Certificates of such Series. (Indenture, Section 13.02)

               The following changes may be made to the Indenture pursuant to which a Certificate was issued or the related Lease or Participation Agreement only with the consent of all Holders of the outstanding Certificates affected thereby:

             (a) reductions in the principal amount of, or premium, if any, or interest payment payable on such Certificate or changes in the date on which any such principal, premium, if any, or interest payment is due and payable or which otherwise affect the terms of payment of such Certificate;

             (b) reductions in, and modifications or amendments to, any indemnities payable by the related Owner Participant in favor of such Holder;

             (c) reductions in the amount of any rent payable by the Corporation below the amount required to pay all principal of, premium, if any, and interest on all such Certificates as and when due and payable;

             (d) creations of any security interest with respect to the property subject to the Lien of such Indenture ranking prior to or on a parity with the security interest created by such Indenture or deprivation to the Holder of any such Certificate of the benefit of the Lien of such Indenture upon the property subject thereto; or

             (e) reductions in the percentage of the aggregate principal amount of such Certificates necessary to modify or amend any provision of such Indenture or to waive compliance therewith. (Indenture, Article XIII)

               Certain provisions of the Indentures, the Leases, the Participation Agreements and the Trust Agreements may be modified by the Owner Trustee, the Corporation and the Indenture Trustee without the consent of the Holders of the outstanding Certificates related thereto. (Indenture, Section 13.01)

The Indenture Trustee

               Unless otherwise indicated in the applicable Prospectus Supplement, First Security Bank, National Association will be the Indenture Trustee under each Indenture. First Security Bank, National Association acts as trustee under other indentures with respect to other indebtedness of the Corporation, and the Corporation from time to time borrows from, and maintains deposit accounts with, First Security Bank, National Association and its affiliates.

               In accordance with the Trust Indenture Act of 1939, as amended, each Indenture will be deemed to provide that in the case of any Indenture Event of Default thereunder, the Indenture Trustee shall exercise such of the rights and powers vested in it by such Indenture and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of its own affairs. Generally, the Indenture Trustee will not be liable for any error of judgment made in good faith, unless the Indenture Trustee was negligent in ascertaining the pertinent facts, or for any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than 50% in aggregate principal amount of the outstanding Certificates issued under such Indenture. Subject to such provisions, the Indenture Trustee will be under no obligation to exercise any of its rights or powers under such Indenture at the request of any Holders of Certificates issued thereunder unless they shall have offered to the Indenture Trustee reasonable security or indemnity. Each Indenture will provide that the Indenture Trustee and the Owner Trustee may acquire and hold Certificates issued thereunder and, subject to certain conditions, the Indenture Trustee may otherwise deal with the Owner Trustee with the same rights it would have if it were not the Indenture Trustee. (Indenture, Sections 9.02, 9.03 and 9.05)

               The Indenture Trustee may resign as trustee under any Indenture at any time. If the Indenture Trustee ceases to be eligible to continue as Indenture Trustee under an Indenture or becomes incapable of acting as Indenture Trustee or becomes insolvent, the Owner Trustee may remove the Indenture Trustee. Any Holder of a related Certificate who has been a Holder for at least six months may, on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor trustee. In addition, the Indenture Trustee under any Indenture may be removed without cause by the Holders of more than 50% in aggregate unpaid principal amount of the related outstanding Certificates or by the Owner Trustee, with the consent of the Corporation and such Holders. (Indenture, Section 12.02)

               In the case of the resignation or removal of the Indenture Trustee under an Indenture, the Holders of more than 50% in aggregate unpaid principal amount of the related outstanding Certificates, or the Owner Trustee, with the consent of the Corporation and such Holders, may appoint a successor Indenture Trustee. The resignation or removal of the Indenture Trustee under any Indenture and the appointment of the successor trustee under such Indenture does not become effective until acceptance of the appointment by the successor trustee. (Indenture, Section 12.02) Pursuant to such resignation and successor trustee provisions, it is possible that a different trustee could be appointed to act as the successor trustee under each Indenture. All references in this Prospectus to the Indenture Trustee are to the trustee acting in such capacity under each of the Indentures and should be read to take into account the possibility that each of the Indentures could have a different successor trustee in the event of such a resignation or removal.

The Leases

               Terms and Rentals. Each Aircraft will be leased separately by the related Owner Trustee to the Corporation for a term commencing on the date of the delivery of the related Aircraft to the Owner Trustee and expiring on a date not earlier than the latest maturity date of the Certificates issued with respect to such Aircraft, unless previously terminated or extended, as permitted by the related Lease. The scheduled rental payments by the Corporation under each Lease will be payable on the dates specified in the applicable Prospectus Supplement. The respective payments will be assigned under the related Indenture by the Owner Trustee to the Indenture Trustee to provide the funds necessary to make payments of principal and interest due from such Owner Trustee on the Certificates issued under such Indenture. Although in certain cases the scheduled rental payments under the Leases may be adjusted, under no circumstances will such payments that the Corporation will be unconditionally obligated to make or cause to be made under any Lease be less than the scheduled payments of principal of and interest on the Certificates issued under the Indenture relating to such Lease. See "Payments and Limitations of Liability" above. Scheduled payments of principal of and interest on the Certificates will be made on the dates specified in the applicable Prospectus Supplement.

               Net Lease. The Corporation's obligations under each Lease in respect of the related Aircraft will be those of a lessee under a "net lease." Accordingly, the Corporation will be obligated to pay all costs of operating the Aircraft and, at its expense, to maintain, service, repair and overhaul the Aircraft so as to keep the Aircraft in good condition, ordinary wear and tear excepted, and to enable the airworthiness certification thereof to be maintained in good standing at all times under the Transportation Code or, under certain circumstances, under the applicable requirements of the aeronautical authority of another country of registry. If, however, the Aircraft loses its airworthiness certification and such loss is curable and the Corporation, using its reasonable best efforts, undertakes such cure promptly, diligently and continuously, then the Corporation will not be in default with respect to such obligation.

               Generally, the Corporation will be obligated to replace or cause to be replaced all parts that may from time to time be incorporated or installed in or attached to any Aircraft (including in or on any engine) and that may become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use. The Corporation will have the right to make other alterations, modifications and additions to an Aircraft so long as such alterations, modifications or additions do not materially decrease the value or utility of such Aircraft or impair its condition or airworthiness below its value, utility, condition and airworthiness immediately prior to such alteration, modification or addition, assuming that such Aircraft was then in the condition and airworthiness required by the related Lease. Also, in certain circumstances, the Corporation will be permitted to remove parts (without replacement) from an Aircraft or any engine (and therefore from the Lien of the applicable Indenture) if the Corporation deems such parts to be obsolete or no longer suitable or appropriate for use thereon so long as such removals do not decrease the utility, condition or airworthiness of such Aircraft or any such engine, although the value of such Aircraft or any such engine may be reduced by such removal. The applicable Prospectus Supplement will contain a description of certain limitations, if any, applicable to the provisions described above.

               Insurance. The applicable Prospectus Supplement will contain a description of the insurance arrangements applicable to each Aircraft. In general, the Corporation will be obligated to carry comprehensive aircraft liability insurance, including property damage liability insurance and cargo legal liability insurance as described below. Such insurance must be in such amounts, against such risks and with such retentions as the Corporation customarily maintains. Such insurance must also be with such insurers of recognized responsibility and against such other risks as is usually carried by corporations situated similarly to the Corporation and engaged in the same business as, or business similar to, the Corporation and owning or operating aircraft and engines similar to the related Aircraft and related engines. In general, the Corporation will also be obligated to carry, with insurers of recognized responsibility, all-risk ground and flight aircraft hull insurance covering the related Aircraft and all-risk coverage with respect to the related engines and parts while temporarily removed from such Aircraft and not replaced by similar engines or parts, as described below. Such insurance includes war-risk and allied perils, hijacking and governmental confiscation and expropriation insurance (except in the country of registry), must be in such form and amounts, and with such retentions as the Corporation customarily maintains with respect to other aircraft in the Corporation's fleet of the same type and model and operating on the same routes as the related Aircraft, and may not be in an amount below certain stipulated values. The Corporation may self-insure against the risks required to be insured against under the related lease in such reasonable amounts as are then applicable to other aircraft or engines of the Corporation of value comparable to the related Aircraft. Such self-insurance with respect to all aircraft in the Corporation's fleet may not, however, in the aggregate exceed an amount equal to the lesser of (a) 50% of the highest replacement value of any single aircraft in such fleet, or (b) 1.5% of the average aggregate insured value from time to time of the Corporation's entire aircraft fleet, provided that a standard deductible per occurrence per aircraft no greater than the amount customarily allowed as a deductible in the industry will be permitted in addition to such self-insurance.

               The Corporation and any permitted sublessee of an Aircraft will be named as insured parties under all insurance policies required by the related Lease. The Indenture Trustee, Owner Trustee and related Owner Participant will be named additional insureds, which will afford each of them the rights but not the obligations of an additional insured. In general, liability insurance proceeds will be distributed to the respective parties as their interests may appear and hull insurance proceeds in excess of certain specified amounts will be distributed to the Indenture Trustee. The applicable Prospectus Supplement will contain a description of certain limitations, if any, applicable to the provisions described in this paragraph.

               Lease Events of Default; Remedies. The applicable Prospectus Supplement will describe the Lease Events of Default under the related Leases, the remedies that the Owner Trustee may exercise with respect to the related Aircraft, and other provisions relating to the occurrence of a Lease Event of Default and the exercise of remedies.

The Participation Agreements

               The Corporation will be required to indemnify each Owner Participant, the Owner Trustee, the Indenture Trustee and certain parties affiliated with the foregoing (but not including Holders) for certain liabilities, losses, fees and expenses and for certain other matters arising out of the transactions described herein or relating to the applicable Aircraft or the use thereof. In addition, under certain circumstances the Corporation will be required to indemnify such persons against certain taxes, levies, duties, withholdings and for certain other matters relating to such transactions or the applicable Aircraft.

               Subject to certain restrictions and unless otherwise limited in the related Prospectus Supplement, each Owner Participant may convey all of its interest in the related Owner Trust. Davis Polk & Wardwell has advised the Corporation based on law in effect on the date hereof that an Owner Participant's conveyance of its right, title and interest in the related Owner Trust will not constitute a taxable event to the Holders of the related Certificates. However, if so provided in the applicable Prospectus
Supplement, in certain limited instances the Corporation may assume an Owner Trust's obligations under the related Certificates on a full recourse basis.
In this event, Holders will recognize gain or loss on the related Certificates for federal income tax purposes.


                              ERISA CONSIDERATIONS

               Unless otherwise indicated in the applicable Prospectus Supplement, Certificates may not be purchased by, or with the assets of, any employee benefit plan subject to Title I of ERISA, or individual retirement account or plan subject to Section 4975 of the Internal Revenue Code. Certain governmental plans and non-electing church plans, however, are not subject to Title I of ERISA or Section 4975 of the Internal Revenue Code, and, therefore, may purchase the Certificates.


                              PLAN OF DISTRIBUTION

               The Certificates may be sold to or through underwriters, directly to other purchasers or through agents.

               The distribution of the Certificates may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

               In connection with the sale of Certificates, underwriters or agents may receive compensation from the Corporation or from purchasers of Certificates for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell Certificates to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of Certificates may be deemed to be underwriters, and any discounts or commissions received by them from the Corporation and any profit on the resale of Certificates by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from the Corporation will be described, in the applicable Prospectus Supplement.

               Offers to purchase Certificates may be solicited directly and the sale thereof may be made directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

               Under agreements which may be entered into by the Corporation, underwriters and agents who participate in the distribution of Certificates may be entitled to indemnification by the Corporation against certain liabilities, including liabilities under the Securities Act.

               Unless otherwise indicated in the applicable Prospectus Supplement, the Corporation does not intend to apply for the listing of any Series of Certificates on a national securities exchange. If the Certificates of any Series are sold to or through underwriters, the underwriters may make a market in such Certificates, as permitted by applicable laws and regulations. No underwriter would be obligated, however, to make a market in such Certificates, and any such market-making could be discontinued at any time at the sole discretion of the underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Certificates of any Series.

               Certain of the underwriters or agents and their associates may be customers of, engage in transactions with, and perform services for, the Corporation in the ordinary course of business.


                                  LEGAL MATTERS

               Unless otherwise indicated in the applicable Prospectus Supplement, the legality of the Certificates offered hereby will be passed upon for the Corporation by Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017, and by Underwriters' Counsel. Unless otherwise indicated in the applicable Prospectus Supplement, both Davis Polk & Wardwell and Underwriters' Counsel may rely on the opinion of counsel for the Owner Trustee, individually and as Owner Trustee, as to matters relating to the authorization, execution and delivery of each Indenture and of the related Series of Certificates by the Owner Trustee, and of Karen M. Clayborne, Senior Vice President and General Counsel of the Corporation, as to the Corporation's authorization, execution and delivery of the Indentures. At February 28, 1998, Ms. Clayborne owned 2,000 shares of FDX Corporation's common stock and had been granted options to purchase 32,500 shares of FDX Corporation's common stock. Of the options granted, 6,800 were vested at such date.


                                     EXPERTS

               The consolidated financial statements and schedules of the Corporation included or incorporated by reference in the Corporation's Annual Report on Form 10-K for the year ended May 31, 1997 and incorporated by reference herein, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

               With respect to the unaudited interim financial information for the quarters ended August 31, 1997, November 30, 1997 and February 28, 1998, included in the Corporation's Quarterly Reports on Form 10-Q for such periods, which are incorporated by reference in this Prospectus, Arthur Andersen LLP has applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports thereon state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on that information should be restricted in light of the limited nature of the review procedures applied. In addition, the accountants are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the Registration Statement, of which this Prospectus is a part, prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.


                                  GLOSSARY OF CERTAIN TERMS

      The following is a glossary of certain terms used in this Prospectus. Definitions contained in this glossary may be different from definitions used in the applicable Prospectus Supplement. Accordingly, any Prospectus Supplement should be read in conjunction with the glossary or other definition of terms contained in such Prospectus Supplement.

      "Aircraft" means an aircraft specified in a Prospectus Supplement which has been or will be leased to the Corporation in connection with a leveraged lease transaction.

      "Bankruptcy Code" means Title 11 of the United States Code (11 U.S.C. et seq.), as amended, or any successor thereto.

      "Cede" means Cede & Co., as nominee for DTC.

      "Certificateholder" means, as of any particular time, the person in whose name a Certificate shall be registered.


      "Certificates" means the leased aircraft equipment trust certificates issued by the Owner Trustee pursuant to the related Indenture and any certificate issued in exchange therefor or replacement thereof pursuant to the related Indenture.


      "Commission" means the Securities and Exchange Commission of the United States.

      "Convention" means the Convention on the International Recognition of Rights in Aircraft.

      "Corporation" means Federal Express Corporation.

      "DTC" means The Depository Trust Company.

      "DTC Participants" means the participants of DTC.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "Event of Loss" means, for any Aircraft, each of the events designated as such in the related Lease.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Holders" means the registered holders of the related Certificates.

      "Indenture" means a trust indenture and security agreement among the Owner Trustee, the Indenture Trustee and the Corporation.

      "Indenture Default" means any event or condition, which, with the lapse of time or the giving of notice, or both, would constitute an Indenture Event of Default.

      "Indenture Event of Default" means, for any Indenture, each of the events designated as an event of default in such Indenture.

      "Indenture Trustee" means First Security Bank, National Association, or another bank or trust company, in its capacity as indenture trustee under the related Indenture and any successor thereunder.

      "Internal Revenue Code" means the United States Internal Revenue Code of 1986, as amended.

      "Lease" means a lease agreement between the Owner Trustee, as lessor, and the Corporation, as lessee, in each case under which the Owner Trustee leases, or is expected to lease, the related Aircraft to the Corporation.

      "Lease Event of Default" means, for any Lease, each of the events designated as an event of default in such Lease.

      "Lien" means any mortgage, pledge, lien, charge, encumbrance, lease or security interest or other similar interest.

      "Operative Agreements" means, for any Aircraft, the related Indenture, Equipment Certificates, Participation Agreement, Lease, Trust Agreement and any other related documents defined as such in such Participation Agreement.

      "Owner Participant" means the owner participant named in the related Trust Agreement.

      "Owner Trust" means a trust created pursuant to a Trust Agreement.

      "Owner Trustee" means State Street Bank and Trust Company of Connecticut, National Association, or another bank or trust company, not in its individual capacity but solely as owner trustee of an Owner Trust.

      "Participation Agreement" means a participation agreement among the Owner Participant, the Owner Trustee, the Indenture Trustee, the Corporation and, in the case of a refinancing, each holder of a loan certificate issued under the related Indenture as originally executed.

      "Paying Agent" means a paying agent appointed by the related Indenture Trustee.

      "Prospectus Supplement" means a supplement to this Prospectus.

      "Purchase Agreement" means, for any Aircraft, the purchase agreement between the manufacturer and the Corporation, including all exhibits, appendices and letter agreements attached thereto as originally executed or as modified, amended or supplemented in accordance with the terms thereof, but only to the extent that the foregoing relates to such Aircraft and to the extent assigned pursuant to the Purchase Agreement Assignment.

      "Purchase Agreement Assignment" means, for any Aircraft, the purchase agreement assignment between the related Owner Trustee and the Corporation.

      "Rating Agency" means a "nationally recognized statistical rating organization", as such term is defined in Rule 436(g)(2) under the Securities Act.

      "Registration Statement" means a registration statement on Form S-3 (together with all amendments and exhibits).

      "Securities Act" means the Securities Act of 1933, as amended.

      "Series" means one or more series of Certificates issued by the related Owner Trustee, the Certificates of each respective series having identical interest rates and maturity dates.

      "Transportation Code" means Title 49 of the United States Code, as amended.

      "Trust Agreement" means a trust agreement between the Owner Trustee and the Owner Participant.

      "U.S. Citizen" means a citizen of the United States as defined in
Section 40102(a)(15) of the Transportation Code, or any analogous part of any successor or substituted legislation or regulation at the time in effect.

      "Underwriters' Counsel" means the counsel for any agents, dealers or underwriters.


=============================================================================

               No dealer, salesperson or other individual has been authorized to give any information or to make any representations not contained in this Prospectus in connection with the offering covered by this Prospectus. If given or made, such information or representation must not be relied upon as having been authorized by the Corporation or the Underwriters. This Prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, the Certificates in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this Prospectus or in the affairs of the Corporation since the date hereof.


                             -----------------

                             TABLE OF CONTENTS


                                                                  Page


Available Information...............................................2
Incorporation of Certain Documents by
Reference...........................................................2
Federal Express Corporation.........................................3
Ratio of Earnings to Fixed Charges..................................3
Risk Factors........................................................3
Use of Proceeds.....................................................4
Outline of Leveraged Lease Transactions.............................5
Description of the Certificates.....................................5
ERISA Considerations...............................................16
Plan of Distribution...............................................16
Legal Matters......................................................16
Experts............................................................17
Glossary...........................................................18

=============================================================================


=============================================================================



                              $1,000,000,000


                              [COMPANY LOGO]



                              $1,000,000,000



                              Leased Aircraft

                       Equipment Trust Certificates



                             -----------------
                                PROSPECTUS
                             -----------------








                               June __, 1998


=============================================================================


                           Subject To Completion

                 PRELIMINARY PROSPECTUS DATED JUNE 8, 1998


               PROSPECTUS


                              [COMPANY LOGO]

                            PASS THROUGH TRUSTS
                         PASS THROUGH CERTIFICATES

                                ----------

               Up to $1,000,000,000 aggregate amount of Pass Through Certificates may be offered for sale from time to time pursuant to this Prospectus and one or more Prospectus Supplements. The Pass Through Certificates may be offered in one or more Series in amounts, at prices and on terms to be determined at the time of sale. For each Series of Pass Through Certificates offered pursuant to this Prospectus and a Prospectus Supplement, a separate Pass Through Trust will be formed by Federal Express Corporation (the "Corporation") pursuant to the Pass Through Agreement and a Series Supplement. Each Pass Through Certificate in a Series will evidence a fractional undivided interest in the related Pass Through Trust and, except as may be contained in any intercreditor agreement, will have no rights, benefits or interest in respect of any other Pass Through Trust or the Trust Property held in any other such Pass Through Trust.

               The Trust Property of each Pass Through Trust will consist of
(a) Owned Aircraft Certificates or (b) Leased Aircraft Certificates, or both. The Owned Aircraft Certificates will be issued to finance or refinance all or a portion of the purchase price of each of the Owned Aircraft. The Leased Aircraft Certificates will be issued to finance or refinance a portion of the payment by each such Owner Trustee of the purchase price for the Leased Aircraft. The Prospectus Supplement relating to each offering will describe certain terms of the Pass Through Certificates offered thereby, the respective Pass Through Trusts, the Equipment Certificates to be purchased by such Pass Through Trusts, the leveraged lease transactions, if any, relating thereto and the Aircraft relating to such Equipment Certificates.

               For each Aircraft, the related Owner Trustee or the Corporation, as the case may be, may issue one or more Equipment Certificates, each of which may have a different interest rate, final maturity date and ranking in respect of priority of payment. For each Series of Pass Through Certificates, the Pass Through Trustee will purchase one or more Equipment Certificates issued with respect to each of one or more Aircraft such that all of the Equipment Certificates held in the related Pass Through Trust will have identical ranking and identical interest rates, in each case equal to the rate applicable to the Pass Through Certificates issued by such Pass Through Trust, and such that the latest maturity date for such Equipment Certificates will occur on or before the final distribution date for such Pass Through Certificates.

                                                 (Continued on following page)

                                ----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
  SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
   PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
    REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ----------


                 The date of this Prospectus is June __, 1998.


Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to the registration statement or qualification under the securities laws of any such state.

(continued from previous page)

               The Owned Aircraft Certificates issued with respect to each Owned Aircraft will be secured by a security interest in such Owned Aircraft and will be direct obligations of the Corporation. The Leased Aircraft Certificates issued with respect to each Leased Aircraft, except during the Pre-Funding Period, if any, will be secured by a security interest in such Leased Aircraft and by the Lease relating thereto, including the right to receive rent payable by the Corporation under such Lease. The trust property of each Owner Trust in the case of Leased Aircraft will consist of the specified Leased Aircraft (or, if the delivery of such Leased Aircraft is delayed, the proceeds of the sale of the related Leased Aircraft Certificates or such other collateral described herein) and the rights of such Owner Trustee under the related documentation. Although none of the Leased Aircraft Certificates held in the respective Pass Through Trusts will be obligations of, or guaranteed by, the Corporation, the amounts payable by the Corporation under the Lease of each Leased Aircraft will be sufficient to pay in full when due all principal of and interest on the Leased Aircraft Certificates relating to such Leased Aircraft, except as described under "Description of the Equipment Certificates -- General" relating to any Pre-Funding Period with respect to such Leased Aircraft.

               If specified in the applicable Prospectus Supplement, during any Pre-Funding Period, the related Leased Aircraft Certificates will be secured either by a collateral account funded by the net proceeds of the sale of such Leased Aircraft Certificates to the Pass Through Trustee and, if specified in the applicable Prospectus Supplement, by other security (which may include a letter of credit) or by a Depositary Arrangement. Funds in such collateral account, together with any such other security or amounts payable under a Depositary Arrangement will be available to pay any principal due and interest accrued on such Leased Aircraft Certificates during such Pre-Funding Period, as well as to fund any mandatory prepayment of such Leased Aircraft Certificates during such Pre-Funding Period.

               Interest paid on the Equipment Certificates held in each Pass Through Trust will be passed through to the Certificateholders on the dates and at the rate per annum set forth in the Prospectus Supplement relating to such Pass Through Certificates until the final distribution date for such Pass Through Trust. Principal paid on the Equipment Certificates held in each Pass Through Trust will be passed through to the Certificateholders in scheduled amounts on the dates set forth in the Prospectus Supplement relating to such Pass Through Certificates until the final distribution date for such Pass Through Trust.

               The applicable Prospectus Supplement may provide that one or more payments of interest on the related Equipment Certificates of one or more Series or distributions made by the Pass Through Trustee of the related Pass Through Trust will be supported by a Liquidity Facility issued by an institution identified as the Liquidity Provider in the applicable Prospectus Supplement. As specified in such Prospectus Supplement, the Liquidity Provider will enter into a separate Liquidity Facility, which may be a revolving credit agreement, letter of credit or other arrangement, with respect to each relevant Pass Through Trust. Under each Liquidity Facility, the Liquidity Provider will make advances up to a specified maximum amount solely for the payment of interest when due in an aggregate amount sufficient to pay interest on the relevant Pass Through Certificates on one or more scheduled interest payment dates, if there are otherwise insufficient funds to make such interest payments. The Liquidity Facility for such Pass Through Certificates will not provide for such advances to pay principal of or premium on such Pass Through Certificates, any interest on such Pass Through Certificates in excess of the stated interest rate thereon, or principal of or interest on the Pass Through Certificates relating to any other Pass Through Trust. Upon each such advance under a Liquidity Facility, a subordination agent will be obligated to reimburse (to the extent funds are available) the Liquidity Provider for the amount of such advance. The obligation to reimburse the Liquidity Provider under each Liquidity Facility will rank pari passu with such agent's reimbursement obligations relating to other Liquidity Facilities, and will rank senior to the related Pass Through Certificates in right of payment.

               The Pass Through Certificates will be issued in registered form only and, unless the applicable Prospectus Supplement otherwise specifies that Pass Through Certificates will be issued in certificated form, will be issued in accordance with a book-entry system.

               The Pass Through Certificates represent interests in the related Pass Through Trust only and all payments and distributions will be made only from the property of such Pass Through Trust. The Pass Through Certificates do not represent an interest in, or obligation of, the Corporation.

               The Pass Through Certificates may be sold to or through underwriters or directly to other purchasers or through agents. The Prospectus Supplement relating to each offering will set forth the names of any underwriters, dealers or agents involved in the sale of the Pass Through Certificates in connection with which this Prospectus is being delivered, the amounts, if any, to be purchased by underwriters and the compensation, if any, of such underwriters or agents.

               Prior to their issuance, there will have been no market for the Pass Through Certificates of any Series and there can be no assurance that one will develop. Unless otherwise indicated in the applicable Prospectus Supplement, the Corporation does not intend to apply for the listing of any Series of Pass Through Certificates on a national securities exchange. See "Plan of Distribution."

               It is expected that the Pass Through Certificates will be assigned an "investment grade" rating by one or more nationally recognized statistical rating organizations. Such rating or ratings will be set forth in the Prospectus Supplement applicable to the Pass Through Certificates being sold.

               This Prospectus may not be used to consummate sales of any Pass Through Certificates unless accompanied by the Prospectus Supplement applicable to the Pass Through Certificates being sold.

                                   ----------


                              AVAILABLE INFORMATION

               The Corporation is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports and other information with the Commission. Reports, proxy and information statements and other information filed by the Corporation with the Commission can be inspected, and copies may be obtained at prescribed rates, at the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following Regional Offices of the Commission: Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and New York Regional Office, 7 World Trade Center, New York, New York 10048. Such material can also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. and inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

               This Prospectus constitutes a part of a Registration Statement filed by the Corporation under the Securities Act. This Prospectus does not contain all of the information included in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to the Corporation and the securities offered hereby.


                   REPORTS TO PASS THROUGH CERTIFICATEHOLDERS

               The Pass Through Trustee under each Pass Through Trust will provide the Certificateholders of each Pass Through Trust with certain periodic statements concerning the distributions made from such Pass Through Trust. See "Description of the Pass Through Certificates -- Statements to Certificateholders."


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

               The following documents filed with the Commission in accordance with the provisions of the Exchange Act are incorporated herein by reference and made a part hereof:

               1. The Corporation's Annual Report on Form 10-K for the fiscal year ended May 31, 1997 filed August 8, 1997.

              2. The Corporation's Quarterly Reports on Form 10-Q for the fiscal quarters ended August 31, 1997, November 30, 1997 and February 28, 1998, respectively, filed October 14, 1997, January 13, 1998 and April 10, 1998, respectively.

              3. The Corporation's Current Reports on Form 8-K dated May 22, June 11, June 30, July 7, August 8, September 30 and October 6, 1997, and February 26, 1998, respectively, filed June 2, June 19, July 7, July 9, August 14, October 8 and October 8, 1997, and March 6, 1998, respectively.

               All documents filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and before the termination of the offering made by this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

               Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in this Prospectus, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

               The Corporation will furnish without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any or all documents incorporated by reference in this Prospectus, without exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to:
Elizabeth R. Allen, Investor Relations, FDX Corporation, by mail at Box 727, Memphis, Tennessee 38194-1854 or by telephone at (901) 395-3478.


                           FEDERAL EXPRESS CORPORATION

               The Corporation is a wholly-owned subsidiary of FDX Corporation. The Corporation offers a wide range of express services for the time-definite transportation of documents, packages and freight throughout the world using an extensive fleet of aircraft and vehicles and leading-edge information technologies. Corporate headquarters are located at 2005 Corporate Avenue, Memphis, Tennessee 38132, telephone (901) 369-3600.


                       RATIO OF EARNINGS TO FIXED CHARGES
                                   (Unaudited)

                                                                                      Nine Months Ended
                                             Year Ended May 31,                         February 28,
                              --------------------------------------------------  ------------------------
                                1993       1994      1995      1996      1997        1997           1998
                              --------    -------   -------   -------   --------  ---------      ---------
Ratio of Earnings to
 Fixed Charges(a).........      1.4x       1.7x      2.0x      1.9x      2.0x        1.9x           2.0x

----------
(a) Earnings included in the calculation of the ratio of earnings to fixed charges represent income before income taxes plus fixed charges (other than capitalized interest). Fixed charges include interest expense, capitalized interest, amortization of debt issuance costs and a portion of rent expense representative of interest.


                               RISK FACTORS

               In addition to the information set forth elsewhere in this Prospectus, prospective investors should consider carefully the factors set forth below in connection with an investment in Pass Through Certificates. The following discussion should be read in conjunction with the more detailed information set forth in the applicable Prospectus Supplement.


Risks Relating to the Corporation's Business

               The Corporation offers a wide range of express services for the time-definite transportation of documents, packages and freight throughout the world using an extensive fleet of aircraft and vehicles and leading-edge information technologies. The Corporation's results of operations and financial condition are subject to certain risks and uncertainties, including economic conditions in the markets in which it operates which can affect demand for the Corporation's services, competition from other providers of express services, ability to compete with new or improved services offered by competitors, changes in customer demand patterns, increases in aviation and motor fuel prices, ability to match aircraft, vehicle and sort capacity with customer volume levels, ability to obtain aviation rights in important international markets, contributions to financial results from the sale of engine noise reduction kits, changes in government regulation, weather technological change and availability of financing on terms acceptable to the Corporation.


Appraisals and Realizable Value of Aircraft

               The Prospectus Supplement will contain the appraised value of each Aircraft based upon the lesser of the average and the median value of such Aircraft as appraised by independent appraisers who will be named in the applicable Prospectus Supplement (the "Appraisals") and whose reports or summaries thereof may be contained therein. The Appraisals will be based on various assumptions and methodologies, which vary among the Appraisals.

               Appraisals based on different assumptions or methodologies may result in valuations that are significantly different from those contained in the Appraisals. An appraisal is only an estimate of value and should not be relied upon as a measure of realizable value. The proceeds realized upon the sale of any Aircraft may be less than the appraised value thereof. In addition, the value of the Aircraft in the event of the exercise of remedies under the related Indenture will depend on market and economic conditions at the time, the availability of buyers, the condition of the Aircraft, whether the Aircraft are sold separately or as a block and other factors. Accordingly, there can be no assurance that the proceeds realized upon any such exercise with respect to the Equipment Certificates and the Aircraft pursuant to the related Indenture will be as appraised or sufficient to satisfy in full payments due on the Equipment Certificates issued thereunder or the Pass Through Certificates.

               The Equipment Certificates are not cross-collateralized and, consequently, liquidation proceeds from the sale of an Aircraft in excess of the principal amount of the Equipment Certificates related to such Aircraft will not be available to cover losses, if any, on any other Equipment Certificates.

Priority of Distributions; Subordination

               The Pass Through Trustee may enter into an intercreditor agreement which provides that payments made on account of a subordinate Class of Equipment Certificates issued under one Indenture may, under certain circumstances described in the applicable Prospectus Supplement, be subordinated to the prior payment of all amounts owing to Certificateholders of a Pass Through Trust which holds senior Equipment Certificates issued under all Indentures. If this occurs, the interest accruing on the remaining Equipment Certificates will be less than the interest accruing on the remaining Pass Through Certificates because the Pass Through Certificates will have a greater proportion of higher interest rate junior Classes. As a result of this possible interest shortfall, the holders of one or more junior Classes of Pass Through Certificates may not receive the full amount due them even if all the Equipment Certificates are eventually paid in full. The applicable Prospectus Supplement related to an issuance of Pass Through Certificates will describe any such intercreditor agreement and cross-subordination provisions and any related terms.

Ratings of the Pass Through Certificates

               It is expected that the Pass Through Certificates will be assigned an "investment grade" rating by one or more Rating Agencies. Such rating or ratings will be set forth in the Prospectus Supplement applicable to the Pass Through Certificates being sold. A rating is not a recommendation to purchase, hold or sell Pass Through Certificates, inasmuch as such rating does not address market price or suitability for a particular investor. There is no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future (including the downgrading of the Corporation or the provider of a Liquidity Facility, if any) so warrant. The rating of the Pass Through Certificates will be based primarily on the default risk of the Equipment Certificates, the availability of the Liquidity Facility for the holders of the Pass Through Certificates, the collateral value provided by the Aircraft and any intercreditor and cross-subordination arrangements. The ratings are expected to address the likelihood of timely payment of interest (at the non-default rate) when due on the Pass Through Certificates and the ultimate payment of principal of the Pass Through Certificates on the final expected distribution date. Such ratings are not expected to address the possibility of an Event of Default or an Indenture Event of Default or other circumstances (such as an Event of Loss) which may result in the payment of the outstanding principal amount of the Pass Through Certificates prior to such final expected distribution date.

               Unless specified in the applicable Prospectus Supplement, the reduction, suspension or withdrawal of the ratings of the Pass Through Certificates will not, in and of itself, constitute an Event of Default.

Owner Participant; Revisions to Agreements

               If specified in the applicable Prospectus Supplement, at the time of issue of Pass Through Certificates, the Corporation may still be seeking Owner Participants with respect to the trusts relating to certain of the Aircraft. The Corporation will hold the beneficial interest under the Trust Agreement relating to each such Aircraft until the date upon which a prospective Owner Participant commits to participate in the purchase price of such Aircraft (which date may be up to 90 days after the scheduled delivery date of the Aircraft). The Corporation will transfer to such Owner Participant on such date the Corporation's beneficial interest under the Trust Agreement. Such prospective Owner Participants may request revisions to the Participation Agreement, Lease, Trust Agreement and Indenture so that the terms of such agreements applicable to these Aircraft may differ from the description of such agreements contained in the applicable Prospectus Supplement.

               Notwithstanding the foregoing, the terms of such agreements will be required to (i) contain certain mandatory document terms and (ii) not vary certain mandatory economic terms. In addition, the Corporation will be obligated (i) to certify to the Pass Through Trustee that any such modifications will not materially and adversely affect the Certificateholders and (ii) if the documents are modified in any material respect, to obtain written confirmation from each Rating Agency that the use of modified versions of such agreements will not result in a withdrawal, suspension or downgrading of the rating of any Class of Pass Through Certificates.

Highly Leveraged Transaction

               The Equipment Certificates in any Pass Through Trust, and therefore the related Pass Through Certificates, will not have the benefit of any debt covenants or provisions in the Indentures relating to such Equipment Certificates or Pass Through Certificates that would afford the holders thereof protection in the event of a highly leveraged transaction involving the Corporation.

Absence of a Public Market for the Pass Through Certificates

               Prior to their issuance, there will have been no public market for the Pass Through Certificates of any Series and there can be no assurance that one will develop. Unless otherwise indicated in the applicable Prospectus Supplement, the Corporation does not intend to apply for the listing of any Series of Pass Through Certificates on a national securities exchange. There can be no assurance as to the liquidity of the public market for the Pass Through Certificates or that any active public market for the Pass Through Certificates will develop or continue. If an active public market does not develop or continue, the market price and liquidity of the Pass Through Certificates may be adversely affected.


                    OUTLINE OF PASS THROUGH TRUST STRUCTURE

               For each Series of Pass Through Certificates offered pursuant to this Prospectus and a related Prospectus Supplement, a Pass Through Trust will be formed pursuant to a Series Supplement in accordance with the Pass Through Agreement for the benefit of the Certificateholders of such Series of Pass Through Certificates evidencing fractional undivided interests in such Pass Through Trust. The Trust Property will consist of (a) the Owned Aircraft Certificates or (b) the Leased Aircraft Certificates, or both, as specified in the applicable Prospectus Supplement.

               As more fully described below under "Use of Proceeds," in connection with each purchase or leveraged lease transaction, one or more Equipment Certificates may be issued, each of which may have different interest rates and final maturity dates and rankings in respect of priority of payment. Concurrently with the execution and delivery of each Series Supplement, the Pass Through Trustee, on behalf of the related Pass Through Trust, will enter into one or more Participation Agreements pursuant to which it will, among other things, purchase one or more Owned Aircraft Certificates or Leased Aircraft Certificates, such that the Equipment Certificates that constitute the property of such Pass Through Trust will have identical interest rates, in each case equal to the rate applicable to the Pass Through Certificates issued by such Pass Through Trust, and identical priority of payment relative to each of the other Equipment Certificates held by such Pass Through Trust. The latest maturity date for such Equipment Certificates will occur on or before the final distribution date applicable to such Pass Through Certificates.

               For each Pass Through Trust, the aggregate amount of the related Series of Pass Through Certificates will equal the aggregate principal amount of the Equipment Certificates constituting the Trust Property of such Pass Through Trust. The Pass Through Trustee will distribute the amount of payments of principal, premium, if any, and interest, received by it as holder of the Equipment Certificates to the Certificateholders of the Pass Through Trust in which such Equipment Certificates are held. See "Description of the Pass Through Certificates" and "Description of the Equipment Certificates."


                                 USE OF PROCEEDS

               Each Series of Pass Through Certificates offered pursuant to this Prospectus and a related Prospectus Supplement will be issued to facilitate (a) the financing of the aggregate principal amount of debt to be issued, or the refinancing of the aggregate principal amount of the debt previously issued, by the Corporation with respect to each of the Owned Aircraft, as specified in the applicable Prospectus Supplement, or (b) the financing or refinancing of the debt portion and, in those cases where the Owner Participant wishes for tax purposes to prevent specific allocation of interest expense to the related Aircraft, repaying some of the equity portion of one or more separate leveraged lease transactions entered into or to be entered into by the Corporation, as lessee, with respect to each of the Leased Aircraft, as specified in the applicable Prospectus Supplement. Each Prospectus Supplement will specify the type and model of each Aircraft relating to the Pass Through Certificates offered thereby, the engines with which such Aircraft is equipped and whether such Aircraft was or will be delivered new by the manufacturer to the Corporation or the Owner Trustee, as the case may be, or whether such Aircraft is already in use in the Corporation's fleet.

               The proceeds from the sale of such Pass Through Certificates will be used by the Pass Through Trustee on behalf of the related Pass Through Trust (a) to purchase Owned Aircraft Certificates or (b) to purchase Leased Aircraft Certificates. The Owned Aircraft Certificates will be issued with recourse to the Corporation to finance or refinance all or a portion of the purchase price (as specified in the applicable Prospectus Supplement) for one or more Owned Aircraft which have been or will be purchased and owned by the Corporation. The Leased Aircraft Certificates will be issued as nonrecourse obligations by the Owner Trustee of separate Owner Trusts for the benefit of the related Owner Participant, in connection with one or more leveraged lease transactions, in each case to finance or refinance a portion, which is not expected to exceed 80% and which will be set forth in the applicable Prospectus Supplement, of the purchase price paid or to be paid by the Owner Trustee for a Leased Aircraft which has been or will be leased by the related Owner Trustee to the Corporation.

               To the extent that any proceeds from the sale of the Pass Through Certificates for any Pass Through Trust have not been applied by the Pass Through Trustee by the date specified in the applicable Prospectus Supplement to the purchase of the Equipment Certificates that were contemplated to be held in such Pass Through Trust, such proceeds will be distributed on the date specified in such Prospectus Supplement to the related Certificateholders together with interest accrued thereon, but without premium. See "Description of the Pass Through Certificates -- Special Payment Upon Unavailability of Trust Property."

               Unless otherwise specified in the applicable Prospectus Supplement, if, for any Leased Aircraft, under the circumstances discussed below in "Description of Equipment Certificates -- Delayed Lease Commencement" the proceeds from the sale of the related Leased Aircraft Certificates to the applicable Pass Through Trusts are not applied by the Owner Trustee to pay the purchase price for such Leased Aircraft on the date of the purchase of such Leased Aircraft Certificates by such Pass Through Trusts, such proceeds, after deducting certain expenses of the Pass Through Certificate offering, will be deposited by the Owner Trustee into a Collateral Account or into a Deposit Account pursuant to a Depositary Arrangement. Such Collateral Account, together with the other security, if any, pledged under the related Indenture (see "Description of the Equipment Certificates -- Security" below), or such Depositary Arrangement, will secure such Leased Aircraft Certificates during the related Pre-Funding Period and will be available to make scheduled payments of principal, if any, and interest accrued on such Leased Aircraft Certificates during the Pre-Funding Period. If the Lease related to such Leased Aircraft does not commence by the Cut-off Date specified in the applicable Prospectus Supplement or an event of loss occurs with respect to such Leased Aircraft during the Pre-Funding Period, funds in such Collateral Account, together with such other security or amounts payable under a Depositary Arrangement will be available to prepay such Leased Aircraft Certificates as described in such Prospectus Supplement or will be applied to finance the aggregate principal amount of the debt to be issued by the Corporation in connection with the acquisition of such Aircraft by the Corporation so that such Aircraft becomes an Owned Aircraft. See "Description of the Equipment Certificates -- Delayed Lease Commencement" and "--Mandatory Prepayment During the Pre-Funding Period."

               For each Leased Aircraft, the related Leased Aircraft Certificates have been or will be issued by the Owner Trustee and authenticated by the Indenture Trustee under a Leased Aircraft Indenture. Each Owner Participant will have provided or will provide, from sources other than the related Leased Aircraft Certificates, a portion, which is not expected to be less than 20% and which will be set forth in the applicable Prospectus Supplement, of the purchase price for the related Leased Aircraft. No Owner Participant, however, will be personally liable for any amount payable under the related Leased Aircraft Indenture or the Leased Aircraft Certificates issued thereunder. For each Owned Aircraft, the related Owned Aircraft Certificates have been or will be issued under an Owned Aircraft Indenture. The Owned Aircraft Certificates will be direct obligations of the Corporation.


                               DIAGRAM OF PAYMENTS

               The following diagram illustrates certain aspects of the payment flows in the Pass Through Trust structure (1) for a possible transaction for Leased Aircraft among the Corporation, the Owner Trustee, the related Owner Participant, the Indenture Trustee, the Pass Through Trustee and the Certificateholders, assuming each Leased Aircraft is leased by the Corporation upon issuance of the Pass Through Certificates, and (2) for a possible transaction for Owned Aircraft among the Corporation, the Indenture Trustee, the Pass Through Trustee and the Certificateholders. For each Aircraft included in a particular Pass Through Certificate offering, one or more Equipment Certificates will be issued, each of which may have a different interest rates and final maturity dates and rankings in respect of priority of payment and will be held in a separate Pass Through Trust. Each Pass Through Trust may hold Equipment Certificates relating to more than one Aircraft. The number of Aircraft included in each offering and the interest rates, final maturity dates and rankings in respect of priority of payment, of the Equipment Certificates held by each Pass Through Trust will be described in the applicable Prospectus Supplement.

               In a Leased Aircraft transaction, the Corporation will lease each Leased Aircraft from the Owner Trustee under a separate Lease. The Corporation will make scheduled rental payments for each Leased Aircraft under the related Lease. As a result of the assignment under the related Leased Aircraft Indenture of certain rights of the Owner Trustee under such Lease, the Corporation will make these payments directly to the Indenture Trustee. From these rental payments the Indenture Trustee will pay to the Pass Through Trustee for each Pass Through Trust the interest or interest and principal due from the Owner Trustee on the Leased Aircraft Certificates issued under the related Leased Aircraft Indenture and held in such Pass Through Trust. After such payments have been made, the Indenture Trustee will pay the remaining balance to the Owner Trustee for the benefit of the related Owner Participant. The Pass Through Trustee for each Pass Through Trust will distribute to the related Certificateholders payments received on the Leased Aircraft Certificates held in such Pass Through Trust. See "Description of the Pass Through Certificates -- Payments and Distributions" and "Description of the Equipment Certificates -- Delayed Lease Commencement" for a discussion of payments during any Pre-Funding Period.

               In an Owned Aircraft transaction, the Corporation will make scheduled payments on the Owned Aircraft Certificates relating to each Owned Aircraft to the Indenture Trustee. From these payments the Indenture Trustee will pay to the Pass Through Trustee for each Pass Through Trust the interest or interest and principal due on the Owned Aircraft Certificates issued under the related Owned Aircraft Indenture and held in such Pass Through Trust. The Pass Through Trustee for each Pass Through Trust will distribute to the related Certificateholders payments received on the Owned Aircraft Certificates held in such Pass Through Trust.

               [GRAPHIC - A diagram is included here which contains boxes representing the parties identified in the first paragraph of "Diagram of Payments" which are connected by arrows demonstrating the cash flows described in each of the second and third paragraphs.]


                  DESCRIPTION OF THE PASS THROUGH CERTIFICATES

               In connection with each offering of Pass Through Certificates, one or more separate Pass Through Trusts will be formed, and one or more corresponding Series of Pass Through Certificates will be issued, pursuant to the Pass Through Agreement and one or more separate Series Supplements to be entered into between the Corporation and the Pass Through Trustee. The following summary relates to the Pass Through Agreement and each of the Series Supplements, the Pass Through Trusts to be formed thereby and the Pass Through Certificates to be issued by each Pass Through Trust, and is qualified in its entirety by the more detailed information appearing in the applicable Prospectus Supplement.

               The discussion that follows is a summary and does not purport to be complete. The summary includes descriptions of the material terms of the Pass Through Agreement the form of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Series Supplement relating to each Series of Pass Through Certificates and the forms of the related Indentures, Participation Agreements, Leases if the Pass Through Certificates relate to Leased Aircraft, Intercreditor Agreement, if any, Liquidity Facility, if any, Trust Agreements and Collateral Agreements, if any, and Depositary Arrangement, if any, will be filed as exhibits to a post-effective amendment to this Registration Statement, a Current Report on Form 8-K, a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, as applicable, to be filed with the Commission in connection with the issuance of each such Series of Pass Through Certificates. This summary makes use of terms defined in and is qualified in its entirety by reference to the Pass Through Agreement.

               In addition to the glossary contained in this Prospectus, each Prospectus Supplement will include a glossary of certain defined terms used in connection with the Pass Through Certificates offered thereby and the related Equipment Certificates.

General

               The Pass Through Certificates will be issued in fully registered form only and, unless certificated Pass Through Certificates are issued, will be registered in the name of Cede as the nominee of DTC. If the Pass Through Certificates are so registered, no Certificateholder will be entitled to receive a certificated Pass Through Certificate representing such person's interest in the related Pass Through Trust unless such certificates are issued as described below. Unless certificated Pass Through Certificates are issued, all references to actions by Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants, and all references herein to distributions, notices, reports and statements to Certificateholders shall refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Pass Through Certificates, or to DTC Participants for distribution to Certificateholders in accordance with DTC procedures. See "Description of the Pass Through Certificates -- Book-Entry Procedures." (Pass Through Agreement,
Section 2.12)

               Each Pass Through Certificate will represent a fractional undivided interest in the separate Pass Through Trust formed by the Pass Through Agreement and the related Series Supplement pursuant to which such Pass Through Certificate is issued. The property of each Pass Through Trust will include the Equipment Certificates held in such Pass Through Trust, all monies at any time paid thereon, all monies due and to become due thereunder and funds from time to time deposited with the Pass Through Trustee in accounts relating to such Pass Through Trust, and, if specified in the applicable Prospectus Supplement, rights under any intercreditor agreement relating to cross-subordination arrangements and monies receivable under any liquidity facility. Each Pass Through Certificate will represent a pro rata share of the outstanding principal amount of the Equipment Certificates and other property held in the related Pass Through Trust and will be issued, unless otherwise specified in the applicable Prospectus Supplement, in minimum denominations of $1,000 or any integral multiple of $1,000. (Pass Through Agreement, Article II)

               The applicable Prospectus Supplement will describe the specific Series of Pass Through Certificates offered thereby, including:

             (1) the specific designation and title of such Pass Through Certificates;

             (2) the Pass Through Trustee for such series of Pass Through Certificates;

             (3) the Regular Distribution Dates and Special Distribution Dates applicable to such Pass Through Certificates and the applicable Cut-off Date, if any;

             (4) the specific form of such Pass Through Certificates;

             (5) a description of:

                 (a) the Equipment Certificates to be purchased by such
                     Pass Through Trust, including the period or periods within which, the price or prices at which, and the terms and conditions upon which such Equipment Certificates may or must be repaid in whole or in part, by the Corporation or, with respect to Leased Aircraft Certificates, the related Owner Trustee;

                 (b) the payment priority of such Equipment Certificates in relation to any other Equipment Certificates issued with respect to the related Aircraft;

                 (c) any additional security or liquidity enhancements
                     therefor;

                 (d) any intercreditor issues between or among the holders
                     of Equipment Certificates having different priorities issued by the same Owner Trustee; and

                 (e) other specific terms of the Equipment Certificates
                     during any Pre-Funding Period;

             (6) a description of the related Aircraft, including whether the Aircraft is a Leased Aircraft or an Owned Aircraft;

             (7) a description of the related Participation Agreement and Indenture, including a description of the events of default under the related Indentures, the remedies exercisable upon the occurrence of such events of default and any limitations on the exercise of such remedies with respect to such Equipment Certificates;

             (8) if such Pass Through Certificates relate to Leased Aircraft, a description of the related Lease, Trust Agreement and Collateral Agreement or Depositary Arrangement, if any, including (a) the names of the related Owner Trustee, (b) a description of the events of default under the related Lease, the remedies exercisable upon the occurrence of such events of default and any limitations on the exercise of such remedies with respect to such Leased Aircraft Certificates, and (c) the rights, if any, of the related Owner Trustee or Owner Participant to cure failures of the Corporation to pay rent under the related Lease;

             (9) the extent, if any, to which the provisions of the operative documents applicable to such Equipment Certificates may be amended by the parties thereto without the consent of the Holders, or upon the consent of the Holders of a specified percentage of aggregate principal amount of, such Equipment Certificates;

             (10) a description of any cross-default or cross-collateralization provisions in the related Indenture;

             (11) a description of any subordination provisions among the holders of Pass Through Certificates, including any cross-subordination provisions among the holders of Pass Through Certificates in separate Pass Through Trusts;

             (12) any additional security or liquidity facilities for the Pass Through Certificates; and

             (13) any other special terms pertaining to such Pass Through Certificates. (Pass Through Agreement, Article II)

               The Equipment Certificates issued under an Indenture may be held in more than one Pass Through Trust and one Pass Through Trust may hold Equipment Certificates issued under more than one Indenture. Unless otherwise provided in the applicable Prospectus Supplement, only Equipment Certificates having the same Class may be held in the same Pass Through Trust.

               Interest will be passed through to Certificateholders of each Pass Through Trust at the rate per annum payable on the Equipment Certificates held in such Pass Through Trust, as set forth for such Pass Through Trust on the cover page of the applicable Prospectus Supplement.

               The Pass Through Certificates represent interests in the related Pass Through Trust only and all payments and distributions shall be made only from the Trust Property of such Pass Through Trust. The Pass Through Certificates do not represent an interest in or obligation of the Corporation, the Pass Through Trustee, any related Owner Participant, the Owner Trustee in its individual capacity or any affiliate of any of the foregoing. Each Certificateholder by its acceptance of a Pass Through Certificate agrees to look solely to the income and proceeds from the Trust Property of the related Pass Through Trust as provided in the Pass Through Agreement and the applicable Series Supplement. (Pass Through Agreement, Section 3.06)

               The Pass Through Agreement does not, and the Indentures will not, contain any debt covenants or provisions that would afford Certificateholders protection in the event of a highly leveraged transaction involving the Corporation. However, the Certificateholders of each Series will have the benefit of a lien on the specific Aircraft securing the related Equipment Certificates held in the related Pass Through Trust. See "Description of the Equipment Certificates-- Security" below for a discussion of security for Leased Aircraft Certificates during any Pre-Funding Period.

Book-Entry Procedures

               Unless Pass Through Certificates in fully registered certificated form are issued, each Series of Pass Through Certificates will be represented by one or more fully registered global certificates. Each global certificate will be deposited with, or on behalf of, DTC, and registered in its name or in the name of Cede, its nominee. No Certificateholder of a Pass Through Certificate initially issued as a global certificate will be entitled to receive a certificated Pass Through Certificate, except as set forth below.

               DTC has advised the Corporation that DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for DTC Participants and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

               Certificateholders that are not DTC Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests, in Pass Through Certificates may do so only through DTC Participants. In addition, Certificateholders will receive all distributions of principal and interest from the Pass Through Trustee through the DTC Participants. Under the rules, regulations and procedures creating and affecting DTC and its operation, DTC is required to make book-entry transfers of Pass Through Certificates among DTC Participants on whose behalf it acts and to receive and transmit distributions of principal of, and interest on, the Pass Through Certificates. Under the book-entry system, Certificateholders may experience some delay in receipt of payments, since such payments will be forwarded by the Pass Through Trustee to Cede, as nominee for DTC, and DTC in turn will forward the payments to the appropriate DTC Participants.

               Distributions by DTC Participants to Certificateholders will be the responsibility of such DTC Participants and will be made in accordance with customary industry practices. Accordingly, although Certificateholders will not have possession of the Pass Through Certificates, the rules of DTC provide a mechanism by which participants will receive payments and will be able to transfer their interests. Although the DTC Participants are expected to convey the rights represented by their interests in any global security to the related Certificateholders, because DTC can only act on behalf of DTC Participants, the ability of Certificateholders to pledge Pass Through Certificates to persons or entities that are not DTC Participants or to otherwise act with respect to such Pass Through Certificates, may be limited due to the lack of physical certificates for such Pass Through Certificates.

               None of the Corporation, the Pass Through Trustee or any other agent of the Corporation or the Pass Through Trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Pass Through Certificates or for supervising or reviewing any records relating to such beneficial ownership interests. Since the only "Certificateholder" will be Cede, as nominee of DTC, Certificateholders will not be recognized by the Pass Through Trustee as Certificateholders, as such term is used in the Pass Through Agreement, and Certificateholders will be permitted to exercise the rights of Certificateholders only indirectly through DTC and DTC Participants. DTC has advised the Corporation that it will take any action permitted to be taken by a Certificateholder under the Pass Through Agreement and any Prospectus Supplement only at the direction of one or more DTC Participants to whose accounts with DTC the related Pass Through Certificates are credited. Additionally, DTC has advised the Corporation that it will take such actions with respect to any percentage of the beneficial interest of Certificateholders held in each Pass Through Trust only at the direction of and on behalf of DTC Participants whose holders include undivided interests that satisfy any such percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC Participants whose holders include such undivided interests.

               Same-Day Settlement and Payment. All payments made by the Corporation to the Indenture Trustee under each Lease will be in immediately available funds and will be passed through to DTC in immediately available funds.

               The Pass Through Certificates will trade in DTC's Same-Day Funds Settlement System until maturity, and secondary market trading activity in the Pass Through Certificates will be required by DTC to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the Pass Through Certificates.

               Certificated Form. Pass Through Certificates initially issued in the form of global certificates will be issued in fully registered, certificated form to Certificateholders, or their nominees, rather than to DTC or its nominee, only if DTC advises the Pass Through Trustee in writing that it is no longer willing or able to discharge properly its responsibilities as depository with respect to the Pass Through Certificates and the Corporation is unable to locate a qualified successor or if the Corporation, at its option, elects to terminate the book-entry system through DTC. In such event, the Pass Through Trustee will notify all Certificateholders through DTC Participants of the availability of such certificated Pass Through Certificates. Upon surrender by DTC of the definitive global certificate representing the series of Pass Through Certificates and receipt of instructions for reregistration, the Pass Through Trustee will reissue the Pass Through Certificates in certificated form to Certificateholders or their nominees. (Pass Through Agreement, Section 2.12)

               Certificates in certificated form will be freely transferable and exchangeable at the office of the Pass Through Trustee upon compliance with the requirements set forth in the Pass Through Agreement and the applicable Series Supplements. No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge may be required.

Payments and Distributions

               The Corporation will make scheduled payments of principal of, and interest on the unpaid amount of, the Owned Aircraft Certificates to the Indenture Trustee under the related Owned Aircraft Indenture, and the Indenture Trustee will distribute such principal and interest payments to the Pass Through Trustee for each of the Pass Through Trusts that hold such Owned Aircraft Certificates. Upon commencement of the Lease for any Leased
Aircraft, the Corporation will make scheduled rental payments for each Leased Aircraft under the related Lease. After any Pre-Funding Period for a Leased Aircraft, these scheduled rental payments will be assigned under the applicable Leased Aircraft Indenture by the related Owner Trustee to the Indenture Trustee to provide the funds necessary to make the corresponding payments of principal and interest due from the Owner Trustee on the Leased Aircraft Certificates issued under such Leased Aircraft Indenture.

               Until the Corporation has entered into a Lease in connection with a Leased Aircraft, the Corporation will not be obligated to make any scheduled rental payments and during any Pre-Funding Period for such Leased Aircraft the related Leased Aircraft Certificates will not be secured by such Leased Aircraft or the related Lease, including any rental payments under such Lease. In general, during the Pre-Funding Period, if any, for such Leased Aircraft, however, the related Collateral Account, together with any other security pledged under the related Indenture or otherwise provided to the Indenture Trustee or amounts payable under a Depositary Arrangement will be available to provide funds necessary to make the corresponding scheduled payments of principal, if any, and interest accrued on the related Leased Aircraft Certificates during such Pre-Funding Period, and to pay the portion, if any, of principal and interest due on the first payment date after the Pre-Funding Period to the extent exceeding the amount of rent payable by the Corporation on such payment date. See "Description of the Equipment Certificates -- Delayed Lease Commencement."

               Following any Pre-Funding Period, after the Indenture Trustee has made such principal and interest payments to the Pass Through Trustee for each of the Pass Through Trusts on the Leased Aircraft Certificates held in such Pass Through Trust, the Indenture Trustee will, except under certain circumstances, pay the remaining balance, if any, to the Owner Trustee for the benefit of the related Owner Participant. The Pass Through Trustee for each such Pass Through Trust will distribute to the Certificateholders of such Pass Through Trust payments received on the Equipment Certificates held in such Pass Through Trust as described below. During any Pre-Funding Period for a Leased Aircraft, the Indenture Trustee will not make any payments to the Owner Trustee for the benefit of the related Owner Participant.

               Payments of principal of, and interest on the unpaid amount of, the Equipment Certificates held in each Pass Through Trust will be scheduled to be received by the Pass Through Trustee on the dates specified in the applicable Prospectus Supplement. Subject to the effect of any cross-subordination provisions set forth in the applicable Prospectus Supplement, for each Pass Through Trust, the Pass Through Trustee will distribute on each Regular Distribution Date to the related Certificateholders any Scheduled Payment received by the Pass Through Trustee on such Regular Distribution Date. (Pass Through Agreement, Section 5.02)

               If a Scheduled Payment is not received by the Pass Through Trustee on or before a Regular Distribution Date but is received within seven Business Days thereafter, it will be distributed on the date received to the Certificateholders. Each such distribution of a Scheduled Payment will be made by the Pass Through Trustee to the Certificateholders of record of such Pass Through Trust on the fifteenth day prior to such Regular Distribution Date, subject to certain exceptions. Subject to the effect of any cross-subordination provisions set forth in the applicable Prospectus Supplement, each such Certificateholder will be entitled to receive a pro rata share of any such distribution. (Pass Through Agreement, Article I; Sections
5.01 and 5.02) If a Scheduled Payment is received more than seven Business Days after the applicable Regular Distribution Date, it will be treated as a Special Payment and will be distributed as described below.

               Subject to the effect of any cross-subordination provisions set forth in the applicable Prospectus Supplement, after any prepayment of principal, any redemption or any default in respect of some or all of the Equipment Certificates held in any Pass Through Trust, any Certificateholder of such Pass Through Trust should refer to the Pool Balance and the Pool Factor for such Pass Through Trust reported periodically by the Pass Through Trustee, in order to calculate such Certificateholder's pro rata share of such Pass Through Trust. See "Pool Factors" and "Statements to Certificateholders" below.

               For any Pass Through Trust, any payments of principal, premium, if any, or interest, other than Scheduled Payments, received by the Pass Through Trustee on any of the Equipment Certificates held in such Pass Through Trust, including payments received (i) for the prepayment of such Equipment Certificates in connection with certain events specified in the applicable Prospectus Supplement (including payments upon unavailability of Trust Property and prepayments during any Pre-Funding Period), (ii) upon the prepayment by the related Owner Trustee of such Equipment Certificates following a default in respect of such Equipment Certificates, and (iii) on account of the sale of such Equipment Certificates by the Pass Through Trustee, will be distributed on the dates determined as set forth in the applicable Prospectus Supplement except that unless otherwise specified in the applicable Prospectus Supplement payments received by the Pass Through Trustee following default in respect of the Equipment Certificates on a Regular Distribution Date as a result of a drawing under any liquidity facility specified in the applicable Prospectus Supplement, provided for the benefit of the Certificateholders, will be distributed on such Regular Distribution Date. See "Description of the Equipment Certificates -- Mandatory Prepayment During the Pre-Funding Period" for a discussion of the funding of such prepayments during any Pre-Funding Period.

               Prior to any Special Payment for any Pass Through Trust, the Pass Through Trustee will notify the Certificateholders of record of such Pass Through Trust of such Special Payment and the anticipated Special Distribution Date therefor in accordance with the Pass Through Agreement. Each distribution of a Special Payment, other than the final distribution, for any Pass Through Trust will be made by the Pass Through Trustee to the Certificateholders of record of such Pass Through Trust on the fifteenth day prior to such Special Distribution Date, unless another date is specified in the applicable Prospectus Supplement. Subject to the effect of any cross-subordination provisions set forth in the applicable Prospectus Supplement, each such Certificateholder will be entitled to receive a pro rata share of any such distribution. (Pass Through Agreement, Section 5.02) See "Description of the Equipment Certificates -- Prepayment" and "Description of the Pass Through Certificates -- Events of Default and Certain Rights Upon an Event of Default."

               The Pass Through Agreement requires that the Pass Through Trustee establish and maintain, for each Pass Through Trust and for the benefit of the related Certificateholders, one or more Certificate Accounts and one or more Special Payment Accounts. The Pass Through Trustee is required to deposit any Scheduled Payments relating to a Pass Through Trust received by it in the related Certificate Account and to deposit any Special Payments so received by it in the related Special Payments Account pending distribution thereof. (Pass Through Agreement, Section 5.01) Special
Payments that are not promptly distributed by the Pass Through Trustee will, to the extent practicable, be invested by the Pass Through Trustee in Permitted Investments pending the distribution of such funds on a Special Distribution Date, and the income and earnings on such investment will be distributed with such Special Payment.

               If at any time, the Pass Through Certificates of any Pass Through Trust are issued in the form of certificated Pass Through Certificates and not to Cede, as nominee for DTC, distributions by the Pass Through Trustee from a Certificate Account or a Special Payments Account of any Pass Through Trust on any Distribution Date will be paid to each Certificateholder of record of such Pass Through Trust on the applicable record date at its address appearing on the register maintained for such Pass Through Trust. (Pass Through Agreement, Section 5.02) The final distribution for each Pass Through Trust, however, will be made only upon presentation and surrender of the Pass Through Certificates for such Pass Through Trust at the office or agency of the Pass Through Trustee specified in the notice given by the Pass Through Trustee of such final distribution. The Pass Through Trustee will mail such notice of the final distribution to the Certificateholders of such Pass Through Trust, specifying the date set for such final distribution and the amount of such distribution. (Pass Through Agreement, Section 12.01) See "Termination of Pass Through Trusts" below.

               If any Distribution Date is not a Business Day, distributions scheduled to be made on such Distribution Date may be made on the next succeeding Business Day without additional interest. (Pass Through Agreement,
Section 13.15)

Pool Factors

               Except as provided below, the Pool Factor for any Pass Through Trust will decline in proportion to the scheduled repayments of principal on the Equipment Certificates held in such Pass Through Trust as described in the applicable Prospectus Supplement. Where any Equipment Certificates held in a Pass Through Trust have been prepaid, a scheduled repayment of principal thereon has not been made or certain actions have been taken following a default thereon, as discussed in the applicable Prospectus Supplement or below in "Events of Default and Certain Rights Upon an Event of Default," the Pool Factor and the Pool Balance of such Pass Through Trust will be recomputed after giving effect thereto and notice thereof will be mailed to the Certificateholders of such Pass Through Trust. Each Pass Through Trust will have a separate Pool Factor.

               The Pool Balance for each Pass Through Trust as of any Distribution Date will be computed after giving effect to the payment of principal, if any, on the Equipment Certificates held in such Pass Through Trust and the distribution thereof being made on that date. (Pass Through Agreement, Article I)

                The Pool Factor for each Pass Through Trust as of any Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Certificates held in such Pass Through Trust and the distribution thereof being made on that date. The Pool Factor for each Pass Through Trust will initially be 1.0000000; thereafter, the Pool Factor for each Pass Through Trust will decline as described above to reflect reductions in the Pool Balance of such Pass Through Trust. For any Pass Through Trust, the amount of any Certificateholder's pro rata share of the Pool Balance of such Pass Through Trust can be determined by multiplying the original denomination of such Certificateholder's Pass Through Certificate by the Pool Factor for such Pass Through Trust as of the applicable Distribution Date. (Pass Through Agreement, Article I)

Statements to Certificateholders

               On each Distribution Date, the Pass Through Trustee will include with each distribution of a Scheduled Payment or Special Payment to Certificateholders of record of the related Pass Through Trust a statement, giving effect to such distribution being made on such Distribution Date, setting forth the following information (per $1,000 in aggregate amount of Pass Through Certificates for such Pass Through Trust, as to (i) and (ii) below):

             (i) the amount of such distribution allocable to principal and allocable to premium, if any;

            (ii) the amount of such distribution allocable to interest; and

           (iii) the Pool Balance and the Pool Factor for such Pass Through Trust. (Pass Through Agreement, Section 5.03)

               So long as the Pass Through Certificates of any related Pass Through Trust are registered in the name of Cede, as nominee for DTC, on the record date prior to each Distribution Date, the Pass Through Trustee will request from DTC a securities position listing setting forth the names of all DTC Participants reflected on DTC's books as holding interests in the Pass Through Certificates of such related Pass Through Trust on such record date. On each Distribution Date, the Pass Through Trustee will mail to each such DTC Participant the statement described above, and will make available additional copies as requested by such DTC Participant, to be available for forwarding to Certificateholders.

               In addition, after the end of each calendar year, the Pass Through Trustee will prepare and deliver to each Certificateholder of each Pass Through Trust at any time during the preceding calendar year a report containing the sum of the amounts determined pursuant to clauses (i) and (ii) above with respect to each such Pass Through Trust for such calendar year or, in the event such person was a Certificateholder during a portion of such calendar year, for the applicable portion of such calendar year. Such report and such other items will be prepared on the basis of information supplied to the Pass Through Trustee by the DTC Participants, and shall be delivered by the Pass Through Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificateholders in the manner described above. (Pass Through Agreement, Section 5.03)

               At such time, if any, as the Pass Through Certificates of a related Pass Through Trust are issued in certificated form, the related Pass Through Trustee will prepare and deliver the information described above to each Certificateholder of record of such Pass Through Trust as the name and period of record ownership of such Certificateholder appears on the records on the registrar for such Pass Through Trust.

Voting of Equipment Certificates

               Subject to the effect of any cross-subordination provisions and any intercreditor provisions described in the applicable Prospectus Supplement, the Pass Through Trustee, as holder of the Equipment Certificates held in each Pass Through Trust, has the right to vote and give consents and waivers in respect of such Equipment Certificates under the related Indentures. The Pass Through Agreement sets forth the circumstances in which the Pass Through Trustee shall direct any action or cast any vote as the holder of the Equipment Certificates held in the applicable Pass Through Trust at its own discretion and the circumstances in which the Pass Through Trustee shall seek instructions from the Certificateholders of such Pass Through Trust. Prior to an Event of Default with respect to any Pass Through Trust, the principal amount of the Equipment Certificates held in such Pass Through Trust directing any action or being voted for or against any proposal will be in proportion to the principal amount of Pass Through Certificates held by the Certificateholders of such Pass Through Trust taking the corresponding
position.  (Pass Through Agreement, Section 7.01).   If specified in the
applicable Prospectus Supplement, the right of the Pass Through Trustee to vote and give consents and waivers with respect to the Equipment Certificates held in the related Pass Through Trust may, in the circumstances set forth in an intercreditor agreement to be executed by such Pass Through Trustee, be exercisable by another person specified in such Prospectus Supplement.

Events of Default and Certain Rights Upon an Event of Default

               The Pass Through Agreement defines an Event of Default for any Pass Through Trust as the occurrence and continuance of an Indenture Event of Default under one or more of the related Indentures. The Indenture Events of Default under the Indentures will be described in the applicable Prospectus Supplement and, for the Leased Aircraft, will include Lease Events of Default. With respect to any Equipment Certificates which are supported by a liquidity facility, the Events of Default or Indenture Events of Default may include events of default under such liquidity facility.


               Since the Equipment Certificates outstanding under an Indenture may be held in more than one Pass Through Trust, a continuing Indenture Event of Default under such Indenture would result in an Event of Default with respect to each such Pass Through Trust. All of the Equipment Certificates issued under the same Indenture, however, will relate to a specific Aircraft and there will be no cross-collateralization or cross-default provisions in the Indentures, unless otherwise specified in the applicable Prospectus Supplement. Consequently, in the absence of such cross-default provisions, events resulting in an Indenture Event of Default under any particular Indenture will not necessarily result in an Indenture Event of Default occurring under any other Indenture. If an Indenture Event of Default occurs in fewer than all of the Indentures related to a Pass Through Trust, the Equipment Certificates issued pursuant to the Indentures with respect to which an Indenture Event of Default has not occurred will continue to be held in such Pass Through Trust and payments of principal of, premium, if any, and interest on such Equipment Certificates will continue to be distributed to the Certificateholders of such Pass Through Trust as originally scheduled, subject to the Intercreditor Agreement. If the applicable Prospectus Supplement contains the terms of any cross-subordination provisions among Certificateholders of separate Pass Through Trusts, payments made pursuant to one Indenture under which no Indenture Event of Default has occurred will be distributed first to holders of Pass Through Certificates issued under the Pass Through Trust which holds the most senior Equipment Certificates issued under all Indentures.


               The Equipment Certificates in any Pass Through Trust, and therefore the related Pass Through Certificates, will not have the benefit of any debt covenants or provisions in the Indentures relating to such Equipment Certificates or Pass Through Certificates that would afford the holders thereof protection in the event of a highly leveraged transaction involving the Corporation.

               Under each Leased Aircraft Indenture the related Owner Trustee and the Owner Participant will have the right under certain circumstances to cure an Indenture Event of Default that results from the occurrence of a Lease Event of Default under the related Lease. If the Owner Trustee or the Owner Participant chooses to exercise such cure right, the Indenture Event of Default and consequently the Event of Default under any Pass Through Trust holding the related Leased Aircraft Certificates will be deemed to be cured. The applicable Prospectus Supplement will contain a more detailed discussion of certain provisions described in this paragraph.

               The Pass Through Agreement provides that if an Indenture Event of Default under an Indenture relating to Equipment Certificates held in a Pass Through Trust shall have occurred and be continuing, the Pass Through Trustee may vote all of the Equipment Certificates issued under such Indenture that are held in such Pass Through Trust, and upon the direction of the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest of such Pass Through Trust, shall vote a corresponding majority of such Equipment Certificates, in each case in favor of directing the Indenture Trustee to declare the unpaid principal amount of all Equipment Certificates issued under such Indenture and any accrued and unpaid interest thereon to be due and payable. The Pass Through Agreement also provides, subject to any intercreditor agreement, that if an Indenture Event of Default under an Indenture relating to Equipment Certificates held in a Pass Through Trust shall have occurred and be continuing, the Pass Through Trustee may, and upon the direction of the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest of such Pass Through Trust shall, vote all of the Equipment Certificates issued under such Indenture that are held in such Pass Through Trust in favor of directing the Indenture Trustee as to the time, method and place of conducting any proceeding for any remedy available to such Indenture Trustee or of exercising any trust or power conferred on such Indenture Trustee under such Indenture. (Pass Through Agreement, Sections 7.01 and 7.09)

               The ability of the Certificateholders of any one Pass Through Trust to cause the Indenture Trustee for any Equipment Certificates held in such Pass Through Trust to accelerate the payment on such Equipment Certificates under the related Indenture or to direct the exercise of remedies by such Indenture Trustee under the related Indenture will depend, in part, upon the proportion of the aggregate principal amount of the Equipment Certificates outstanding under such Indenture and held in such Pass Through Trust to the aggregate principal amount of all Equipment Certificates outstanding under such Indenture. In addition, if cross-subordination provisions are applicable to the Pass Through Certificates, the ability of the Certificateholders of any one Pass Through Trust holding Equipment Certificates issued under related Indentures to cause the Indenture Trustee to accelerate such Equipment Certificates or to direct the exercise of remedies by the Indenture Trustee under the related Indenture will depend, in part, on the Class of Equipment Certificates held in such Pass Through Trust.

               Each Pass Through Trust will hold Equipment Certificates with different terms from those of the Equipment Certificates held in any other Pass Through Trust and, therefore, the Certificateholders of a Pass Through Trust may have divergent or conflicting interests from those of the Certificateholders of the other Pass Through Trusts holding Equipment Certificates relating to the same Indenture. In addition, so long as the same institution or an affiliate of such institution acts as Pass Through Trustee of one or more Pass Through Trusts holding Equipment Certificates issued under such Indenture, in the absence of instructions from the Certificateholders of any such Pass Through Trust, the Pass Through Trustee for such Pass Through Trust could for the same reason be faced with a potential conflict of interest upon an Indenture Event of Default. In such event, the initial Pass Through Trustee has indicated that it would resign as Pass Through Trustee of one or all of such Pass Through Trusts, and a successor pass through trustee would be appointed in accordance with the terms of the Pass Through Agreement and the applicable Series Supplement. See "The Pass Through Trustee; the Indenture Trustee" below for a discussion of resignation procedures.

               As an additional remedy, if an Indenture Event of Default under an Indenture has occurred and is continuing, the Pass Through Agreement provides that the Pass Through Trustee of a Pass Through Trust holding Equipment Certificates issued under such Indenture may, and upon the direction of the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest of such Pass Through Trust will, sell all or part of such Equipment Certificates for cash to any person at a price or prices that it may reasonably deem advisable. Any proceeds received by the Pass Through Trustee upon any such sale will be deposited in the Special Payments Account for such Pass Through Trust and will be distributed to the Certificateholders of such Pass Through Trust on a Special Distribution Date. (Pass Through Agreement, Sections 7.01 and 7.02)

               The market for Equipment Certificates in default may be very limited and there can be no assurance that they could be sold for a reasonable price. Furthermore, so long as the same institution or an affiliate of such institution acts as Pass Through Trustee of one or more Pass Through Trusts holding Equipment Certificates issued under such Indenture, it may be faced with a conflict in deciding from which Pass Through Trust to sell Equipment Certificates to available buyers. If the Pass Through Trustee sells any such Equipment Certificates with respect to which an Indenture Event of Default exists for less than the outstanding principal amount thereof, the Certificateholders of such Pass Through Trust will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against the Pass Through Trustee, or the Corporation or, in the case of Leased Aircraft Certificates, the Owner Trustee or any related Owner Participant, as the case may be. Furthermore, neither the Pass Through Trustee nor the Certificateholders of such Pass Through Trust could take any action with respect to any remaining Equipment Certificates held in such Pass Through Trust so long as no Indenture Event of Default existed with respect thereto.

               For any Pass Through Trust, any amount distributed to the Pass Through Trustee by the Indenture Trustee under any Indenture on account of the Equipment Certificates held in such Pass Through Trust following an Indenture Event of Default under such Indenture will be deposited in the Special Payments Account for such Pass Through Trust and will be distributed to the Certificateholders of such Pass Through Trust on a Special Distribution Date. In addition, if, following an Indenture Event of Default under any Leased Aircraft Indenture, the related Owner Trustee or Owner Participant, as the case may be, exercises its option, if any, to prepay or purchase the outstanding Leased Aircraft Certificates issued under such Indenture as described in the related Prospectus Supplement, the price paid by such Owner Trustee or the Owner Participant to the Pass Through Trustee for such Leased Aircraft Certificates held in such Pass Through Trust will be deposited in the related Special Payments Account and will be distributed to the Certificateholders of such Pass Through Trust on a Special Distribution Date. (Pass Through Agreement, Sections 5.01 and 5.02)

               Any funds representing payments received with respect to any Equipment Certificates held in a Pass Through Trust in default, or the proceeds from the sale by the Pass Through Trustee of any such Equipment Certificates, held by the Pass Through Trustee in the Special Payments Account for such Pass Through Trust will, to the extent practicable, be invested by the Pass Through Trustee in Permitted Investments pending the distribution of such funds on a Special Distribution Date. (Pass Through Agreement, Article I and Section 5.04)

               The Pass Through Agreement provides that the Pass Through Trustee will, within 90 days after the occurrence of a default (as defined below) under any Pass Through Trust, notify the Certificateholders of such Pass Through Trust by mail of all uncured or unwaived defaults with respect to such Pass Through Trust known to it. Under no circumstances, however, may the Pass Through Trustee give such notice until the expiration of a period of 60 days from the occurrence of such default. The Pass Through Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders, except in the case of default in the payment of principal of, premium, if any, or interest on any of the Equipment Certificates held in such Pass Through Trust. The term "default" means the occurrence of any Event of Default with respect to a Pass Through Trust as described above, except that in determining whether any such Event of Default has occurred any grace period or notice in connection therewith shall be disregarded. (Pass Through Agreement, Section 7.11)

               The Pass Through Agreement provides that for each Pass Through Trust, subject to the duty of the Pass Through Trustee during a default to act with the required standard of care, the Pass Through Trustee is entitled to be indemnified by the Certificateholders of such Pass Through Trust before proceeding to exercise any right or power under such Pass Through Trust or any intercreditor agreement at the request of such Certificateholders. (Pass Through Agreement, Section 8.03)

               Subject to any intercreditor agreement, in certain cases, the Certificateholders of a Pass Through Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Pass Through Trust (x) may on behalf of all the Certificateholders of such Pass Through Trust or (y) if the Pass Through Trustee is the controlling party under an intercreditor agreement, may direct the Pass Through Trustee to instruct the applicable Indenture Trustee to, waive any past default or Event of Default with respect to such Pass Through Trust and thereby annul any direction given by such Certificateholders to the Pass Through Trustee or the Indenture Trustee with respect thereto, except (i) a default in payment of the principal of, premium, if any, or interest on any of the Equipment Certificates held in such Pass Through Trust and (ii) a default in respect of any covenant or provision of the Pass Through Agreement or the related Series Supplement that cannot be modified or amended without the consent of each Certificateholder of such Pass Through Trust affected thereby. Any such waiver, however, will be effective to waive any such past default or Event of Default if, but only if, the correlative Indenture Event of Default has been waived under the related Indenture by the requisite holders of the Equipment Certificates outstanding thereunder. (Pass Through Agreement, Section 7.10)

               Each Indenture will provide that, with certain exceptions, the holders of a majority in aggregate unpaid principal amount of the Equipment Certificates issued thereunder may on behalf of all such holders waive any past default or Indenture Event of Default thereunder. If, as described above, the Certificateholders of a Pass Through Trust elect to waive a past default or Event of Default with respect to such Pass Through Trust, the principal amount of the Equipment Certificates issued under the related Indenture and held in such Pass Through Trust will be counted in favor of the waiver of the corresponding past default or Indenture Event of Default under the related Indenture when the Indenture Trustee determines whether such past default or Indenture Event of Default has been waived by the requisite majority in aggregate unpaid principal amount of Equipment Certificates under such Indenture. If, for example, the Equipment Certificates issued under an Indenture held in a Pass Through Trust constitute only 45% in aggregate unpaid principal amount of the Equipment Certificates issued and unpaid under such Indenture, even if all the Certificateholders of such Pass Through Trust were to instruct the Pass Through Trustee not to waive a past default or Event of Default with respect to such Pass Through Trust and, consequently, to vote such Equipment Certificates against the waiver of the corresponding past default or Indenture Event of Default under such Indenture, the Equipment Certificates so voted by the Pass Through Trustee on behalf of such Pass Through Trust would not alone be sufficient under the terms of such Indenture to compel the Indenture Trustee to refrain from giving such waiver. Moreover, there would be no assurance that the Certificateholders of any other Pass Through Trust holding Equipment Certificates issued under such Indenture would at such time vote such Equipment Certificates against such waiver. Therefore, if the Certificateholders of a Pass Through Trust or Trusts waive a past default or Event of Default such that the principal amount of the Equipment Certificates held either individually in such Pass Through Trust or in the aggregate in such Pass Through Trusts constitutes the required majority in aggregate unpaid principal amount under the applicable Indenture, such past default or Indenture Event of Default under such Indenture will be waived whether or not the Certificateholders of any other Pass Through Trust holding Equipment Certificates issued under such Indenture waive such past default or Event of Default with respect to such other Pass Through Trust.

Modifications of the Pass Through Agreement

               The Pass Through Agreement contains provisions permitting the Corporation and the Pass Through Trustee to enter into an agreement supplemental to any Pass Through Trust, without the consent of the Certificateholders of such Pass Through Trust, to:

             (i) provide for the formation of any Pass Through Trust and the issuance of the related Pass Through Certificates;

            (ii) evidence the succession of another corporation to the Corporation and the assumption by such corporation of the Corporation's obligations under the Pass Through Agreement and the applicable Series Supplement;

           (iii) add to the covenants of the Corporation for the protection of the related Certificateholders;

            (iv) surrender any right or power conferred upon the Corporation in the Pass Through Agreement or any Series Supplement;

             (v) cure any ambiguity or correct or supplement any defective or inconsistent provision of such Pass Through Agreement or the applicable Series Supplement, any intercreditor agreement or any Liquidity Facility or make any other provisions in regard to matters or questions arising thereunder that will not adversely affect the interests of the related Certificateholders;

            (vi) correct or amplify the description of property that constitutes Trust Property or the conveyance of such property to the Pass Through Trustee;

           (vii) evidence and provide for a successor Pass Through Trustee for some or all of the Pass Through Trusts;

           (viii) modify, eliminate or add to the provisions of the Pass
Through Agreement or any Series Supplement to the extent necessary to continue to qualify such Pass Through Agreement or such Series Supplement under the Trust Indenture Act of 1939, as amended, or any similar federal statute enacted thereafter;

           (ix) make any other amendments or modifications which shall only apply to any Pass Through Trust established thereafter; and

           (x) add, eliminate or change any provision under the Pass Through Agreement that will not adversely affect the interests of the Certificateholders,

provided that in each case such modification does not cause the Pass Through Trust to become taxable as an "association" within the meaning of Treasury Regulation Section 301.7701-4. (Pass Through Agreement, Section 11.01)

               The Pass Through Agreement also provides that the Corporation and the Pass Through Trustee, with the consent of the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest of the affected Pass Through Trust, may execute supplemental agreements adding any provisions to or changing or eliminating any of the provisions of the Pass Through Agreement, to the extent relating to such Pass Through Trust, and the applicable Series Supplement, any intercreditor agreement or any Liquidity Facility or modifying the rights of such Certificateholders. No such supplemental agreement may, however, without the consent of each Certificateholder so affected:

             (a) reduce the amount of, or delay the timing of, any receipt by the Pass Through Trustee of payments on the Equipment Certificates held in such Pass Through Trust, or distributions in respect of any Pass Through Certificate of such Pass Through Trust, or make distributions payable in a currency other than that provided for in such Pass Through Certificates, or impair the right of any such Certificateholder to institute suit for the enforcement of any payment when due;

             (b) reduce, modify or amend any indemnities in favor of any Certificateholder (unless consented to by each such holder adversely affected thereby);

             (c) create or permit the creation of any lien on the Trust Property or deprive any holder of any such Equipment Certificate of the benefit of the related Pass Through Trust with respect to the Trust Property whether by disposition or otherwise, except as provided in the Pass Through Agreement or the applicable Series Supplement;

             (d) reduce the percentage of the aggregate fractional undivided interests of the Pass Through Trust that is required to approve any supplemental agreement or any waiver provided for in the Pass Through Agreement or such Series Supplement; or

             (e) cause the Pass Through Trust to become taxable as an "association" within the meaning of Treasury Regulation Section 301.7701-4. (Pass Through Agreement, Section 11.02)


 Modification, Consents and Waivers under the Indenture and Related Agreements

               If the Pass Through Trustee, as the holder of any Equipment Certificates held in a Pass Through Trust, receives a request for its consent to any amendment, modification or waiver under the Indenture, or other document relating to such Equipment Certificates (including any Lease with respect to Leased Aircraft Certificates), the Pass Through Trustee will mail a notice of such proposed amendment, modification or waiver to each Certificateholder of such Pass Through Trust as of the date of such notice. The Pass Through Trustee will request instructions from such Certificateholders as to whether or not to consent to such amendment, modification or waiver. The Pass Through Trustee will vote or consent with respect to such Equipment Certificates in the same proportion as the Pass Through Certificates of such Pass Through
Trust are actually voted by such Certificateholders by a certain date. If an Event of Default relating to such Indenture has occurred and is continuing under such Pass Through Trust, the Pass Through Trustee may, in the absence of instructions from Certificateholders holding a majority in interest of such Pass Through Trust and subject to any intercreditor agreement, in its own discretion consent to such amendment, modification or waiver, and may so notify the Indenture Trustee. (Pass Through Agreement, Section 11.08)

Cross-Subordination Issues

               The Equipment Certificates issued under an Indenture may be held in more than one Pass Through Trust and one Pass Through Trust may hold Equipment Certificates issued under more than one Indenture. Only Equipment Certificates of the same Class may be held in the same Pass Through Trust. In addition, the Pass Through Trustee may enter into an intercreditor agreement which provides that payments made on account of a subordinate Class of Equipment Certificates issued under one Indenture may, under circumstances described in the applicable Prospectus Supplement, be subordinated to the prior payment of all amounts owing to Certificateholders of a Pass Through Trust which holds senior Equipment Certificates issued under all Indentures. The applicable Prospectus Supplement related to an issuance of Pass Through Certificates will describe any such intercreditor agreement and the cross-subordination provisions and any related terms, including the percentage of Certificateholders under any Pass Through Trust which are permitted to (i) grant waivers of defaults under any related Indenture, (ii) consent to the amendment or modification of any related Indentures or (iii) direct the exercise of remedial actions under any related Indentures.

Termination of Pass Through Trusts

               The obligations of the Corporation and the Pass Through Trustee with respect to a Pass Through Trust will terminate upon the distribution to the Certificateholders of such Pass Through Trust of all amounts required to be distributed to them pursuant to the Pass Through Agreement and the applicable Series Supplement and the disposition of all property held in such Pass
Through Trust. The Pass Through Trustee will notify each Certificateholder of record of such Pass Through Trust by mail of, among other things, the termination of such Pass Through Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for such Pass Through Trust. The final distribution for each Certificateholder of such Pass Through Trust will be made only upon surrender of such Certificateholder's Pass Through Certificates at the office or agency of the Pass Through Trustee specified in such termination notice. (Pass Through Agreement, Section 12.01)

Delayed Purchase

               If, on the date of issuance of any Pass Through Certificates, all of the proceeds from the sale of such Pass Through Certificates are not used to purchase the Equipment Certificates contemplated to be held in the related Pass Through Trust, such Equipment Certificates may be purchased by the Pass Through Trustee at any time on or prior to the date specified in the applicable Prospectus Supplement. In such event, the Pass Through Trustee will transfer the proceeds from the sale of such Pass Through Certificates not used to purchase Equipment Certificates on such date of issuance to the Corporation which will deposit such amount into a deposit trust account pending the purchase of the Equipment Certificates not so purchased. Such proceeds will be invested until applied to such purchase. (Pass Through Agreement, Article I and Section 2.02)

               Subject to a Special Payment upon unavailability of the Trust Property as described below, in return for its interest in the funds transferred to the deposit trust account, if the Equipment Certificates that were not so purchased become available for purchase on or prior to the date specified in the applicable Prospectus Supplement, then the Corporation will cause an amount equal to the purchase price of such Equipment Certificates to be transferred from the deposit trust account to the Pass Through Trustee on the date for such delayed purchase. On the initial Regular Distribution Date, the Corporation will pay to the Pass Through Trustee an amount equal to the interest that would have accrued on any Equipment Certificates purchased after the date of the issuance of such Pass Through Certificates from the date of the issuance of such Pass Through Certificates to, but excluding, the date of the purchase of such Equipment Certificates by the Pass Through Trustee. (Pass Through Agreement, Section 2.02)

Special Payment Upon Unavailability of Trust Property

               For any Pass Through Trust, to the extent that any of the proceeds from the sale of the related Pass Through Certificates are not applied on or prior to the date specified in the applicable Prospectus Supplement to purchase the Equipment Certificates that were contemplated to be held in such Pass Through Trust, the Corporation will cause an amount equal to such unapplied proceeds to be paid from the deposit trust account to the Pass Through Trustee. The Pass Through Trustee will distribute such proceeds to the Certificateholders of such Pass Through Trust on a pro rata basis upon not less than 20 days' prior notice to them as a Special Payment on the date specified in the applicable Prospectus Supplement, together with interest thereon at a rate equal to the rate applicable to such Pass Through Certificates, but without premium. The Corporation will also pay to the Pass Through Trustee on such date an amount equal to such interest. The Corporation will be responsible for any losses in the deposit trust account. (Pass Through Agreement, Section 2.02)

Liquidity Facility

               The applicable Prospectus Supplement may provide that one or more payments of interest on the Pass Through Certificates of one or more Series will be supported by a Liquidity Facility. The provider of such liquidity facility will have a claim senior to the Certificateholders' as specified in the Prospectus Supplement.

The Pass Through Trustee; the Indenture Trustee

               The Pass Through Trustee for each of the Pass Through Trusts will be named in the Prospectus Supplement. The Pass Through Trustee and any of its affiliates may hold Pass Through Certificates in their own names. (Pass Through Agreement, Section 8.05)

               Unless otherwise specified in the related Prospectus Supplement, First Security Bank, National Association will be the Indenture Trustee under the Indentures under which the Equipment Certificates have been or will be issued. First Security Bank, National Association acts as trustee under other indentures with respect to other indebtedness by the Corporation, and the Corporation from time to time borrows from, and maintains deposit accounts with, First Security Bank, National Association and its affiliates.

               The Pass Through Trustee may resign as trustee under any or all of the Pass Through Trusts at any time. If the Pass Through Trustee ceases to be eligible to continue as Pass Through Trustee with respect to a Pass Through Trust or becomes incapable of acting as Pass Through Trustee or becomes insolvent, the Corporation may remove such Pass Through Trustee, or any Certificateholder of such Pass Through Trust holding Pass Through Certificates for at least six months may, on behalf of such Certificateholder and all others similarly situated, petition any court of competent jurisdiction for the removal of such Pass Through Trustee and the appointment of a successor trustee. In addition, the Pass Through Trustee of any Pass Through Trust may be removed without cause by the Certificateholders holding more than 50% in aggregate amount of the related Pass Through Certificates. (Pass Through Agreement, Section 10.01)

               In the case of the resignation or removal of the Pass Through Trustee, the Corporation or the Certificateholders holding more than 50% in aggregate amount of the related Pass Through Certificates may appoint a successor Pass Through Trustee. The resignation or removal of the Pass Through Trustee for any Pass Through Trust and the appointment of the successor trustee for such Pass Through Trust does not become effective until acceptance of the appointment by the successor trustee. (Pass Through Agreement, Article X) Pursuant to such resignation and successor trustee provisions, it is possible that a different trustee could be appointed to act as the successor trustee with respect to each Pass Through Trust. All references in this Prospectus to the Pass Through Trustee are to the trustee acting in such capacity under each of the Pass Through Trusts and should be read to take into account the possibility that each of the Pass Through Trusts could have a different successor trustee in the event of such a resignation or removal.

               The Pass Through Agreement provides that the Corporation will pay the Pass Through Trustee's fees and expenses and that the Pass Through Trustee will have a priority claim on the related Trust Property to the extent such fees and expenses are not paid. The Pass Through Agreement further provides that the Pass Through Trustee in its individual capacity will be entitled to indemnification by the Corporation for, and will be held harmless against, any loss, liability or expenses (other than income or similar taxes) incurred by the Pass Through Trustee in its individual capacity in connection with the administration of any Pass Through Trust, except to the extent incurred through its own willful misconduct, bad faith or negligence or by reason of a breach of any of its representations or warranties set forth in the Pass Through Agreement or the applicable Series Supplement or any related documents. In certain circumstances, the Pass Through Trustee will be entitled to be reimbursed from the applicable Pass Through Trust for any tax (other than income or similar taxes) incurred in its trust capacity in connection with the administration of any Pass Through Trust. (Pass Through Agreement, Articles VIII and IX).


                    DESCRIPTION OF THE EQUIPMENT CERTIFICATES

               The discussion that follows is a summary that does not purport to be complete and is qualified in its entirety by the detailed information appearing in the applicable Prospectus Supplement. The following summary includes descriptions of the material terms of the Equipment Certificates and the Indentures. Except as otherwise indicated below, the following summary will apply to the Equipment Certificates, the Indenture and the Participation Agreement relating to each Aircraft, the Lease for Leased Aircraft and the Collateral Agreement or Depositary Arrangement, if any, relating thereto. Where no distinction is made between the Leased Aircraft Certificates and the Owned Aircraft Certificates or between their respective Indentures, the summary applies to any Equipment Certificate and any Indenture. Additional provisions with respect to the Equipment Certificates, the Indentures, the Participation Agreements, the Leases, if any, and the Collateral Agreements or Depositary Arrangement, if any, relating to any particular offering of Pass Through Certificates will be described in the applicable Prospectus Supplement. To the extent that any provision in any Prospectus Supplement is inconsistent with any provision of this summary, the provision of such Prospectus Supplement will control.

General

               For each Owned Aircraft, the related Owned Aircraft Certificates will be issued as direct obligations by the Corporation and will be authenticated under an Owned Aircraft Indenture by the Indenture Trustee. All of the Owned Aircraft Certificates issued under the same Owned Aircraft Indenture will relate to a specific Owned Aircraft and will not be secured by any other Aircraft. The Owned Aircraft relating to each Owned Aircraft Indenture and the related Owned Aircraft Certificates will be specified in the applicable Prospectus Supplement. The Corporation will be directly obligated under each Owned Aircraft Indenture to make payments of principal of, premium, if any, and interest on the related Owned Aircraft Certificates.

               For each Leased Aircraft, the related Leased Aircraft Certificates will be issued as nonrecourse obligations by the Owner Trustee, in each case acting for a separate Owner Trust for the benefit of an Owner Participant, and will be authenticated under a Leased Aircraft Indenture by the Indenture Trustee. All of the Leased Aircraft Certificates issued under the same Leased Aircraft Indenture will relate to and, after any related Pre-Funding Period, as discussed below under "Delayed Lease Commencement," will be secured by a specific Leased Aircraft and will not be secured by any other Aircraft. In each case, the Owner Trustee will lease the related Leased Aircraft to the Corporation pursuant to a separate Lease between such Owner Trustee and the Corporation. See "Delayed Lease Commencement" below for a discussion of the circumstances under which the Lease for an Aircraft may commence after the date of issuance of the related Leased Aircraft Certificates.

               The Leased Aircraft subject to each Lease and the Leased Aircraft Certificates issued under the related Leased Aircraft Indenture will be specified in the applicable Prospectus Supplement. Upon the commencement of the Lease for any Leased Aircraft, the Corporation will be obligated to make rental payments under such Lease that will be sufficient to pay the principal of and accrued interest on the related Leased Aircraft Certificates when and as due and payable except that, with respect to a Delayed Lease Aircraft, on the first scheduled payment date after the related Pre-Funding Period, any difference between the rental payment due on such date by the Corporation and the scheduled payment of principal, if any, and interest then due on such Leased Aircraft Certificates will be payable from the related Collateral Account and any other security pledged under the related Indenture or otherwise available to the Indenture Trustee or from amounts payable under a Depositary Arrangement. See "Delayed Lease Commencement" below. The Leased Aircraft Certificates will not, however, be obligations of, or guaranteed by, the Corporation. The Corporation's obligations to pay rent and to cause other payments to be made under each Lease will be general obligations of the Corporation.

               In certain circumstances described in the applicable Prospectus Supplement, the Corporation will have the right to purchase an Owner Trustee's right, title and interest in and to the related Aircraft and to assume the related Leased Aircraft Certificates on a full recourse basis, which would reflect a financing contemplated by an Owned Aircraft Indenture.

               For any Owned Aircraft, if specified in the applicable Prospectus Supplement, the Corporation may arrange for an Owner Trustee, acting for an Owner Trust for the benefit of an Owner Participant, to purchase such Owned Aircraft from the Corporation and lease such Aircraft back to the Corporation under a "net lease," subsequent to the sale of the related Owned Aircraft Certificates to the Pass Through Trustee for each applicable Pass Through Trust and the offering and sale of the related Pass Through Certificates pursuant to such Prospectus Supplement. In such event, such Owner Trustee will assume, on a nonrecourse basis, the obligations of the Corporation to make payments of principal and interest on the related Equipment Certificates. However, the related Equipment Certificates will no longer be direct obligations of, and will not be guaranteed by, the Corporation, although the Corporation will be obligated under the related Lease to make rental payments that will be sufficient to pay the principal of and accrued interest on the related Equipment Certificates when and as due and payable, and such Equipment Certificates will continue to be secured by a security interest in the related Aircraft, in addition to being secured by an assignment by such Owner Trustee to the Indenture Trustee of such Owner Trustee's rights under such Lease and the agreements relating to the purchase of such Aircraft. See "Security," "Payments and Limitation of Liability" and "Federal Income Tax Consequences" below. The terms and conditions under which any such sale and leaseback transaction may be consummated will be described in the applicable Prospectus Supplement.

               Until the Corporation has entered into a Lease in connection with a Leased Aircraft, the Corporation will not be obligated to make any scheduled rental payments and during any Pre-Funding Period for such Leased Aircraft the related Leased Aircraft Certificates will not be secured by such Leased Aircraft or the related Lease, including any rental payments under such Lease. During any Pre-Funding Period for such Leased Aircraft, however, the related Collateral Account, together with any other security pledged under the related Indenture or otherwise available to the Indenture Trustee or amounts payable under a Depositary Arrangement will be available to provide funds necessary to make the corresponding scheduled payments of principal, if any, and interest accrued on the related Leased Aircraft Certificates during such Pre-Funding Period, including the portion, if any, of principal and interest due on the first payment date after the Pre-Funding Period to the extent exceeding the amount of rent payable by the Corporation pursuant to the related Lease. See "Delayed Lease Commencement" below.

Principal and Interest Payments

               Interest received by the Pass Through Trustee on the Equipment Certificates constituting Trust Property of each Pass Through Trust will be passed through to the Certificateholders of such Pass Through Trust on a pro rata basis on the dates and at the rate per annum set forth in the applicable Prospectus Supplement. Interest on the Equipment Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

               Each Pass Through Trust will hold Equipment Certificates on which principal is payable in scheduled amounts and on specified dates as set forth in the applicable Prospectus Supplement. Principal received by the Pass Through Trustee on such Equipment Certificates will be passed through to the Certificateholders of such Pass Through Trust as set forth in the Prospectus Supplement.

               If specified in the applicable Prospectus Supplement, payments of interest and principal due on senior Equipment Certificates issued in respect of an Aircraft will be made prior to payments of interest and principal on Equipment Certificates issued in respect of such Aircraft which are subordinated to such senior Equipment Certificates.

Prepayment

               The applicable Prospectus Supplement will describe the circumstances, whether voluntary or involuntary, under which the related Equipment Certificates may or must be prepaid prior to the stated maturity date thereof, in whole or in part, the premium, if any, applicable upon certain prepayments and other terms applying to the prepayment of such Equipment Certificates. See "Mandatory Prepayment During the Pre-Funding Period" below for a discussion of certain events which would require prepayment of Leased Aircraft Certificates related to a Leased Aircraft during any related Pre-Funding Period.

Security

               Except during any related Pre-Funding Period, the Leased Aircraft Certificates issued under each Leased Aircraft Indenture will be secured by:

             (i) an assignment by the related Owner Trustee to the Indenture Trustee of such Owner Trustee's rights (except for certain limited rights described below) under the applicable Lease, including the right to receive rent and other payments thereunder;

            (ii) a security interest granted to the Indenture Trustee in the related Leased Aircraft, subject to the rights of the Corporation under such Lease, so that the Indenture Trustee will not have the right to disturb the Corporation's quiet enjoyment of such Aircraft so long as no Lease Event of Default shall have occurred and be continuing; and

           (iii) an assignment to such Indenture Trustee of such Owner Trustee's rights relating to such Leased Aircraft and the related engines under the agreements for the purchase thereof between the Corporation and the respective manufacturers of such Leased Aircraft and of such engines. See "Registration of the Aircraft" below.

               The assignment by such Owner Trustee to the Indenture Trustee of its rights under each Lease will exclude rights of such Owner Trustee and the related Owner Participant relating to:

             (i) indemnification by the Corporation for certain matters;

            (ii) proceeds of public liability insurance payable to such Owner Trustee in its individual capacity and to such Owner Participant under insurance maintained by the Corporation under such Lease; and

           (iii) proceeds of any insurance policies separately maintained by such Owner Trustee in its individual capacity or by such Owner Participant.

               The right of the Indenture Trustee, however, to exercise any of the rights of the Owner Trustee under the related Lease, except the right to receive payments of rent due thereunder, will be subject to certain limitations as described in the applicable Prospectus Supplement.

               The Owned Aircraft Certificates issued under each Owned Aircraft Indenture will be secured by (i) a security interest granted to the Indenture Trustee in all of the Corporation's right, title and interest in and to the related Owned Aircraft and (ii) an assignment to such Indenture Trustee of certain of the Corporation's rights relating to such Owned Aircraft and the related engines under the agreements for the purchase thereof between the Corporation and the respective manufacturers of such Owned Aircraft and of such engines. See "Registration of the Aircraft" below.


               Unless otherwise specified in the applicable Prospectus Supplement, there will be no cross-collateralization provisions in the Indentures and consequently, unless so specified, the Equipment Certificates issued in respect of one of the Aircraft will be secured only by that Aircraft and will not be secured by any other Aircraft or, in the case of Leased Aircraft Certificates, the Leases related to such other Aircraft. Unless otherwise specified in the applicable Prospectus Supplement, there will be no cross-default provisions in the Indentures and consequently, unless so specified, events resulting in an Indenture Event of Default under any particular Indenture may not result in an Indenture Event of Default occurring under any other Indenture. However, if an Indenture Event of Default occurs in fewer than all of the Indentures related to a Pass Through Trust, the Equipment Certificates issued pursuant to the Indentures with respect to which an Indenture Event of Default has not occurred will continue to be held in such Pass Through Trust and payments of principal of, premium, if any, and interest on such Equipment Certificates will continue to be distributed to the Certificateholders of such Pass Through Trust as originally scheduled, subject to the Intercreditor Agreement.


               Section 1110 of the Bankruptcy Code provides that the right of lessors, conditional vendors and holders of security interests with respect to aircraft capable of carrying ten (10) or more individuals or 6,000 pounds or more of cargo used by air carriers operating under certificates issued by the Secretary of Transportation under Chapter 447 of the Transportation Code to take possession of such aircraft in compliance with the provisions of the lease, conditional sale contract or security agreement, as the case may be, is not affected by:

             (a) the automatic stay provision of the Bankruptcy Code, which provision enjoins the taking of any action against a debtor by a creditor;

             (b) the provision of the Bankruptcy Code allowing the trustee in reorganization or the debtor-in-possession to use, sell or lease property of the debtor;

             (c) the confirmation of a plan by the bankruptcy court; and

             (d) any power of the bankruptcy court to enjoin a repossession.

               Section 1110 provides, however, that the right of a lessor, conditional vendor or holder of a security interest to take possession of an aircraft in the event of a default may not be exercised for 60 days following the date of commencement of the reorganization proceedings (unless specifically permitted by the bankruptcy court) and may not be exercised at all if, within such 60-day period, the trustee in reorganization or the debtor-in-possession agrees to perform the debtor's obligations that become due on or after such date and cures all existing monetary defaults. The Prospectus Supplement for each offering will discuss the availability of the benefits of Section 1110 of the Bankruptcy Code with respect to the related Aircraft.

               If the applicable Prospectus Supplement provides that a Pre-Funding Period will apply to a Leased Aircraft, then during such Pre-Funding Period the related Leased Aircraft Certificates will not be secured by such Leased Aircraft or a related Lease. During such Pre-Funding Period, however, such Leased Aircraft Certificates will be secured by the related Collateral Account and, if the Prospectus Supplement so provides, Additional Collateral or by a Depositary Arrangement. See "Delayed Lease Commencement" below.

Registration of the Aircraft

               The Corporation will be required, except under certain circumstances, to register and keep each Aircraft registered under Title 49 of the Transportation Code, in the name of the Corporation, in the case of an Owned Aircraft, or in the name of the Owner Trustee, after commencement of a Lease in the case of a Leased Aircraft, and to record and maintain the recordation of the Indenture and the Lease, if any, relating to each such Aircraft under the Transportation Code. Such recordation of the Indenture and the Lease, if any, relating to each Aircraft will give the Indenture Trustee a security interest in each such Aircraft perfected under the Transportation Code, which perfected security interest will, with certain limited exceptions, be recognized in those jurisdictions that have ratified to the Convention.

               The Corporation will be able, in certain circumstances, to re-register any Aircraft in certain countries other than the United States. Unless otherwise specified in the applicable Prospectus Supplement, prior to any such change in the jurisdiction of registry, the Indenture Trustee and, for Leased Aircraft, the related Owner Participant must receive certain assurances, including that such other country would provide substantially equivalent protection for the rights of owner participants, lessors and lenders in similar transactions as is provided under United States law, except that, for the purpose of such determination, rights and remedies similar to those available under Section 1110 of the Bankruptcy Code will not be required in the absence of restrictions of rights and remedies of lessors and secured parties that are similar to those imposed by Sections 362, 363 and 1129 of the Bankruptcy Code. While such assurances are intended to provide that the Corporation's (in the case of an Owned Aircraft) or the Owner Trustee's (in the case of a Leased Aircraft) title to the Aircraft and the Indenture Trustee's lien thereon will be recognized in such jurisdiction and that the Indenture Trustee may exercise the rights granted to it in the Indentures, there is no guarantee that, even if such jurisdiction is a party to the Convention, as a practical matter, the Indenture Trustee would be able to realize upon its security interest in the case of an Indenture Event of Default.

               Also, each Aircraft may be operated by the Corporation, or placed under lease, sublease or interchange arrangements with carriers domiciled outside of the United States. The ability of the Indenture Trustee in the case of an Indenture Event of Default, to realize upon its security interest in the Aircraft could be adversely affected as a legal or practical matter if the Aircraft were located outside the United States.

Merger, Consolidation and Transfer of Assets

               With respect to each Aircraft, the Corporation will be prohibited from consolidating with or merging into any other corporation under circumstances in which the Corporation is not the surviving corporation, or from transferring all or substantially all of its assets as an entirety to any other corporation, unless, among other things:

             (i) the successor or transferee corporation is a U.S. Citizen, an "air carrier" within the meaning of and operating under the Transportation Code and a corporation organized and existing under the laws of the United States or a political subdivision thereof, and such corporation expressly assumes all the obligations of the Corporation contained in the related Indenture, the Participation Agreement, the Lease, the Purchase Agreement and the Purchase Agreement Assignment;

            (ii) immediately after giving effect to such consolidation, merger or transfer, the successor or transferee is in compliance with all of the terms and conditions of such documents; and

           (iii) such consolidation, merger or transfer does not (or would not, if prior to commencement of the related Lease) give rise to a Lease Event Default under the related Lease or, in the case of an Owned Aircraft, an Indenture Event of Default under the related Owned Aircraft Indenture.

Delayed Lease Commencement

               If the applicable Prospectus Supplement provides that a Pre-Funding Period will apply to a Leased Aircraft, then until commencement of a Lease with respect to such Leased Aircraft and the Indenture Trustee's release of funds from the related Collateral Account or until payment by the provider of Depositary Arrangement of the debt portion of the purchase price for such Leased Aircraft, such Leased Aircraft is referred to as a "Delayed Lease Aircraft" and the period prior to commencement of such Lease and the Indenture Trustee's release of such funds is referred to as the "Pre-Funding Period."

               In the case of Leased Aircraft Certificates relating to a Delayed Lease Aircraft, the proceeds from sale of such Leased Aircraft Certificates to the applicable Pass Through Trusts, after deducting certain expenses of the offering of the related Pass Through Certificates, will be deposited by the Owner Trustee, on the date of such sale, in a Collateral Account established pursuant to the Indenture or pursuant to a Collateral Agreement. Such Collateral Account will secure payment of the related Leased Aircraft Certificates pending delivery of the related Aircraft. In addition, if the Prospectus Supplement so provides, the Corporation will be required to provide to the Indenture Trustee Additional Collateral (in addition to such Collateral Account) for such Leased Aircraft Certificates during the related Pre-Funding Period. Alternatively, the Corporation may establish a Depositary Arrangement pursuant to which the proceeds from sale of such Leased Aircraft Certificates will be deposited in a deposit account with a third party (having a short-term senior unsecured credit rating at least equal to the highest rating applicable to the Pass Through Certificates), who agrees to pay amounts corresponding to amounts payable on the Leased Aircraft Certificates in respect of the related Pre-Funding Period and the debt portion of the purchase price of the related Aircraft upon delivery thereof. See "Security" above.

               Funds in any Collateral Account will be invested pursuant to the related Collateral Agreement or Indenture in U.S. government obligations or such other obligations as further described in the applicable Prospectus Supplement. Earnings on such investments will be retained in the Collateral Account pending distribution as contemplated below.

               The Leased Aircraft Certificates relating to a Delayed Lease Aircraft will be issued in an amount such that the net proceeds thereof, together with expected earnings on the investments in any Collateral Account and any Additional Collateral or together with a Depositary Arrangement, will be sufficient (i) to make scheduled payments of principal, if any, and interest accrued on such Leased Aircraft Certificates during the related scheduled Pre-Funding Period specified in such Prospectus Supplement and (ii) to finance a portion of the purchase price of such Delayed Lease Aircraft, as specified in such Prospectus Supplement.

               Subject to any mandatory prepayment contemplated below, on each date during any scheduled Pre-Funding Period for the scheduled payments of principal, if any, and interest on the related Leased Aircraft Certificates, the Indenture Trustee shall withdraw from the Collateral Account the amount necessary to make the scheduled payment then due or, in the case of a Depositary Arrangement, shall withdraw such amount from the Deposit Account.

Mandatory Prepayment During the Pre-Funding Period

               To the extent that the Lease related to a Delayed Lease Aircraft has not commenced on or prior to the cut-off date specified in the applicable Prospectus Supplement as the last date of the related permitted Pre-Funding Period either (i) the Collateral Account and, to the extent necessary, any Additional Collateral will be drawn upon or, in the case of a Depositary Arrangement, the Deposit Account will be drawn upon and the related Leased Aircraft Certificates will be prepaid at a prepayment price equal to the aggregate principal amount of such Leased Aircraft Certificates, together with accrued but unpaid interest thereon to the date designated for such prepayment specified in such Prospectus Supplement or (ii) the Corporation will assume the Leased Aircraft Certificates on a full recourse basis.

               With respect to any Delayed Lease Aircraft, the applicable Prospectus Supplement also will set forth (i) any mandatory prepayment of the related Leased Aircraft Certificates, and the prepayment price therefor, upon the occurrence of any event of loss with respect to such Delayed Lease Aircraft during such Pre-Funding Period and (ii) any option the Corporation may have to convert the leveraged lease financing for a Delayed Lease Aircraft into the type of financing available for Owned Aircraft.

Owned Aircraft Indenture Covenants

               Maintenance. The Corporation will be obligated to pay all costs of operating the Owned Aircraft and, at its expense, to maintain, inspect, service, repair and overhaul the Owned Aircraft so as to keep the Owned Aircraft in good condition, ordinary wear and tear excepted, and to enable the airworthiness certification thereof to be maintained in good standing at all times under the Transportation Code or, under certain circumstances, under the applicable requirements of the aeronautical authority of another country of registry. If, however, the Owned Aircraft loses its airworthiness certification and such loss is curable, and the Corporation, using its reasonable best efforts, undertakes such cure promptly, diligently and continuously, then the Corporation will not be in default with respect to such obligation.

               Generally, the Corporation will be obligated to replace or cause to be replaced all parts that may from time to time be incorporated or installed in or attached to any Owned Aircraft (including in or on any engine) and that may become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use. The Corporation will have the right to make other alterations, modifications and additions to an Owned Aircraft so long as such alterations, modifications or additions do not materially decrease the value or utility of such Owned Aircraft or impair its condition or airworthiness below its value, utility, condition and airworthiness immediately prior to such alteration, modification or addition, assuming that such Owned Aircraft was then in the condition and airworthiness required by the related Indenture. Also, in certain circumstances, the Corporation will be permitted to remove parts (without replacement) from an Owned Aircraft or any engine (and therefore from the Lien of the applicable Indenture) if the Corporation deems such parts to be obsolete or no longer suitable or appropriate for use thereon so long as such removals do not decrease the utility, condition or airworthiness of such Owned Aircraft or any such engine, although the value of such Owned Aircraft or any such engine may be reduced by such removal. The applicable Prospectus Supplement will contain a description of certain limitations, if any, applicable to provisions described in this paragraph.

               Insurance. The applicable Prospectus Supplement will contain a description of the insurance arrangements applicable to each Aircraft. In general, the Corporation will be obligated to carry comprehensive aircraft liability insurance, including property damage liability insurance and cargo legal liability insurance as described below. Such insurance must be in such amounts, against such risks and with such retentions as the Corporation customarily maintains. Such insurance must also be with such insurers of recognized responsibility and against such other risks as is usually carried by corporations situated similarly to the Corporation and engaged in the same business as, or business similar to, the Corporation and owning or operating aircraft and engines similar to the related Aircraft and related engines. Unless otherwise indicated in the applicable Prospectus Supplement, the Corporation will also be obligated to carry, with insurers of recognized responsibility, all-risk ground and flight aircraft hull insurance covering the related Aircraft and all-risk coverage with respect to the related engines and parts while temporarily removed from such Aircraft and not replaced by similar engines or parts, as described below. Such insurance includes war-risk and allied perils, hijacking and governmental confiscation and expropriation insurance (except in the country of registry), and must be in such form and amounts, and with such retentions as the Corporation customarily maintains with respect to other aircraft in the Corporation's fleet of the same type and model and operating on the same routes as the related Aircraft. The Corporation may self-insure against the risks required to be insured against under the related lease in such reasonable amounts as are then applicable to other aircraft or engines of the Corporation of value comparable to the related Aircraft. Such self-insurance with respect to all aircraft in the Corporation's fleet may not, however, in the aggregate exceed an amount equal to the lesser of (a) 50% of the highest replacement value of any single aircraft in such fleet, or (b) 1.5% of the average aggregate insured value from time to time of the Corporation's entire aircraft fleet, provided that a standard deductible per occurrence per aircraft no greater than the amount customarily allowed as a deductible in the industry will be permitted in addition to such self-insurance.

               The Corporation and any permitted lessee of an Owned Aircraft will be named as insured parties under all insurance policies required by the related Indenture. The Indenture Trustee will be named as an additional insured, which will afford such Indenture Trustee the rights but not the obligations of an additional insured. In general, liability insurance proceeds will be distributed to the respective parties as their interests may appear and hull insurance proceeds will be distributed to the Indenture Trustee if the amount of such proceeds exceeds certain specified amounts. The applicable Prospectus Supplement will contain a description of certain limitations, if any, applicable to provisions described in this paragraph.

Ranking of Equipment Certificates

               Some of the Equipment Certificates related to one or more Aircraft, as described in the applicable Prospectus Supplement, may be subordinated and junior in right of payment to other Equipment Certificates related to the same Aircraft. The terms of such subordination, if any, will be described in the applicable Prospectus Supplement.

Payments and Limitations of Liability

               All payments of principal of, premium, if any, and interest on any Leased Aircraft Certificates will be made only from the assets subject to the Lien of the related Leased Aircraft Indenture or the income and proceeds received by the Indenture Trustee therefrom or from certain payments received by the Indenture Trustee to be applied pursuant to such Leased Aircraft Indenture, including, during any Pre-Funding Period relating to a Leased Aircraft, the Collateral Account and any Additional Collateral provided in connection with such Pre-Funding Period or amounts payable under a Depositary Arrangement and, on and after the commencement of the related Lease and, in the case of a Delayed Lease Aircraft, after the related Pre-Funding Period, rent payable by the Corporation under the related Lease. Additionally, if the applicable Prospectus Supplement provides for a Liquidity Facility to support payments of interest on one or more series of Leased Aircraft Certificates, interest payments on the Leased Aircraft Certificates will be made under such Liquidity Facility to the extent provided therein. The Leased Aircraft Certificates will not be direct obligations of, or guaranteed by the Corporation. The Corporation's obligations to pay rent and to cause other payments to be made under each Lease will be general obligations of the Corporation.

               Neither the Owner Trustee or the Indenture Trustee (in their individual capacities) will be liable to any Certificateholder or, in the case of the Owner Trustee, in its individual capacity, to the Corporation or the Indenture Trustee for any amounts payable or for any liability under the Equipment Certificates or the Indentures, except as provided in the Indentures and the Participation Agreements and except for the gross negligence or willful misconduct of the Owner Trustee.

               The Corporation's obligations under each Owned Aircraft Indenture and under the related Owned Aircraft Certificates will be general obligations of the Corporation.

Indenture Events of Default and Remedies

               For any Pass Through Trust, the applicable Prospectus Supplement will describe the Indenture Events of Default under the Indentures related to the Equipment Certificates to be held by such Pass Through Trust, the remedies that the Indenture Trustee may exercise with respect to the related Aircraft, either at its own initiative or upon instruction from holders of the related Equipment Certificates, and other provisions relating to the occurrence of an Indenture Event of Default and the exercise of remedies. Unless otherwise specified in the applicable Prospectus Supplement, there will be no cross-default provisions in the Indentures and, unless so specified, events resulting in an Indenture Event of Default under any particular Indenture will not necessarily result in an Indenture Event of Default under any other Indenture.

The Leases

               Upon the commencement of any Lease, the following terms will be applicable:

               Terms and Rentals. Each Leased Aircraft will be leased separately by the related Owner Trustee to the Corporation for a term commencing on the date of the delivery of the related Leased Aircraft to such Owner Trustee and expiring on a date not earlier than the latest maturity date of the Leased Aircraft Certificates issued with respect to such Leased Aircraft, unless previously terminated or extended, as permitted by the related Lease. The scheduled rental payments by the Corporation under each Lease will be payable on the dates specified in the applicable Prospectus Supplement. The respective payments will be assigned under the related Leased Aircraft Indenture by the Owner Trustee to the Indenture Trustee to provide the funds necessary to make payments of principal and interest due from such Owner Trustee on the Leased Aircraft Certificates issued under such Leased Aircraft Indenture. Although in certain cases the scheduled rental payments under the Leases may be adjusted, under no circumstances will such payments that the Corporation will be unconditionally obligated to make or cause to be made under any Lease be less than the scheduled payments of principal and interest on the Leased Aircraft Certificates issued under the Leased Aircraft Indenture relating to such Lease. See "Payments and Limitations of Liability" above.

               For any Delayed Lease Aircraft, upon the commencement of the Lease for such Aircraft and after the related Pre-Funding Period, the Corporation will be obligated to make scheduled rental payments under the related Lease that will be sufficient to pay in full when due all principal of and interest on, to the extent accrued from and after the related Pre-Funding Period, the related Leased Aircraft Certificates, except that on the first scheduled payment date after the related Pre-Funding Period, the difference between the rental payment due on such date by the Corporation and the scheduled payment of principal, if any, and interest then due on such Leased Aircraft Certificates will be payable from the related Collateral Account and any related Additional Collateral or from amounts payable under a Depositary Arrangement. See "Payments and Limitations of Liability" above. Scheduled payments of principal and interest on the Leased Aircraft Certificates will be made on the dates specified in the applicable Prospectus Supplement.

               Net Lease. The Corporation's obligations under each Lease in respect of the related Leased Aircraft will be those of a lessee under a "net lease." Accordingly, the Corporation will be obligated to pay all costs of operating the Leased Aircraft and, at its expense, to maintain, service, repair and overhaul the Leased Aircraft so as to keep the Leased Aircraft in good condition, ordinary wear and tear excepted, and to enable the airworthiness certification thereof to be maintained in good standing at all times under the Transportation Code or, under certain circumstances, under the applicable requirements of the aeronautical authority of another country of registry. If, however, the Leased Aircraft loses its airworthiness certification and such loss is curable, and the Corporation, using its reasonable best efforts, undertakes such cure promptly, diligently and continuously, then the Corporation will not be in default with respect to such obligation.

               Generally, the Corporation will be obligated to replace or cause to be replaced all parts that may from time to time be incorporated or installed in or attached to any Leased Aircraft (including in or on any engine) and that may become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use. The Corporation will have the right to make other alterations, modifications and additions to a Leased Aircraft so long as such alterations, modifications or additions do not materially decrease the value or utility of such Leased Aircraft or impair its condition or airworthiness below its value, utility, condition and airworthiness immediately prior to such alteration, modification or addition, assuming that such Leased Aircraft was then in the condition and airworthiness required by the related Lease. Also, in certain circumstances, the Corporation will be permitted to remove parts (without replacement) from a Leased Aircraft or any engine (and therefore from the Lien of the applicable Indenture) if the Corporation deems such parts to be obsolete or no longer suitable or appropriate for use on such Leased Aircraft so long as such removals do not decrease the utility, condition or airworthiness of such Leased Aircraft or any such engine, although the value of such Leased Aircraft or any such engine may be reduced by such removal. The applicable Prospectus Supplement will contain a description of certain limitations, if any, applicable to provisions described above.

               Insurance. The applicable Prospectus Supplement will contain a description of the insurance arrangements applicable to each Aircraft. In general, the Corporation will be obligated to carry comprehensive aircraft liability insurance, including property damage liability insurance and cargo legal liability insurance as described below. Such insurance must be in such amounts, against such risks and with such retentions as the Corporation customarily maintains. Such insurance must also be with such insurers of recognized responsibility and against such other risks as is usually carried by corporations situated similarly to the Corporation and engaged in the same business as, or business similar to, the Corporation and owning or operating aircraft and engines similar to the related Aircraft and related engines. In general, the Corporation will also be obligated to carry, with insurers of recognized responsibility, all-risk ground and flight aircraft hull insurance covering the related Aircraft and all-risk coverage with respect to the related engines and parts while temporarily removed from such Aircraft and not replaced by similar engines or parts, as described below. Such insurance includes war-risk and allied perils, hijacking and governmental confiscation and expropriation insurance (except in the country of registry), must be in such form and amounts, and with such retentions as the Corporation customarily maintains with respect to other aircraft in the Corporation's fleet of the same type and model and operating on the same routes as the related Aircraft, and may not be in an amount below certain stipulated values. The Corporation may self-insure against the risks required to be insured against under the related lease in such reasonable amounts as are then applicable to other aircraft or engines of the Corporation of value comparable to the related Aircraft. Such self-insurance with respect to all aircraft in the Corporation's fleet may not, however, in the aggregate exceed an amount equal to the lesser of (a) 50% of the highest replacement value of any single aircraft in such fleet, or (b) 1.5% of the average aggregate insured value from time to time of the Corporation's entire aircraft fleet, provided that a standard deductible per occurrence per aircraft no greater than the amount customarily allowed as a deductible in the industry will be permitted in addition to such self-insurance.

               The Corporation and any permitted sublessee of a Leased Aircraft will be named as insured parties under all insurance policies required by the related Lease. The Indenture Trustee, Owner Trustee and related Owner Participant will be named additional insureds, which will afford each of them the rights but not the obligations of an additional insured. In general, liability insurance proceeds will be distributed to the respective parties as their interests may appear and hull insurance proceeds will be distributed to the Indenture Trustee if the amount of such proceeds exceeds certain specified amounts. The applicable Prospectus Supplement will contain a description of certain limitations, if any, applicable to provisions described in this paragraph.

               Lease Events of Default; Remedies. The applicable Prospectus Supplement will describe the Lease Events of Default under the related Leases, the remedies that the Owner Trustee may exercise with respect to the related Leased Aircraft, and other provisions relating to the occurrence of a Lease Event of Default and the exercise of remedies.

The Participation Agreements

               The Corporation will be required to indemnify each Indenture Trustee and, in the case of Leased Aircraft Certificates, each Owner Participant and each Owner Trustee, and certain parties affiliated with the foregoing (but not including holders of the Equipment Certificates or the Certificateholders), for certain liabilities, losses, fees and expenses and for certain other matters arising out of the transactions described herein or relating to the applicable Aircraft or the use thereof. In addition, under certain circumstances the Corporation will be required to indemnify such persons against certain taxes, levies, duties, withholdings and for certain other matters relating to such transactions or the applicable Aircraft. Subject to certain restrictions, each Owner Participant may convey all of its right, title and interest relating to any Leased Aircraft. Moreover, if so provided in the applicable Prospectus Supplement, in certain limited instances the Corporation may assume an Owner Trust's obligations under the related Leased Aircraft Certificates on a full recourse basis.

Liquidity Facility

               The applicable Prospectus Supplement may provide that one or more payments of interest on the related Equipment Certificates of one or more Series or distributions made by the Pass Through Trustee of the related Pass Through Trust will be supported by a liquidity facility issued by an institution identified in the applicable Prospectus Supplement. Unless otherwise provided in the applicable Prospectus Supplement, the provider of the liquidity facility will have a senior claim upon the assets securing the Equipment Certificates.

Intercreditor Issues

               Equipment Certificates may be issued in different Classes, which means that the Equipment Certificates may have different payment priorities even though issued by the same Owner Trustee and relate to the same Aircraft. In such event, the applicable Prospectus Supplement will describe the priority of distributions among such Equipment Certificates (and any liquidity facilities therefor), the ability of any Class to exercise and enforce any or all remedies with respect to the related Aircraft (and, if the Equipment Certificates are Leased Aircraft Certificates, the Lease related thereto) and certain other intercreditor terms and provisions.


                         FEDERAL INCOME TAX CONSEQUENCES

               In the opinion of Davis Polk & Wardwell, tax counsel to the Corporation, the following discussion accurately describes the principal United States federal income tax consequences of ownership and disposition of the Pass Through Certificates to the initial purchasers thereof at the "issue price" who hold such Pass Through Certificates as a capital asset, and should be read in conjunction with any additional discussion of federal income tax consequences included in the applicable Prospectus Supplement. This opinion is based on laws, regulations, rulings and decisions in effect as of the date hereof. Changes to existing law, which could have retroactive effect, may alter the consequences described below. This opinion does not purport to address federal income tax consequences applicable to particular categories of investors, some of which (for example, insurance companies, financial institutions, dealers in securities and foreign investors) may be subject to special rules. Persons considering purchasing interests in Pass Through Certificates should consult their own tax advisors with regard to the application of the United States federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction. The Pass Through Trusts are not indemnified for any federal income taxes that may be imposed upon them, and the imposition of any such taxes on a Pass Through Trust could result in a reduction in the amounts available for distribution to the Certificateholders of such Pass Through Trust.

General

               The Pass Through Trusts will not themselves be subject to federal income taxation. Each Certificateholder will be required to report on its federal income tax return its pro rata share of the entire income from each of the Equipment Certificates and any other property held in the related Pass Through Trust, in accordance with such Certificateholder's method of accounting.

               A purchaser of an interest in a Pass Through Certificate should be treated as purchasing an interest in each Equipment Certificate and any other property in the related Pass Through Trust at a price determined by allocating the purchase price paid for the Pass Through Certificate among such Equipment Certificates and other property in proportion to their fair market values at the time of purchase of the Pass Through Certificate. Unless otherwise indicated in a Prospectus Supplement, the Corporation anticipates that when all the Equipment Certificates have been acquired by the related Pass Through Trust the purchase price paid for a Pass Through Certificate of such Pass Through Trust by an original purchaser of such Pass Through Certificate should be allocated among the Equipment Certificates held in such Pass Through Trust in proportion to their respective principal amounts.

               If an Equipment Certificate held by a Pass Through Trust is prepaid for an amount that differs from a Certificateholder's aggregate adjusted basis in the Equipment Certificate, the Certificateholder will be considered to have sold his pro rata share of that Equipment Certificate, and will recognize any gain or loss equal to the difference between the Certificateholder's adjusted basis and the amount realized from such prepayment (except to the extent attributable to accrued interest, which would be taxable as interest income if not previously included in income). Any such gain or loss will be long-term capital gain or loss if the Equipment Certificate is considered to have been held for more than one year. Net capital gains of individuals are, under certain circumstances, taxed at lower rates than items of ordinary income. With respect to the Equipment Certificates, an Owner Participant's conveyance of its interest in an Owner Trust will not constitute a taxable event to the holders of interests in the related Equipment Certificates. However, if (a) the Corporation were to assume an Owner Trust's obligations under the related Equipment Certificates upon a purchase of the related Aircraft by the Corporation, or (b) an Owner Trust assumes the Corporation's obligations under the Owned Aircraft Certificates, such assumption would be treated for federal income tax purposes as a taxable exchange of the respective Equipment Certificates resulting in the recognition of taxable gain or loss under the rules discussed above. For this purpose the amount realized, as determined under current Treasury regulations on original issue discount, will be equal to the fair market value of the Certificateholder's pro rata share of the respective Equipment Certificates at such time.

Sales or Exchanges of Pass Through Certificates

               A Certificateholder that sells or exchanges a Pass Through Certificate will be considered to have sold his pro rata portion of the property held by the Pass Through Trust, and will recognize gain or loss on the basis discussed in the preceding paragraph.

Effect of Subordination of Subordinated Certificateholders

               If any Pass Through Trust with respect to a Series is subordinated with respect to other Pass Through Trusts of a different Series and receives less than the full amount of the receipts of principal or interest paid with respect to the Equipment Certificates held by it because of the subordination of the Equipment Certificates held by such Pass Through Trust under the Intercreditor Agreement, the corresponding owners of beneficial interests in the Subordinated Certificates would probably be treated for federal income tax purposes as if they had (1) received as distributions their full share of such receipts, (2) paid over to the relevant preferred class of Certificateholders an amount equal to their share of such Shortfall Amount, and (3) retained the right to reimbursement of such amounts to the extent of future amounts payable to such Subordinated Certificateholders with respect to such Shortfall Amount.

               Under this analysis, (1) Subordinated Certificateholders incurring a Shortfall Amount would be required to include as current income any interest or other income of the corresponding Subordinated Trust that was a component of the Shortfall Amount, even though such amount was in fact paid to the relevant preferred class of Certificateholders, (2) a loss would only be allowed to such Subordinated Certificateholders when their right to receive reimbursement of such Shortfall Amount became worthless (i.e., when it becomes clear that funds will not be available from any source to reimburse such loss), and (3) reimbursement of such Shortfall Amount prior to such a claim of worthlessness would not be taxable income to Subordinated Certificateholders because such amount was previously included in income. These results should not significantly affect the inclusion of income for Subordinated Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinated Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.

Backup Withholding

               Payments made on the Pass Through Certificates, and proceeds from the sale or exchange of the Pass Through Certificates to or through certain brokers, may be subject to a "backup" withholding tax of 31% unless the Certificateholder complies with certain reporting procedures or is an exempt recipient under the Internal Revenue Code. Any such withheld amounts will be allowed as a credit against the Certificateholder's federal income tax and may entitle such Certificateholder to a refund, provided that the required information is furnished to the Internal Revenue Service.


                               CERTAIN UTAH TAXES

               The summary set forth below is based upon applicable tax statutes, regulations and rules promulgated thereunder, government agency rulings and court decisions published to date, each of which is subject to change.

               The Pass Through Trustee is a national banking association with its principal corporate trust office in Salt Lake City, Utah. Ray, Quinney & Nebeker, counsel to the Pass Through Trustee, has advised the Corporation that, in its opinion, under currently applicable Utah laws and assuming that the Pass Through Trustee will not hold any legal or equitable title to, or lease, any real or tangible personal property located in Utah: (i) the Pass Through Trusts will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), governmental fee or similar charge imposed by Utah or any political subdivision thereof as a result of the transactions contemplated by the Pass Through Agreement; and (ii) Certificateholders who are not residents of, or otherwise subject to tax in or by, Utah will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), governmental fee or similar charge imposed by Utah or any political subdivision thereof as a result of purchasing, holding (including receiving payments with respect to) or selling a Pass Through Certificate.

               Neither the Pass Through Trusts nor the Certificateholders will be indemnified for any state or local taxes imposed on them, and the imposition of any such taxes on a Pass Through Trust could result in a reduction in the amounts available for distribution to the Certificateholders of such Pass Through Trust. In general, should a Certificateholder or any Pass Through Trust be subject to any state or local tax which would not be imposed if such Pass Through Trust were administered in a different jurisdiction in the United States or if the Pass Through Trustee were located in a different jurisdiction in the United States, the Pass Through Trustee will either relocate the administration of such Pass Through Trust to such other jurisdiction or resign and, in the event of the Pass Through Trustee's resignation, a new Pass Through Trustee in such other jurisdiction will be appointed.


                              ERISA CONSIDERATIONS

               Unless otherwise indicated in the applicable Prospectus Supplement, Pass Through Certificates may not be purchased by, or with the assets of, any employee benefit plan subject to Title I of ERISA, or individual retirement account or plan subject to Section 4975 of the Internal Revenue Code. Certain governmental plans and non-electing church plans, however, are not subject to Title I of ERISA or Section 4975 of the Internal Revenue Code and, therefore, may purchase the Pass Through Certificates.


                              PLAN OF DISTRIBUTION

               The Pass Through Certificates may be sold to or through underwriters, directly to other purchasers or through agents.

               The distribution of the Pass Through Certificates may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

               In connection with the sale of Pass Through Certificates, underwriters or agents may receive compensation from the Corporation or from purchasers of Pass Through Certificates for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell Pass Through Certificates to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of Pass Through Certificates may be deemed to be underwriters, and any discounts or commissions received by them from the Corporation and any profit on the resale of Pass Through Certificates by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from the Corporation will be described, in the applicable Prospectus Supplement.

               Offers to purchase Pass Through Certificates may be solicited directly and the sale thereof may be made directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

               Under agreements which may be entered into by the Corporation, underwriters and agents who participate in the distribution of Pass Through Certificates may be entitled to indemnification by the Corporation against certain liabilities, including liabilities under the Securities Act.

               Unless otherwise indicated in the applicable Prospectus Supplement, the Corporation does not intend to apply for the listing of any Series of Pass Through Certificates on a national securities exchange. If the Pass Through Certificates of any Series are sold to or through underwriters, the underwriters may make a market in such Pass Through Certificates, as permitted by applicable laws and regulations. No underwriter would be obligated, however, to make a market in such Pass Through Certificates, and any such market-making could be discontinued at any time at the sole discretion of the underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Pass Through Certificates of any Series.

               Certain of the underwriters or agents and their associates may be customers of, engage in transactions with, and perform services for, the Corporation in the ordinary course of business.


                                  LEGAL MATTERS

               Unless otherwise indicated in the applicable Prospectus Supplement, the legality of the Pass Through Certificates offered hereby will be passed upon for the Corporation by Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017, and by Underwriters' Counsel. Unless otherwise indicated in the applicable Prospectus Supplement, both Davis Polk & Wardwell and Underwriters' Counsel may rely on the opinion of counsel for the Pass Through Trustee, as to matters relating to the authorization, execution and delivery of the Pass Through Agreement and of each Series of Pass Through Certificates by the Pass Through Trustee, and of Karen M. Clayborne, Senior Vice President and General Counsel of the Corporation, as to the Corporation's authorization, execution and delivery of the Pass Through Agreement. At February 28, 1998, Ms. Clayborne owned 2,000 shares of FDX Corporation's common stock and had been granted options to purchase 32,500 shares of FDX Corporation's common stock. Of the options granted, 6,800 were vested at such date.


                                     EXPERTS

               The consolidated financial statements and schedules of the Corporation included or incorporated by reference in the Corporation's Annual Report on Form 10-K for the year ended May 31, 1997 and incorporated by reference herein, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

               With respect to the unaudited interim financial information for the quarters ended August 31, 1997, November 30, 1997 and February 28, 1998, included in the Corporation's Quarterly Reports on Form 10-Q for such periods, which are incorporated by reference in this Prospectus, Arthur Andersen LLP has applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports thereon state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on that information should be restricted in light of the limited nature of the review procedures applied. In addition, the accountants are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the Registration Statement, of which this Prospectus is a part, prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.


                                  GLOSSARY OF CERTAIN TERMS

      The following is a glossary of certain terms used in this Prospectus. Definitions contained in this glossary may be different from definitions used in the applicable Prospectus Supplement. Accordingly, any Prospectus Supplement should be read in conjunction with the glossary or other definition of terms contained in such Prospectus Supplement.

      "Aircraft" means, collectively, the Owned Aircraft and the Leased
Aircraft.

      "Additional Collateral" means certain additional security which may include, unless otherwise specified in the applicable Prospectus Supplement, a letter of credit or other facility issued by a bank (within the meaning of Section 3(a)(2) of the Securities Act) whose obligations at the time of the relevant Pass Through Certificate offering carry a credit rating at least as high as the Corporation's.

      "Bankruptcy Code" means Title 11 of the United States Code (11 U.S.C. et seq.), as amended, or any successor thereto.

      "Business Day" means any day other than a Saturday, a Sunday or other day on which commercial banks in New York City, Memphis, Tennessee or the city in which the office or agency in the United States is maintained by the Pass Through Trustee for the payment of the Pass Through Certificates are authorized or required by law to close, and after the lien of the related Indenture is discharged, the city in which the principal place of business of the related Owner Trustee is located.

      "Cede" means Cede & Co., as nominee for DTC.

      "Certificate Account" means a non-interest bearing account for the deposit of Scheduled Payments on the Equipment Certificates held in the related Pass Through Trust.

      "Certificateholder" means, for any Pass Through Trust, the registered holder of any Pass Through Certificate issued by such Pass Through Trust.

      "Class" means the Equipment Certificates or Pass Through Certificates, as the case may be, of any priority of payment.

      "Collateral Account" means an account into which proceeds from the sale of the related Leased Aircraft Certificates will be deposited by the related Owner Trustee for the benefit of the related Indenture Trustee as set forth in this Prospectus and the applicable Prospectus Supplement.

      "Collateral Agreement" means a collateral agreement between the Owner Trustee and the Indenture Trustee with respect to the related Collateral Account.

      "Commission" means the Securities and Exchange Commission of the United States.

      "Convention" means the Convention on the International Recognition of Rights in Aircraft.

      "Corporation" means Federal Express Corporation.

      "Cut-off Date" means, if applicable to an Aircraft, the date 90 days after the scheduled delivery date for such Aircraft.

      "DTC" means The Depository Trust Company.

      "DTC Participants" means the participants of DTC.

      "Delayed Lease Aircraft" means a Leased Aircraft to which a Pre-Funding Period applies, which term shall be applicable to such Leased Aircraft until commencement of the related Lease and the related Indenture Trustee's release of funds from the related Collateral Account or until payment by the provider of the Depositary Arrangement of the debt portion of the purchase price for such Leased Aircraft.

      "Deposit Account" means the deposit account established under a Depositary Arrangement.

      "Depositary Arrangement" means the agreement of a person (having a short-term senior unsecured credit rating at least equal to the highest rating applicable to the Pass Through Certificates) to pay amounts corresponding to amounts payable on the Leased Aircraft Certificates in respect of any related Pre-Funding Period and the debt portion of the purchase price of the related Aircraft upon delivery thereof.

      "Distribution Date" means, collectively, the Regular Distribution Date and the Special Distribution Date.

      "Equipment Certificates" means, collectively, the Owned Aircraft Certificates and the Leased Aircraft Certificates.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "Event of Default" means each of the events designated as an event of default under the Pass Through Agreement with respect to the related Pass Through Trust.

      "Event of Loss" means, for any Aircraft, each of the events designated as such in the related Lease.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Holders" means the registered holders of the related Equipment Certificates.

      "Indentures" means, collectively, the related Owned Aircraft Indentures and the related Leased Aircraft Indentures.

      "Indenture Event of Default" means, for any Indenture, each of the events designated as an event of default in such Indenture.

      "Indenture Trustee" means First Security Bank, National Association, or another bank or trust company, in its capacity as indenture trustee under the related Indenture and any successor thereunder.

      "Intercreditor Agreement" means the agreement among the Pass Through Trustee, the subordination agent named therein and the Liquidity Provider specified in the applicable Prospectus Supplement.

      "Internal Revenue Code" means the United States Internal Revenue Code of 1986, as amended.

      "Lease" means a lease agreement between the Owner Trustee, as lessor, and the Corporation, as lessee, in each case under which the Owner Trustee leases, or is expected to lease, the related Aircraft to the Corporation.

      "Lease Event of Default" means, for any Lease, each of the events designated as an event of default in such Lease.

      "Leased Aircraft" means one or more aircraft specified in a Prospectus Supplement which has been or will be leased to the Corporation.

      "Leased Aircraft Certificates" means the equipment trust certificates issued as nonrecourse obligations by the related Owner Trustee, each acting not in its individual capacity but solely as the Owner Trustee of a separate Owner Trust in connection with a separate leveraged lease transaction relating to an Aircraft.

      "Leased Aircraft Indenture" means a trust indenture and security agreement between the Owner Trustee and the Indenture Trustee relating to a Leased Aircraft.

      "Lien" means any mortgage, pledge, lien, charge, encumbrance, lease or security interest or other similar interest.

      "Liquidity Facility" means a liquidity facility issued by the related Liquidity Provider as provided in the applicable Prospectus Supplement.

      "Liquidity Provider" means an institution identified in the applicable Prospectus Supplement which will enter into a Liquidity Facility to support certain payments of interest on the related Equipment Certificates of one or more Series or distributions made by the Pass Through Trustee of the related Pass Through Trust as provided in such Prospectus Supplement.

      "Owned Aircraft" means one or more aircraft specified in a Prospectus Supplement that have been or will be purchased and owned by the Corporation.

      "Owned Aircraft Certificates" means the equipment purchase certificates relating to an Owned Aircraft issued as recourse obligations by the Corporation.

      "Owned Aircraft Indenture" means a trust indenture and security agreement between the Corporation and the Indenture Trustee relating to an Owned Aircraft.

      "Owner Participant" means the owner participant named in the related Trust Agreement.

      "Owner Trust" means a trust created pursuant to a Trust Agreement.

      "Owner Trustee" means State Street Bank and Trust Company of Connecticut, National Association, or another bank or trust company, not in its individual capacity but solely as owner trustee of an Owner Trust.

      "Participation Agreement" means a participation agreement among the Owner Participant, the Owner Trustee, the Indenture Trustee, the Corporation and, in the case of a refinancing, each holder of a loan certificate issued under the related Indenture as originally executed.

      "Pass Through Agreement" means the Pass Through Trust Agreement dated as of May 1, 1997, between the Corporation and First Security Bank, National Association, in accordance with which each of the Pass Through Trusts will be formed pursuant to the related Series Supplement.

      "Pass Through Certificates" means the pass through certificates to be issued by the related Pass Through Trustee pursuant to the Pass Through Agreement and the related Series Supplements and which represent the fractional undivided interests in the related Pass Through Trusts.

      "Pass Through Trust" means the pass through trust to be formed pursuant to the related Series Supplement in accordance with the Pass Through Agreement.

      "Pass Through Trustee" means First Security Bank, National Association in its capacity as pass through trustee under the Pass Through Agreement, as supplemented by the related Series Supplement, for the related Pass Through Trust, and its successors and assigns thereunder.

      "Permitted Investments" means (a) direct obligations of the United
States of America or obligations fully guaranteed by the United States of America; (b) commercial paper rated A-1/P-1 by Standard & Poor's, a Division of the McGraw-Hill Company, Inc., and Moody's Investors Service, Inc., respectively or, if such ratings are unavailable, rated by any nationally recognized rating organization in the United States equal to the highest rating assigned by such rating organization; (c) overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers; and (d) overnight repurchase agreements with respect to the securities described in clause (a) above entered into with an office of a bank or trust company which is located in the United States of America of any bank or trust company which is organized under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $500 million.

      "Pool Balance" means, unless otherwise described in the applicable Prospectus Supplement, for each Pass Through Trust, as of any date, the aggregate unpaid principal amount of the Equipment Certificates held in such Pass Through Trust on such date plus any amounts in respect of principal on such Equipment Certificates held by the Pass Through Trustee and not yet distributed plus any amounts transferred to the Corporation and deposited in a deposit trust account in connection with a delayed purchase of such Equipment Certificates.

      "Pool Factors" means, unless otherwise described in the applicable Prospectus Supplement, for each Pass Through Trust, as of any Distribution Date, the quotient (rounded to the seventh decimal place) computed by dividing
(i) the Pool Balance, by (ii) the aggregate original principal amount of the Equipment Certificates held in such Pass Through Trust.

      "Pre-Funding Period" means, with respect to any Aircraft, the period, if any, commencing on the date of the issuance of the related Pass Through Certificates to but not including the date on which the funds from the related Collateral Account or Depositary Arrangement are released by the related Indenture Trustee.

      "Prospectus Supplement" means a supplement to this Prospectus.

      "Purchase Agreement" means, for any Aircraft, the purchase agreement between the manufacturer and the Corporation, including all exhibits, appendices and letter agreements attached thereto as originally executed or as modified, amended or supplemented in accordance with the terms thereof, but only to the extent that the foregoing relates to such Aircraft and to the extent assigned pursuant to the Purchase Agreement Assignment.

      "Purchase Agreement Assignment" means, for any Aircraft, the purchase agreement assignment between the related Owner Trustee and the Corporation.

      "Rating Agency" means a "nationally recognized statistical rating organization", as such term is defined in Rule 436(g)(2) under the Securities Act.

      "Registration Statement" means a registration statement on Form S-3 (together with all amendments and exhibits).

      "Regular Distribution Date" means, for each Pass Through Trust, any date specified for distribution of a Scheduled Payment to the related Pass Through Trustee in the applicable Prospectus Supplement.

      "Scheduled Payment" means the payment of principal of, and or interest on, the Equipment Certificates scheduled to be received by the related Pass Through Trustee on a Regular Distribution Date.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Series" means one of a series of Pass Through Certificates evidencing fractional undivided interests in such Pass Through Trust.

      "Series Supplement" means each of the series supplements between the Corporation and the Pass Through Trustee, in each case pursuant to which the related Pass Through Trust will be formed in accordance with the Pass Through Agreement and the related Pass Through Certificates will be issued.

      "Shortfall Amount" means any amount less than the full amount of the receipts of principal or interest paid with respect to the related Equipment Certificates.

      "Special Distribution Date" means any Business Day on which a Special Payment is to be distributed.

      "Special Payment" means, for any Pass Through Trust, any payment of principal, premium, if any, or interest, other than a Scheduled Payment, received by the related Pass Through Trustee on any of the Equipment Certificates held in such Pass Through Trust and any proceeds from the sale of any such Equipment Certificates by such Pass Through Trustee.

      "Special Payment Account" means a non-interest bearing account for the deposit of Special Payments on the Equipment Certificates held in the related Pass Through Trust.

      "Subordinated Certificateholder" means the corresponding owners of beneficial interests in the Subordinated Certificates.

      "Subordinated Certificates" means any Pass Through Certificate relating to a Subordinated Trust.

      "Subordinated Trust" means any Pass Through Trust with respect to a Series which is subordinated with respect to other Pass Through Trusts of the same Series.

      "Transportation Code" means Title 49 of the United States Code, as amended.

      "Trust Agreement" means a trust agreement between the related Owner Trustee and the related Owner Participant.

      "Trust Property" means the property held in the related Pass Through
Trust.

      "U.S. Citizen" means a citizen of the United States as defined in
Section 40102(a)(15) of the Transportation Code, or any analogous part of any successor or substituted legislation or regulation at the time in effect.

      "Underwriters' Counsel" means the counsel for any agents, dealers or underwriters.

=============================================================================

               No dealer, salesperson or other individual has been authorized to give any information or to make any representations not contained in this Prospectus in connection with the offering covered by this Prospectus. If given or made, such information or representation must not be relied upon as having been authorized by the Corporation or the Underwriters. This Prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, the Pass Through Certificates in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this Prospectus or in the affairs of the Corporation since the date hereof.

                           --------------------

                             TABLE OF CONTENTS

                                                                   Page


Available Information................................................4
Reports to Pass Through Certificateholders...........................4
Incorporation of Certain Documents by
Reference............................................................4
Federal Express Corporation..........................................5
Ratio of Earnings to Fixed Charges...................................5
Risk Factors.........................................................5
Outline of Pass Through Trust Structure..............................7
Use of Proceeds......................................................8
Diagram of Payments..................................................9
Description of the Pass Through Certificates........................10
Description of the Equipment Certificates...........................25
Federal Income Tax Consequences.....................................35
Certain Utah Taxes..................................................37
ERISA Considerations................................................38
Plan of Distribution................................................38
Legal Matters.......................................................39
Experts.............................................................39
Glossary............................................................40

=============================================================================

=============================================================================



                              $1,000,000,000


                              [COMPANY LOGO]



                              $1,000,000,000




                         Pass Through Certificates



                           --------------------
                                PROSPECTUS
                           --------------------








                               June__, 1998



=============================================================================


                           Subject To Completion

                 PRELIMINARY PROSPECTUS DATED JUNE 8, 1998


                PROSPECTUS


                              [COMPANY LOGO]

                              DEBT SECURITIES

                                ----------

               Up to $1,000,000,000 aggregate principal amount of Debt Securities of Federal Express Corporation (the "Corporation") may be offered for sale from time to time pursuant to this Prospectus and one or more Prospectus Supplements. The Debt Securities may be offered in one or more series in amounts, at prices and on terms to be determined at the time of sale. The Debt Securities will be unsecured obligations of the Corporation and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Corporation.

               When a particular series or issue of Debt Securities is offered, a Prospectus Supplement will be delivered with this Prospectus setting forth with respect to the offered securities: (i) the terms of any Offered Debt Securities including the specific designation, aggregate principal amount, denominations, purchase price, currency, maturity, rate (which may be fixed or variable) and time of payment of interest (if any), redemption terms and the other terms in connection with the offering and sale of the Offered Debt Securities; and (ii) any initial public offering price, the net proceeds to the Corporation and the other specific terms of the Offered Debt Securities.

               Interest will be payable on the Debt Securities of each series on the dates and at the rates per annum set forth for such Debt Securities in the applicable Prospectus Supplement. Principal will be payable on the Debt Securities of each series in scheduled amounts and on specified dates as set forth in the applicable Prospectus Supplement. The Debt Securities will be issued in registered form only and, unless the applicable Prospectus Supplement specifies that the Debt Securities will be issued in certificated form, in accordance with a book-entry system.

               The Debt Securities may be sold on a negotiated or competitive bid basis to or through underwriters or dealers or directly to other purchasers or through agents. See "Plan of Distribution." The Prospectus Supplement relating to each offering will set forth the names of any underwriters, dealers or agents involved in the sale of the Debt Securities in connection with which this Prospectus is being delivered, the amounts, if any, to be purchased by underwriters and the compensation, if any, of such underwriters, dealers or agents.

               Prior to their issuance there will have been no market for the Debt Securities of any series and there can be no assurance that one will develop. Unless otherwise indicated in the applicable Prospectus Supplement, the Corporation does not intend to apply for the listing of any series of Debt Securities on a national securities exchange. It is expected that the Debt Securities will be assigned an "investment grade" rating by one or more nationally recognized statistical rating organizations. Such rating or ratings will be set forth in the Prospectus Supplement applicable to the Debt Securities being sold.


               This Prospectus may not be used to consummate sales of any Debt Securities unless accompanied by the Prospectus Supplement applicable to the Debt Securities being sold.

                                ----------


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
  SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
    PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
     REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ----------

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to the registration statement or qualification under the securities laws of any such state.


                 The date of this Prospectus is June __, 1998.



                           AVAILABLE INFORMATION

               The Corporation is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports and other information with the Commission. Reports, proxy and information statements and other information filed by the Corporation with the Commission can be inspected, and copies may be obtained at prescribed rates, at the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following Regional Offices of the Commission: Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and New York Regional Office, 7 World Trade Center, New York, New York 10048. Such material can also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. and inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

               This Prospectus constitutes a part of a Registration Statement filed by the Corporation under the Securities Act. This Prospectus does not contain all of the information included in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to the Corporation and the securities offered hereby.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

               The following documents filed with the Commission in accordance with the provisions of the Exchange Act are incorporated herein by reference and made a part hereof.

               1. The Corporation's Annual Report on Form 10-K for the fiscal year ended May 31, 1997 filed August 8, 1997.

              2. The Corporation's Quarterly Reports on Form 10-Q for the fiscal quarters ended August 31, 1997, November 30, 1997 and February 28, 1998, filed October 14, 1997, January 13, 1998 and April 10, 1998, respectively.

              3. The Corporation's Current Reports on Form 8-K dated May 22, June 11, June 30, July 7, August 8, September 30 and October 6, 1997, and February 26, 1998, respectively, filed June 2, June 19, July 7, July 9, August 14, October 8 and October 8, 1997, and March 6, 1998, respectively.

               All documents filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and before the termination of the offering made by this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

               Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in this Prospectus, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

               The Corporation will furnish without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any or all documents incorporated by reference in this Prospectus, without exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to:
Elizabeth R. Allen, Investor Relations, FDX Corporation, by mail at Box 727, Memphis, Tennessee 38194-1854 or by telephone at (901) 395-3478.

                           FEDERAL EXPRESS CORPORATION

               The Corporation is a wholly-owned subsidiary of FDX Corporation. The Corporation offers a wide range of express services for the time-definite transportation of documents, packages and freight throughout the world using an extensive fleet of aircraft and vehicles and leading-edge information technologies. Corporate headquarters are located at 2005 Corporate Avenue, Memphis, Tennessee 38132, telephone (901) 369-3600.


                       RATIO OF EARNINGS TO FIXED CHARGES
                                   (Unaudited)


                                                                                      Nine Months Ended
                                             Year Ended May 31,                         February 28,
                              --------------------------------------------------  -----------------------
                                1993       1994      1995      1996      1997        1997       1998
                              -------     ------    ------    -------   --------  ---------   ---------
Ratio of Earnings to
 Fixed Charges(a).........      1.4x       1.7x      2.0x      1.9x      2.0x        1.9x     2.0x

----------
(a) Earnings included in the calculation of the ratio of earnings to fixed charges represent income before income taxes plus fixed charges (other than capitalized interest). Fixed charges include interest expense, capitalized interest, amortization of debt issuance costs and a portion of rent expense representative of interest.

               As a result of an offering of Debt Securities, the Corporation may be more highly leveraged than currently reflected in this table.


                                  RISK FACTORS

               In addition to the information set forth elsewhere in this Prospectus, prospective investors should consider carefully the factors set forth below in connection with an investment in Debt Securities.


Risks Relating to the Corporation's Business

               The Corporation offers a wide range of express services for the time-definite transportation of documents, packages and freight throughout the world using an extensive fleet of aircraft and vehicles and leading-edge information technologies. The Corporation's results of operations and financial condition are subject to certain risks and uncertainties, including economic conditions in the markets in which it operates which can affect demand for the Corporation's services, competition from other providers of express services, ability to compete with new or improved services offered by competitors, changes in customer demand patterns, increases in aviation and motor fuel prices, ability to match aircraft, vehicle and sort capacity with customer volume levels, ability to obtain aviation rights in important international markets, contributions to financial results from the sale of engine noise reduction kits, changes in government regulation, weather technological change and availability of financing on terms acceptable to the Corporation.


Subordination to Debt of Subsidiaries

               The Corporation's right and the rights of its creditors, including Holders of any Debt Securities, to participate in the assets of any subsidiary upon its liquidation or recapitalization would be subject to the prior claims of such subsidiaries' creditors, except to the extent that the Corporation may itself be a creditor with recognized claims against such subsidiary.

Highly Leveraged Transaction; No Limit on Amount of Indebtedness That May be Incurred

               The Indenture does not limit the amount of secured or unsecured indebtedness which may be incurred by the Corporation or its subsidiaries.
The Indenture does not contain any debt covenants or provisions which would afford the Holders of the Debt Securities protection in the event of a highly leveraged transaction. Other indebtedness of the Corporation ranking pari passu with the Debt Securities have covenants that would afford those holders privileges in the event of a change of control of the Corporation.

Ratings of the Debt Securities

               It is expected that the Debt Securities will be assigned an "investment grade" rating by one or more Rating Agencies. Such rating or ratings will be set forth in the Prospectus Supplement applicable to the Debt Securities being sold. A rating is not a recommendation to purchase, hold or sell Debt Securities, inasmuch as such rating does not address market price or suitability for a particular investor. There can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant. The rating of the Debt Securities will be based primarily on the default risk of the Debt Securities and are expected to address the likelihood of timely payment of interest when due on the Debt Securities and the ultimate payment of principal of the Debt Securities on the final maturity date. The reduction, suspension or withdrawal of the ratings of the Debt Securities will not, in and of itself, constitute an Event of Default.

Absence of a Public Market for the Debt Securities

               Prior to their issuance, there will have been no public market for the Debt Securities and there can be no assurance that one will develop. Unless otherwise indicated in the applicable Prospectus Supplement, the Corporation does not intend to apply for the listing of any Debt Securities on a national securities exchange. There can be no assurance as to the liquidity of the public market for the Debt Securities or that any active public market for the Debt Securities will develop or continue. If an active public market does not develop or continue, the market price and liquidity of the Debt Securities may be adversely affected.


                                 USE OF PROCEEDS

               The use of proceeds from the sale of Debt Securities will be set forth in the Prospectus Supplement applicable to such Debt Securities. Unless otherwise set forth in a Prospectus Supplement, the net proceeds from the sale of the Debt Securities will be added to the general funds of the Corporation and used for general corporate purposes.


                         DESCRIPTION OF DEBT SECURITIES

               The discussion that follows is a summary and does not purport to be complete. The summary includes descriptions of the material terms of the Indenture and the Debt Securities, the form of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. For the Debt Securities offered pursuant to this Prospectus and any Prospectus Supplement, this summary will be qualified in its entirety by the detailed information appearing in such Prospectus Supplement, as well as by the form of the Debt Securities of each series offered thereby and the Indenture. This summary makes use of terms defined in and is qualified in its entirety by reference to the Indenture.

               Except as otherwise indicated below, the following summary will apply to the Debt Securities and the Indenture. Additional provisions with respect to the Indenture and the Debt Securities relating to any particular offering of Debt Securities will be described in the applicable Prospectus Supplement.

General

               The Debt Securities are to be issued under an Indenture. The Indenture does not limit the aggregate amount of Debt Securities which may be issued thereunder and provides that Debt Securities may be issued thereunder in one or more series.

               The Debt Securities will be unsecured obligations of the Corporation and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Corporation.

               The Indenture does not contain any debt covenants or provisions which would afford the holders of the Debt Securities protection in the event of a highly leveraged transaction. Other indebtedness of the Corporation ranking pari passu with the Debt Securities have covenants that would afford those holders privileges in the event of a change in control of the Corporation.

               Reference is made to the Prospectus Supplement relating to the particular series of Debt Securities for the following terms of such Debt
Securities:

             (1) the title of such Debt Securities and the series in which such Debt Securities will be included;

             (2) the authorized denominations and aggregate principal amount of such Debt Securities;

             (3) whether the Debt Securities are to be issuable in global or certificated form;

             (4) the date or dates on which such Debt Securities will mature;

             (5) the rate or rates (which may be fixed or variable) per annum at which such Debt Securities will bear interest, if any, and if such rate is variable, the manner of calculation thereof and the date from which interest will accrue;

             (6) the place or places where the principal of (and premium, if any) and interest, if any, on such Debt Securities shall be payable;

             (7) the dates on which such interest will be payable and the corresponding record dates;

             (8) any mandatory or optional sinking fund or purchase fund or analogous provisions;

             (9) the terms and conditions upon which such Debt Securities may be redeemed, if any, and any redemption price;

            (10) if other than the principal amount thereof, the portion of the principal amount of such Debt Securities which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502 of the Indenture;

            (11) provisions, if any, for the defeasance of such Debt
Securities;

            (12) the currency in which payments of principal of (and premium, if any) and interest, if any, on such Debt Securities will be payable;

            (13) whether Additional Amounts are payable with respect to any Debt Securities;

            (14) any additional Events of Default or covenants applicable to such series; and

            (15) any other terms of such series (which terms shall not be inconsistent with the Indenture). (Indenture, Section 301).

               If a Prospectus Supplement specifies that a series of Debt Securities is denominated in a currency or currency unit other than United States dollars, such Prospectus Supplement shall also specify the denomination in which such Debt Securities will be issued and the currency in which the principal, premium, if any, and interest, if any, on such Debt Securities will be payable, which may be United States dollars based upon the exchange rate for such other currency unit existing on or about the time a payment is due. (Indenture, Section 301)

               Unless otherwise indicated in the Prospectus Supplement relating thereto, all outstanding Debt Securities will be exchangeable and transfers thereof will be registrable, and principal of, premium, if any, and interest, if any, on all Debt Securities will be payable, at the corporate trust office of the Trustee at One First National Plaza, Chicago, Illinois; provided that payment of interest may, at the option of the Corporation, be made by check mailed to the address of the person entitled thereto as it appears in the Security Register or by transfer to an account maintained by the payee with a bank located in the United States. (Indenture, Sections 301, 307 and 1002)

               Unless otherwise indicated in the Prospectus Supplement relating thereto, all Debt Securities will be issued only in fully registered form without coupons in denominations of $1,000 and any integral multiples thereof. No service charge will be made for any registration of transfer or exchange of any Debt Securities, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Indenture, Section 305) The Indenture provides that the Debt Securities may be issuable in permanent global form. (Indenture, Section 203) See "Permanent Global Securities."

               The Corporation's right and the rights of its creditors, including the Holders of any Debt Securities, to participate in the assets of any subsidiary upon its liquidation or recapitalization would be subject to the prior claims of such subsidiary's creditors, except to the extent that the Corporation may itself be a creditor with recognized claims against such subsidiary. The Indenture does not limit the amount of secured or unsecured indebtedness which may be incurred by the Corporation or its subsidiaries.

               Some of the Debt Securities may be issued as discounted Debt Securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount.

               Certain federal income tax consequences and special considerations applicable to any such securities will be described in the applicable Prospectus Supplement.

Book-Entry Procedures

               Unless Debt Securities in certificated form are issued, each Series of Debt Securities will be represented by one or more fully registered global certificates. Each global note will be deposited with, or on behalf of, DTC, and registered in its name or in the name of Cede, its nominee. No Holder of a Debt Security initially issued as a global certificate will be entitled to receive a note in certificated form, except as set forth below.

               DTC has advised the Corporation that DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for DTC Participants and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

               Holders that are not DTC Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Debt Securities may do so only through DTC Participants. In addition, Holders will receive all distributions of principal and interest from the Trustee through the DTC Participants. Under the rules, regulations and procedures creating and affecting DTC and its operation, DTC is required to make book-entry transfers of Debt Securities among DTC Participants on whose behalf it acts and to receive and transmit distributions of principal of, and interest on, the Debt Securities. Under the book-entry system, Holders may experience some delay in receipt of payments, since such payments will be forwarded by the Trustee to Cede, as nominee for DTC, and DTC in turn will forward the payments to the appropriate DTC Participants.

               Distributions by DTC Participants to Holders will be the responsibility of such DTC Participants and will be made in accordance with customary industry practices. Accordingly, although Holders will not have possession of the Debt Securities, the rules of DTC provide a mechanism by which participants will receive payments and will be able to transfer their interests. Although the DTC Participants are expected to convey the rights represented by their interests in any global security to the related Holders, because DTC can only act on behalf of DTC Participants, the ability of Holders to pledge Debt Securities to persons or entities that are not DTC Participants or to otherwise act with respect to such Debt Securities, may be limited due to the lack of physical certificates for such Debt Securities.

               None of the Corporation, the Trustee or any other agent of the Corporation or the Trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Debt Securities or for supervising or reviewing any records relating to such beneficial ownership interests. Since the only "Holder" will be Cede, as nominee of DTC, Holders will not be recognized by the Trustee as Holders, as such term is used in the Indenture, and Holders will be permitted to exercise the rights of Holders only indirectly through DTC and DTC Participants. DTC has advised the Corporation that it will take any action permitted to be taken by a Holder under the Indenture and any Prospectus Supplement only at the direction of one or more DTC Participants to whose accounts with DTC the related Debt Securities are credited.

               Same-Day Settlement and Payment. All payments made by the Corporation to the Trustee will be in immediately available funds and will be passed through to DTC in immediately available funds.

               The Debt Securities will trade in DTC's Same-Day Funds Settlement System until maturity, and secondary market trading activity in the Debt Securities will be required by DTC to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the Debt Securities.

               Certificated Form. Debt Securities initially issued in the form of a global certificate will be issued in fully registered, certificated form to Holders, or their nominees, rather than to DTC or its nominee, only if DTC advises the Trustee in writing that it is no longer willing, able or eligible to discharge properly its responsibilities as depository with respect to the Debt Securities and the Corporation is unable to locate a qualified successor or if the Corporation, at its option, elects to terminate the book-entry system through DTC. In such event, the Trustee will notify all Holders through DTC Participants of the availability of such certificated Debt Securities. Upon surrender by DTC of the definitive global note representing the series of Debt Securities and receipt of instructions for reregistration, the Trustee will reissue the Debt Securities in certificated form to Holders or their nominees. (Indenture, Section 305)

               Debt Securities in certificated form will be freely transferable and exchangeable at the office of the Trustee upon compliance with the requirements set forth in the Indenture. No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge may be required. (Indenture, Section 305)

Merger and Consolidation

               The Indenture does not prevent any consolidation or merger of the Corporation with or into any other Person, or successive consolidations or mergers in which the Corporation or its successor or successors may be a party, or any conveyance, transfer or lease of the property of the Corporation as an entirety or substantially as an entirety, to any Person, unless:

          (i) in case the Corporation shall consolidate with or merge into another corporation or convey, transfer or lease its properties and assets as, or substantially as, an entirety to any Person, the corporation formed by such consolidation or into which the Corporation is merged or the Person which acquires by conveyance, transfer, or lease the properties and assets of the Corporation, as, or substantially as, an entirety shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any), interest on and any Additional Amounts with respect to all the Debt Securities and the performance of every covenant of the Indenture on the part of the Corporation to be performed or observed;

          (ii) immediately after giving effect to such transaction, no Event of Default, or event which after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

          (iii) the Corporation shall have delivered to the Trustee an Officers' Certificate or an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with the Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with. (Indenture, Section 801)

               Upon compliance with such provisions by a successor corporation or Person, the Corporation (except in the case of a lease) would be relieved of its obligations and covenants under the Indenture and the Debt Securities. (Indenture, Section 802)

Modification, Amendment and Waiver

               Modifications and amendments of the Indenture may be made by the Corporation and the Trustee with the consent of the Holders of a majority in principal amount of each series of Debt Securities to be affected if less than all series are to be affected by such modification; provided, however, that no such modification or amendment may, without the consent of the Holder of each debt security affected thereby:

          (a) change the Stated Maturity of the principal of, or any installment of interest on, any such debt security;

          (b) reduce the principal amount of, rate of interest on, or premium payable upon the redemption of, any such debt security;

          (c) change any place of payment where, or the currency in which, any debt security or the interest or any premium thereon is payable;

          (d) impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption
     Date); or

          (e) reduce the percentage in principal amount of outstanding Debt Securities the consent of whose Holders is required for modification or amendment of the Indenture, for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults. (Indenture
     Section 902)

               The Holders of a majority in principal amount of the outstanding Debt Securities of any series may on behalf of the Holders of all Debt Securities of such series waive any past default under the Indenture and its consequences, except a default in the payment of the principal, premium, if any, or interest on any Debt Securities or in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the Holder of each outstanding debt security affected. (Indenture, Section 513)

Events of Default

               The following are "Events of Default" under the Indenture with respect to each series of Debt Securities:

          (a) default for more than 30 days in the payment of any interest on any debt security of such series;

          (b) default in the payment of principal of, or premium, if any, on, any debt security of such series at its Maturity;

          (c) default in the performance, or breach, of any other covenant of the Corporation in the Indenture for more than 60 days after written notice as provided in the Indenture;

          (d) default in the deposit of any sinking fund payment when and as due by the terms of a Debt Security of such series; and

          (e) certain events in bankruptcy, insolvency or reorganization in respect of the Corporation. (Indenture, Section 501)

               If an Event of Default with respect to all Debt Securities of any series occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 50% in aggregate principal amount of the outstanding Debt Securities of such series may, by a notice in writing to the Corporation (and to the Trustee if given by Holders), declare to be due and payable immediately the principal amount of all Debt Securities of such series. However, at any time after such a declaration of acceleration with respect to the Debt Securities of such series has been made, but before the Stated Maturity thereof, the Holders of a majority in principal amount of the outstanding Debt Securities of such series may, subject to certain conditions, rescind and annul such acceleration if all Events of Default with respect to the Debt Securities of such series, other than the nonpayment of accelerated principal, have been cured or waived as provided in the Indenture.
(Indenture, Section 502) For information as to waiver of defaults, see "Modification and Waiver."

               Subject to the duties of the Trustee, if an Event of Default with respect to the Debt Securities of any series occurs and is continuing, the Indenture provides that the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders of the Debt Securities of such series, unless such Holders offer to the Trustee reasonable indemnity. (Indenture Sections 601 and 603) Subject to such provision for indemnity, certain conditions and certain other rights of the Trustee, the Holders of a majority in principal amount of the outstanding Debt Securities of such series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of such series. (Indenture, Section 512)

               No Holder of any debt security of any series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder unless such Holder has previously given to the Trustee written notice of a continuing Event of Default, and unless the Holders of at least 50% in principal amount of the outstanding Debt Securities of such series has made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee has not received from the Holders of a majority in principal amount of the outstanding Debt Securities of such series a direction inconsistent with such request and the Trustee has failed to institute such proceeding within 60 days. (Indenture, Section 507) However, the Holder of any debt security of such series will have an absolute right to receive payment of the principal of (and premium, if any, on) and interest on such debt security on or after the respective Stated Maturities expressed in such debt security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment. (Indenture, Section 508)

               The Indenture requires the Corporation to furnish to the Trustee annually a statement as to the absence of certain defaults under the Indenture. (Indenture Section 1005) The Indenture provides that the Trustee may withhold notice to the Holders of Debt Securities of any default (except as to payment of principal or interest with respect to such Debt Securities) if it considers such withholding to be in the interest of the Holders of such Debt Securities. (Indenture, Section 602)

Defeasance and Covenant Defeasance

               The Indenture provides, if such provision is made applicable to the Debt Securities of any series, that the Corporation may elect either (A) to defease and be discharged from any and all obligations with respect to such Debt Securities (except for the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of the Debt Securities and to hold moneys for payment in trust) ("defeasance") or (B)(i) to be released from its obligations with respect to such Debt Securities under Sections 801 (consolidation, merger and sale of assets), 1005 (certificates of compliance) and (ii) that Sections 501(3) (as to Sections 801 and 1005), 501(5), 501(6) and 501(7) (if Section 501(7) is
specified in the Prospectus Supplement), as described in the last three clauses of the first sentence under "Events of Default" above, shall not be deemed to be events of default under the Indenture with respect to such series ("covenant defeasance"), upon the deposit with the Trustee (or other qualifying trustee), in trust for such purpose, of money, or Government Obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of (and premium, if any) and interest on such Debt Securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

               In the case of defeasance, the holders of such Debt Securities are entitled to receive payments in respect of such Debt Securities solely from such trust. Such a trust may only be established if, among other things, the Corporation has delivered to the Trustee an Opinion of Counsel (as specified in the Indenture) to the effect that the holders of such Debt Securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such defeasance or covenant defeasance had not occurred. Such Opinion of Counsel, in the case of defeasance under clause (A) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the Indenture. (Indenture, Article Thirteen)

Concerning the Trustee

               The Trustee acts as trustee under other indentures with respect to other indebtedness of the Corporation which ranks pari passu with the Debt Securities. The Corporation leases facilities financed with the proceeds of such indebtedness and the Corporation's obligations under such leases secure payment of such indebtedness. The Corporation also from time to time borrows from, and maintains deposit accounts with, the Trustee.


                              PLAN OF DISTRIBUTION

               The Debt Securities may be sold in any of the following ways:
(1) through underwriters or dealers; (2) through agents; or (3) directly to one or more purchasers (through a specific bidding or auction process or otherwise).

               The distribution of the Debt Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

               In connection with the sale of Debt Securities, underwriters or agents may receive compensation from the Corporation or from purchasers of Debt Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell Debt Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. If a dealer is utilized to sell the Debt Securities, the Corporation will sell such Debt Securities to the dealer as principal. The dealer may then resell such Debt Securities to the public at varying prices to be determined by such dealer at any time of resale.

               Underwriters, dealers and agents that participate in the distribution of Debt Securities may be deemed to be underwriters, and any discounts or commissions received by them from the Corporation and any profit on the resale of Debt Securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any such underwriter, dealer or agent will be identified, and any such compensation received from the Corporation will be described, in the applicable Prospectus Supplement.

               Offers to purchase Debt Securities may be solicited directly and the sale thereof may be made directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto, including the terms of any bidding or auction process.

               If so indicated in the Prospectus Supplement, the Corporation will authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase Debt Securities from the Corporation at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the Prospectus Supplement and the Prospectus Supplement will set forth the commission payable for the solicitation of such contracts.

               Under agreements which may be entered into by the Corporation, underwriters, dealers and agents who participate in the distribution of Debt Securities may be entitled to indemnification by the Corporation against certain liabilities, including liabilities under the Securities Act or to contribution with respect to payments which the agents, underwriters or dealers may be required to make in respect thereof.

               Unless otherwise indicated in the applicable Prospectus Supplement, the Corporation does not intend to apply for the listing of any Series of Debt Securities on a national securities exchange. If the Debt Securities of any Series are sold to or through underwriters, the underwriters may make a market in such Debt Securities, as permitted by applicable laws and regulations. No underwriter would be obligated, however, to make a market in such Debt Securities, and any such market-making could be discontinued at any time at the sole discretion of the underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Debt Securities of any Series.

               Certain of the underwriters, dealers or agents and their associates may be customers of, engage in transactions with, and perform services for, the Corporation in the ordinary course of business.


                                  LEGAL MATTERS

               Unless otherwise indicated in the Prospectus Supplement relating to the Offered Debt Securities, the legality of the Debt Securities will be passed upon for the Corporation by Karen M. Clayborne, Senior Vice President and General Counsel of the Corporation, and by counsel for any underwriters, dealers and agent. At February 28, 1998, Ms. Clayborne owned 2,000 shares of FDX Corporation's common stock and had been granted options to purchase 32,500 shares of FDX Corporation's common stock. Of the options granted, 6,800 were vested at such date.


                                     EXPERTS

               The consolidated financial statements and schedules of the Corporation included or incorporated by reference in the Corporation's Annual Report on Form 10-K for the year ended May 31, 1997 and incorporated by reference herein, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

               With respect to the unaudited interim financial information for the quarters ended August 31, 1997, November 30, 1997 and February 28, 1998, included in the Corporation's Quarterly Reports on Form 10-Q for such periods, which are incorporated by reference in this Prospectus, Arthur Andersen LLP has applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports thereon state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on that information should be restricted in light of the limited nature of the review procedures applied. In addition, the accountants are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the Registration Statement, of which this Prospectus is a part, prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.


                            GLOSSARY OF CERTAIN TERMS

      The following is a glossary of certain terms used in this Prospectus. Definitions contained in this glossary may be different from definitions used in the applicable Prospectus Supplement. Accordingly, any Prospectus Supplement should be read in conjunction with the glossary or other definition of terms contained in such Prospectus Supplement.

      "Additional Amounts" means any additional amounts which are required by any Debt Security or related Indenture, under circumstances specified therein, to be paid by the Corporation in respect of certain taxes, assessments or other governmental charges imposed on Holders specified therein and which are owing to such Holders.

      "Cede" means Cede & Co., as nominee for DTC.

      "Commission" means the Securities and Exchange Commission of the United States.

      "Corporation" means Federal Express Corporation.

      "DTC" means The Depository Trust Company.

      "DTC Participants" means the participants of DTC.

      "Debt Securities" means unsecured debt securities (or the equivalent thereof in foreign currency) relating to this Prospectus and the applicable Prospectus Supplement.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Event of Default" means each of the events designated as an event of default in the related Indenture.

      "Foreign Currency" means any currency, currency unit or composite currency, including, without limitation, the European currency units, issued by the government of one or more countries other than the United States or by any recognized confederation or association of such governments.

      "Government Obligations" means securities which are (x) direct obligations of the United States of America or the other government or governments in the confederation which issued the Foreign Currency in which the principal of or any premium or interest on any Debt Security or any Additional Amounts in respect thereof shall be payable, in each case where the payment or payments thereunder are supported by the full faith and credit of such government or governments, or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such other governments or governments, in each case where the payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other governments or governments, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank as custodian with respect to any such Government Obligation or a specific payment of principal of or interest on any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect to the Government Obligation or the specific payment of principal of or interest on the Government Obligation evidenced by such depository receipt.

      "Holder" means a Person in whose name a Debt Security is registered in the Security Register.

      "Indenture" means an indenture agreement between the Trustee and the Corporation with respect to the related Debt Securities.

      "Maturity," with respect to any Debt Security, means the date on which the principal of such Debt Security, or an installment of principal, becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption or repurchase or otherwise and includes the Redemption Date.

      "Offered Debt Securities" means a particular series or issue of Debt Securities which is offered pursuant to this Prospectus and the applicable Prospectus Supplement.

      "Officer's Certificate" means a certificate signed by the Chairman of the Board, the President or any Vice President, and attested by the Secretary or any Assistant Secretary of the Corporation, and delivered to the Trustee.

      "Opinion of Counsel" means a written opinion of counsel, who may be an employee of or of counsel to the Corporation, or other counsel reasonably satisfactory to the Trustee.

      "Person" means any individual, sole proprietorship, partnership, joint venture, joint stock company, trust, unincorporated organization, association, corporation, institution, entity or government (federal, state, local, foreign or any agency, instrumentality, division or body thereof).

      "Prospectus Supplement" means a supplement to this Prospectus.

      "Rating Agency" means a "nationally recognized statistical rating organization", as such term is defined in Rule 436(g)(2) under the Securities Act.

      "Redemption Date," with respect to any Debt Security or portion thereof to be redeemed, means the date fixed for such redemption by or pursuant to the Indenture or such Debt Security.

      "Registration Statement" means a registration statement on Form S-3 (together with all amendments and exhibits).

      "Securities Act" means the Securities Act of 1933, as amended.

      "Security Register" means a register in which, subject to such reasonable regulations as it may prescribe, the Corporation shall provide for the registration of Debt Securities and of transfers of Debt Securities.

      "Series" means one or more series of Debt Securities, the Debt Securities of each respective series having identical interest rates, rankings and maturity dates.

      "Stated Maturity" means, with respect to any Debt Security or any installment of principal thereof or interest thereon or any Additional Amounts, the date established by or pursuant to the Indenture or such Debt Security as the fixed date on which the principal of such Debt Security or such installment of principal or interest is, or such Additional Amounts are, due and payable.

      "Trustee" means The First National Bank of Chicago as trustee under the related Indenture.



======================================================================
           No dealer, salesperson or other individual has been authorized to give any information or to make any representations not contained in this Prospectus in connection with the offering covered by this Prospectus. If given or made, such information or representation must not be relied upon as having been authorized by the Corporation or the Underwriters. This Prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, the Securities in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this Prospectus or in the affairs of the Corporation since the date hereof.


                   -------------------

                    TABLE OF CONTENTS


                                                     Page
                                                     ----
Available Information...................................2
Incorporation of Certain Documents by
Reference...............................................2
Federal Express Corporation.............................3
Ratio of Earnings to Fixed Charges......................3
Risk Factors............................................3
Use of Proceeds.........................................4
Description of Debt Securities..........................5
Plan of Distribution...................................11
Legal Matters..........................................12
Experts................................................12
Glossary...............................................13
======================================================================


======================================================================



                              $1,000,000,000


                              [COMPANY LOGO]



                              $1,000,000,000




                              Debt Securities




                            -------------------
                                PROSPECTUS
                            -------------------












                               June __, 1998


======================================================================


                                  PART II

                  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

               The following are the estimated expenses of the issuance and distribution of the securities (other than underwriting discounts and commissions) being registered, all of which will be paid by the Registrant:

            SEC Registration Fee...................         292,630
            Printing and Engraving.................          25,000
            Fees of Transfer Agent and Registrar...          10,000
            Attorneys' Fees and Expenses...........         500,000
            Trustees' Fees.........................          20,000
            Accounting Fees and Expenses...........          20,000
            Blue Sky Fees and Expenses.............           5,000
            Rating Agency Fees.....................         125,000
            New York Stock Exchange Listing Fee....          25,000
            Miscellaneous..........................           5,000
                                                       ------------
            Total..................................      1,027,630
                                                       ============

               All of the above amounts, other than the SEC Registration Fee, are estimated.

Item 15.  Indemnification of Directors and Officers

          (a) Reference is made to Section 145 of the Delaware General Corporation Law ("DGCL") as to indemnification by the Registrant of officers and directors.

          (b) Section 13 of Article III of the by-laws of the Registrant provides for indemnification of directors as follows:


       Section 13. The corporation shall indemnify to the full extent authorized or permitted by the General Corporation Law of the State of Delaware any person made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he, his testator or intestate is or was a director of the corporation or serves or served as a director, officer, employee or agent of any other enterprise at the request of the corporation.

               Section 18 of Article V of the by-laws of the Registrant provides for indemnification of officers as follows:

       Section 18. The corporation shall indemnify to the full extent authorized or permitted by the General Corporation Law of the State of Delaware any person made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he, his testator or intestate is or was an officer or Managing Director of the corporation or serves or served as a director, officer, employee or agent of any other enterprise at the request of the corporation.

          (c) The Underwriting Agreements filed as Exhibits 1(a), 1(b) and 1(c) to this Registration Statement provide, under certain circumstances, for indemnification for the Registrant and certain other persons against certain liabilities.

          (d) The Registrant has purchased insurance designed to protect the Registrant and its directors and officers against losses arising from certain claims, including claims under the Securities Act of 1933, as amended.

Item 16.  Exhibits

1(a) Form of Underwriting Agreement relating to Equipment Trust Certificates
     (Filed as Exhibit 1(a) to Registrant's Registration Statement on Form S-3, Commission File No. 33-52142, and incorporated herein by reference, except that reference in such Exhibit to such File Number shall be left blank)

1(b) Form of Underwriting Agreement relating to Pass Through Certificates (Filed as Exhibit 1(b) to Registrant's Registration Statement on Form S-3, Commission File No. 333-07691, and incorporated herein by reference)

1(c) Form of Underwriting Agreement relating to Debt Securities (Filed as
     Exhibit 1(c) to Registrant's Registration Statement on Form S-3, Commission File No. 333-07691, and incorporated herein by reference)

4(a)(1) Pass Through Trust Agreement, dated as of May 1, 1997, between Federal
     Express Corporation and First Security Bank, National Association (Filed as
     Exhibit 4.a.3 to Registrant's Current Report on Form 8-K dated May 12, 1997, Commission File No. 1-7806, and incorporated herein by reference)

4(a)(2) Form of Pass Through Certificate (included in Exhibit 4(a)(1))

4(b)(1) Form of Trust Indenture and Security Agreement among the Owner Trustee, the Indenture Trustee and Federal Express Corporation, as Lessee, for an offering of Equipment Trust Certificates (Filed as Exhibit 4(b)(1) to Registrant's Registration Statement on Form S-3, Commission File No. 33-52142, and incorporated herein by reference)*

4(b)(2) Form of Equipment Trust Certificate (included in Exhibit 4(b)(1))

4(c)(1) Form of Trust Indenture and Security Agreement (Leased Aircraft
     Indenture) between the Owner Trustee and the Indenture Trustee, relating to Equipment Certificates (Leased Aircraft Certificates) in connection with an offering of Pass Through Certificates (Filed as Exhibit 4(c) to Registrant's Registration Statement on Form S-3, Commission File No. 33-52142, and incorporated herein by reference)*

4(c)(2) Form of Trust Indenture and Security Agreement (Leased Aircraft
     Indenture--Prefunding) between the Owner Trustee and the Indenture Trustee, relating to Equipment Certificates (Leased Aircraft Certificates) in connection with an offering of Pass Through Certificates (Filed as Exhibit 4(c)(2) to Registrant's Registration Statement on Form S-3, Commission File No. 333-07691, and incorporated herein by reference)*

4(d) Form of Trust Indenture, Mortgage and Security Agreement (Owned Aircraft
     Indenture) between Federal Express Corporation and the Indenture Trustee, relating to Equipment Certificates (Owned Aircraft Certificates) in connection with an offering of Pass Through Certificates (Filed as Exhibit 4(d)(1) to Registrant's Registration Statement on Form S-3, Commission File No. 33-56569, and incorporated herein by reference)*

4(e)(1) Form of Participation Agreement among Federal Express Corporation, as
     Lessee, the Owner Participant, the Owner Trustee, the Original Loan Participants, if any, the Indenture Trustee and, when in connection with an offering of Pass Through Certificates, the Pass Through Trustee, relating to Equipment Trust Certificates or, when in connection with an offering of Pass Through Certificates, Equipment Certificates (Leased Aircraft Certificates) (Filed as Exhibit 4(e)(1) to Registrant's Registration Statement on Form S-3, Commission File No. 33-52142, and incorporated herein by reference)*

4(e)(2) Form of Participation Agreement among Federal Express Corporation, as
     Lessee, the Owner Participant, the Owner Trustee, the Indenture Trustee and the Pass Through Trustee, relating to Equipment Certificates in connection with an offering of Pass Through Certificates (Leased Aircraft Certificates--Prefunding) (Filed as Exhibit 4(e)(2) to Registrant's Registration Statement on Form S-3, Commission File No. 333-07691, and incorporated herein by reference)*

4(e)(3) Form of Participation Agreement among Federal Express Corporation, the
     Pass Through Trustee and the Indenture Trustee for Equipment Certificates (Owned Aircraft Certificates) in connection with an offering of Pass Through Certificates (Filed as Exhibit 4(e)(2) to Registrant's Registration Statement on Form S-3, Commission File No. 33-56569, and incorporated herein by reference)*

4(f)(1) Form of Trust Agreement between the Owner Participant and the Owner
     Trustee relating to Equipment Certificates (Leased Aircraft Certificates) in connection with an offering of Equipment Trust Certificates or Pass Through Certificates (Filed as Exhibit 4(f) to Registrant's Registration Statement on Form S-3, Commission File No. 33-52142, and incorporated herein by reference)*

4(f)(2) Form of Trust Agreement between the Owner Participant and the Owner
     Trustee relating to Equipment Certificates (Leased Aircraft Certificates--Prefunding) in connection with an offering of Pass Through Certificates (Filed as Exhibit 4(f)(2) to Registrant's Registration Statement on Form S-3, Commission File No. 333-07691, and incorporated herein by reference)*

4(g)(1) Form of Lease Agreement between the Owner Trustee, as the Lessor, and
       Federal Express Corporation, as Lessee, relating to Equipment Certificates (Leased Aircraft Certificates) in connection with an offering of Equipment Trust Certificates or Pass Through Certificates (Filed as Exhibit 4(g) to Registrant's Registration Statement on Form S-3, Commission File No. 33-52142, and incorporated herein by reference)*

4(g)(2) Form of Lease Agreement between the Owner Trustee, as the Lessor, and
     Federal Express Corporation, as Lessee, relating to Equipment Certificates (Leased Aircraft Certificates-Prefunding) in connection with an offering of Pass Through Certificates (Filed as Exhibit 4(g)(2) to Registrant's Registration Statement on Form S-3, Commission File No. 333-07691, and incorporated herein by reference)*

4(h) Form of Collateral Agreement between the Owner Trustee and the Indenture
     Trustee (Filed as Exhibit 4(g) to Registrant's Registration Statement on Form S-3, Commission File No. 33-51623, and incorporated herein by reference)

4(i) Form of Indenture dated as of July 1, 1996 between the Registrant and The
     First National Bank of Chicago, as Trustee (Filed as Exhibit 4(i) to Registrant's Registration Statement on Form S-3, Commission File No. 333-07691, and incorporated herein by reference)

4(j) Form of Debt Security (included in Exhibit 4(i))

5(a)(1) Opinion of Davis Polk & Wardwell, counsel for Federal Express
     Corporation, relating to Equipment Trust Certificates**

5(a)(2) Opinion of Davis Polk & Wardwell, counsel for Federal Express
       Corporation, relating to Pass Through Certificates**

5(b) Opinion of Ray, Quinney & Nebeker, counsel for the Pass Through Trustee**

5(c) Opinion of Bingham Dana LLP, counsel for the Owner Trustee**

5(d)(1)Opinion of Karen M. Clayborne, Senior Vice President and General Counsel of Federal Express Corporation, relating to Equipment Trust Certificates and Pass Through Certificates**

5(d)(2)Opinion of Karen M. Clayborne, Senior Vice President and General Counsel of Federal Express Corporation, relating to Debt Securities**

8(a) Tax Opinion of Davis Polk & Wardwell, counsel for Federal Express
     Corporation (included under the caption "Federal Income Tax Consequences" in the Prospectus relating to Pass Through Certificates)

8(b) Tax Opinion of Ray, Quinney & Nebeker, special counsel for the Pass Through
     Trustee (included under the caption "Certain Utah Taxes" in the Prospectus relating to Pass Through Certificates) (included in Exhibit 5(b))

12   Computation of Ratio of Earnings to Fixed Charges**

15 Letters of Arthur Andersen LLP, independent public accountants (Filed as Exhibits 15.1 to Registrant's FY98 First, Second and Third Quarterly Reports on Form 10-Q, Commission File No. 1-7806, and incorporated herein by reference)

23(a)Consent of Davis Polk & Wardwell, counsel for Federal Express Corporation
     (included in Exhibits 5(a)(1) and 5(a)(2))

23(b)Consent of Ray, Quinney & Nebeker, counsel for the Pass Through Trustee
     (included in Exhibit 5(b))

23(c)Consent of Bingham Dana LLP, counsel for the Owner Trustee (included in
     Exhibit 5(c))

23(d)Consent of Karen M. Clayborne (included in Exhibits 5(d)(1) and 5(d)(2))


23(e)Consent of Arthur Andersen LLP, independent public accountants**


25(a)Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of State Street Bank and Trust Company, as Indenture Trustee (Filed as Exhibit 25(a) to Registrant's Registration Statement on Form S-3, Commission File No. 333-07691, and incorporated herein by reference)

25(b)Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Trustee (Filed as
     Exhibit 25(b) to Registrant's Registration Statement on Form S-3, Commission File No. 333-07691, and incorporated herein by reference)

25(c)Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of First Security Bank, National Association, as Pass Through Trustee (Filed as Exhibit 4.a.3 to Registrant's Current Report on Form 8-K dated May 12, 1997, Commission File No. 1-7806, and incorporated herein by reference)
----------
* Separate Indentures, Participation Agreements, Trust Agreements and Lease Agreements will be entered into with respect to each Leased Aircraft in connection with any particular offering of Equipment Trust Certificates or Pass Through Certificates. Separate Indentures and Participation
   Agreements will be entered into with respect to each Owned Aircraft in connection with an offering of Pass Through Certificates. The Prospectus Supplement for each offering of Equipment Trust Certificates or Pass
   Through Certificates will set forth any material details in which such Indentures, Participation Agreements, Trust Agreements or Lease Agreements, as the case may be, differ from the corresponding Exhibit for the form of such documents.

** Filed previously.

Item 17.  Undertakings

               The undersigned Registrant hereby undertakes:

              (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:


          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;


          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, the paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

             (d) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

                                SIGNATURES


               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to Registration Statement No. 333-49411 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Memphis, State of Tennessee, on this 8th day of June 1998.

                       FEDERAL EXPRESS CORPORATION


                       By:/s/ Michael W. Hillard
                       ---------------------------------------
                       Name    Michael W. Hillard
                       Title:  Vice President and Controller


               Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement No. 333-49411 has been signed below by the following persons in the capacities and on the dates indicated.

        Signature            Capacity                                   Date
-------------------------    -----------------------------------   -------------
/s/ Frederick W. Smith       Chairman of the Board and Director    June 8, 1998
-------------------------
   Frederick W. Smith

/s/ Alan B. Graf, Jr.        Director                              June 8, 1998
-------------------------
    Alan B. Graf, Jr.

/s/ Theodore L. Weise        President, Chief Executive Officer    June 8, 1998
-------------------------
    Theodore L. Weise        and Director (Principal Executive
                             Officer)

/s/ Kenneth R. Masterson     Director                              June 8, 1998
-------------------------
  Kenneth R. Masterson

/s/ T. Michael Glenn         Director                              June 8, 1998
-------------------------
    T. Michael Glenn

/s/ Dennis H. Jones          Director                              June 8, 1998
-------------------------
     Dennis H. Jones

/s/ David J. Bronczek        Executive Vice President, Chief       June 8, 1998
-------------------------
    David J. Bronczek        Operating Officer and Director
/s/ George W. Hearn          Director                              June 8, 1998
-------------------------
     George W. Hearn
/s/ Scott E. Hansen          Director                              June 8, 1998
-------------------------
     Scott E. Hansen

/s/ Michael W. Hillard       Vice President and Controller         June 8, 1998
-------------------------
   Michael W. Hillard        (Principal Accounting Officer)

/s/ Tracy G. Schmidt         Senior Vice President and Chief       June 8, 1998
-------------------------
    Tracy G. Schmidt         Financial Officer (Principal
                             Financial Officer)

                                  EXHIBIT INDEX

Exhibits                      Exhibit Description

1(a) Form of Underwriting Agreement relating to Equipment Trust Certificates (Filed as Exhibit 1(a) to Registrant's Registration Statement on Form S-3, Commission File No. 33-52142, and incorporated herein by reference, except that reference in such Exhibit to such File Number shall be left blank)

1(b) Form of Underwriting Agreement relating to Pass Through Certificates (Filed as Exhibit 1(b) to Registrant's Registration Statement on Form S-3, Commission File No. 333-07691, and incorporated herein by reference)

1(c)  Form of Underwriting Agreement relating to Debt Securities  (Filed as
      Exhibit 1(c) to Registrant's Registration Statement on Form S-3, Commission File No. 333-07691, and incorporated herein by reference)

4(a)(1) Pass Through Trust Agreement, dated as of May 1, 1997 between Federal
      Express Corporation and First Security Bank, National Association
      (Filed as Exhibit 4.a.3 to Registrant's Current Report on Form 8-K dated May 12, 1997, Commission File No. 1-7806, and incorporated herein by reference)

4(a)(2) Form of Pass Through Certificate (included in Exhibit 4(a)(1))

4(b)(1) Form of Trust Indenture and Security Agreement among the Owner
      Trustee, the Indenture Trustee and Federal Express Corporation, as Lessee, for an offering of Equipment Trust Certificates (Filed as Exhibit 4(b)(1) to Registrant's Registration Statement on Form S-3, Commission File No. 33-52142, and incorporated herein by reference)*

4(b)(2) Form of Equipment Trust Certificate (included in Exhibit 4(b)(1))

4(c)(1) Form of Trust Indenture and Security Agreement (Leased Aircraft
      Indenture) between the Owner Trustee and the Indenture Trustee, relating to Equipment Certificates (Leased Aircraft Certificates) in connection with an offering of Pass Through Certificates (Filed as Exhibit 4(c) to Registrant's Registration Statement on Form S-3, Commission File No. 33-52142, and incorporated herein by reference)*

4(c)(2) Form of Trust Indenture and Security Agreement (Leased Aircraft
      Indenture--Prefunding) between the Owner Trustee and the Indenture Trustee, relating to Equipment Certificates (Leased Aircraft Certificates) in connection with an offering of Pass Through Certificates (Filed as Exhibit 4(c)(2) to Registrant's Registration Statement on Form S-3, Commission File No. 333-07691, and incorporated herein by reference)*

4(d) Form of Trust Indenture, Mortgage and Security Agreement (Owned Aircraft Indenture) between Federal Express Corporation and the Indenture Trustee, relating to Equipment Certificates (Owned Aircraft
      Certificates) in connection with an offering of Pass Through Certificates (Filed as Exhibit 4(d)(1) to Registrant's Registration Statement on Form S-3, Commission File No. 33-56569, and incorporated herein by reference)*

4(e)(1) Form of Participation Agreement among Federal Express Corporation, as
      Lessee, the Owner Participant, the Owner Trustee, the Original Loan Participants, if any, the Indenture Trustee and, when in connection with an offering of Pass Through Certificates, the Pass Through Trustee, relating to Equipment Trust Certificates or, when in connection with an offering of Pass Through Certificates, Equipment Certificates (Leased Aircraft Certificates) (Filed as Exhibit 4(e)(1) to Registrant's Registration Statement on Form S-3, Commission File No. 33-52142, and incorporated herein by reference)*

4(e)(2) Form of Participation Agreement among Federal Express Corporation, as
      Lessee, the Owner Participant, the Owner Trustee, the Indenture Trustee and the Pass Through Trustee, relating to Equipment Certificates in connection with an offering of Pass Through Certificates (Leased Aircraft Certificates--Prefunding) (Filed as Exhibit 4(e)(2) to Registrant's Registration Statement on Form S-3, Commission File No. 333-07691, and incorporated herein by reference)*

4(e)(3) Form of Participation Agreement among Federal Express Corporation, the
      Pass Through Trustee and the Indenture Trustee for Equipment
      Certificates (Owned Aircraft Certificates) in connection with an offering of Pass Through Certificates (Filed as Exhibit 4(e)(2) to Registrant's Registration Statement on Form S-3, Commission File No. 33-56569, and incorporated herein by reference)*

4(f)(1) Form of Trust Agreement between the Owner Participant and the Owner
      Trustee relating to Equipment Certificates (Leased Aircraft Certificates) in connection with an offering of Equipment Trust Certificates or Pass Through Certificates (Filed as Exhibit 4(f) to Registrant's Registration Statement on Form S-3, Commission File No. 33-52142, and incorporated herein by reference)*

4(f)(2) Form of Trust Agreement between the Owner Participant and the Owner
      Trustee relating to Equipment Certificates (Leased Aircraft Certificates--Prefunding) in connection with an offering of Pass Through Certificates (Filed as Exhibit 4(f)(2) to Registrant's Registration Statement on Form S-3, Commission File No. 333-07691, and incorporated herein by reference)*

4(g)(1) Form of Lease Agreement between the Owner Trustee, as the Lessor, and
      Federal Express Corporation, as Lessee, relating to Equipment Certificates (Leased Aircraft Certificates) in connection with an offering of Equipment Trust Certificates or Pass Through Certificates (Filed as Exhibit 4(g) to Registrant's Registration Statement on Form S-3, Commission File No. 33-52142, and incorporated herein by reference)*

4(g)(2) Form of Lease Agreement between the Owner Trustee, as the Lessor, and
      Federal Express Corporation, as Lessee, relating to Equipment Certificates (Leased Aircraft Certificates-Prefunding) in connection with an offering of Pass Through Certificates (Filed as Exhibit 4(g)(2) to Registrant's Registration Statement on Form S-3, Commission File No. 333-07691, and incorporated herein by reference)*

4(h) Form of Collateral Agreement between the Owner Trustee and the Indenture Trustee (Filed as Exhibit 4(g) to Registrant's Registration Statement on Form S-3, Commission File No. 33-51623, and incorporated herein by reference)

4(i) Form of Indenture dated as of July 1, 1996 between the Registrant and The First National Bank of Chicago, as Trustee (Filed as Exhibit 4(i) to Registrant's Registration Statement on Form S-3, Commission File No. 333-07691, and incorporated herein by reference)

4(j)  Form of Debt Security (included in Exhibit 4(i))

5(a)(1) Opinion of Davis Polk & Wardwell, counsel for Federal Express
      Corporation, relating to Equipment Trust Certificates**

5(a)(2) Opinion of Davis Polk & Wardwell, counsel for Federal Express
      Corporation, relating to Pass Through Certificates**

5(b)  Opinion of Ray, Quinney & Nebeker, counsel for the Pass Through Trustee**

5(c)  Opinion of Bingham Dana LLP, counsel for the Owner Trustee**

5(d)(1) Opinion of Karen M. Clayborne, Senior Vice President and General
      Counsel of Federal Express Corporation, relating to Equipment Trust Certificates and Pass Through Certificates**

5(d)(2) Opinion of Karen M. Clayborne, Senior Vice President and General
      Counsel of Federal Express Corporation, relating to Debt Securities**

8(a) Tax Opinion of Davis Polk & Wardwell, counsel for Federal Express Corporation (included under the caption "Federal Income Tax
      Consequences" in the Prospectus relating to Pass Through Certificates)

8(b) Tax Opinion of Ray, Quinney & Nebeker, special counsel for the Pass Through Trustee (included under the caption "Certain Utah Taxes" in the Prospectus relating to Pass Through Certificates) (included in Exhibit 5(b))

12    Computation of Ratio of Earnings to Fixed Charges**

15 Letters of Arthur Andersen LLP, independent public accountants (Filed as Exhibits 15.1 to Registrant's FY98 First, Second and Third Quarterly Reports on Form 10-Q, Commission File No. 1-7806, and incorporated herein by reference)

23(a) Consent of Davis Polk & Wardwell, counsel for Federal Express
      Corporation (included in Exhibits 5(a)(1) and 5(a)(2))

23(b) Consent of Ray, Quinney & Nebeker, counsel for the Pass Through Trustee
      (included in Exhibit 5(b))

23(c) Consent of Bingham Dana LLP, counsel for the Owner Trustee (included in
      Exhibit 5(c))

23(d) Consent of Karen M. Clayborne (included in Exhibits 5(d)(1) and 5(d)(2))


23(e) Consent of Arthur Andersen LLP, independent public accountants**


25(a) Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of State Street Bank and Trust Company, as Indenture Trustee and as Pass Through Trustee (Filed as Exhibit 25(a) to Registrant's Registration Statement on Form S-3, Commission File No. 333-07691, and incorporated herein by reference)

25(b) Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Trustee (Filed as
      Exhibit 25(b) to Registrant's Registration Statement on Form S-3, Commission File No. 333-07691, and incorporated herein by reference)

25(c) Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of First Security Bank, National Association (Filed as
      Exhibit 4.a.3 to Registrant's Current Report on Form 8-K dated May 12, 1997, Commission File No. 1-7806, and incorporated herein by reference)
----------
* Separate Indentures, Participation Agreements, Trust Agreements and Lease Agreements will be entered into with respect to each Leased Aircraft in connection with any particular offering of Equipment Trust Certificates or Pass Through Certificates. Separate Indentures and Participation Agreements will be entered into with respect to each Owned Aircraft in connection with an offering of Pass Through Certificates. The Prospectus Supplement for each offering of Equipment Trust Certificates or Pass Through Certificates will set forth any material details in which such Indentures, Participation Agreements, Trust Agreements or Lease Agreements, as the case may be, differ from the corresponding Exhibit for the form of such documents.

**    Filed previously.